Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1
CREDIT AGREEMENT
Dated as of July 31, 2009
among
QUIKSILVER AMERICAS, INC.
as the Lead Borrower
The Other Borrowers From Time to Time Party Hereto
The Guarantors From Time to Time Party Hereto
BANK OF AMERICA, N.A.
as Administrative Agent, Swing Line Lender
and
L/C Issuer,
BANK OF AMERICA, N.A. (acting through its Canada branch)
as Canadian Agent
BANK OF AMERICA, N.A.
GENERAL ELECTRIC CAPITAL CORPORATION
as Co-Collateral Agents,
and
The Other Lenders Party Hereto
BANK OF AMERICA, N.A.,
as Syndication Agent
BANC OF AMERICA SECURITIES LLC
GE CAPITAL MARKETS, INC.
as Joint Lead Arrangers
and Joint Bookrunners

(i)

(ii)

(iii)

(iv)

SCHEDULES
1.01		Domestic Borrowers

1.02		Guarantors

2.01		Commitments and Applicable Percentages

4.01	(a)(x)	Security Documents

4.01	(a)(xi)	Other Loan Documents

5.01		Loan Parties’ Organizational Information

5.05		Material Indebtedness

5.08	(b)(1)	Owned Real Estate

5.08	(b)(2)	Leased Real Estate

5.10		Insurance

5.13		Subsidiaries, including Immaterial Subsidiaries; Other Equity Investments

5.21	(a)	DDAs

5.21	(b)	Credit Card Arrangements

5.22		Brokers

5.24		Material Contracts

6.02		Financial and Collateral Reporting

7.01		Existing Liens

7.02		Existing Investments

7.03		Existing Indebtedness

7.10		Existing Restrictions

10.02		Administrative Agent’s Office; Canadian Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A-1	Domestic Committed Loan Notice

(v)

A-2	Canadian Committed Loan Notice

B-1	Domestic Swing Line Loan Notice

B-2	Canadian Swing Line Loan Notice

C-1	Canadian Note

C-2	Domestic Note

C-3	Canadian Swing Line Note

C-4	Domestic Swing Line Note

D	Compliance Certificate

E-1	Assignment and Assumption (Domestic Lenders)

E-2	Assignment and Assumption (Canadian Lenders)

F-1	Joinder Agreement — Domestic Loan Parties

F-2	Joinder Agreement — Canadian Loan Parties

G	Borrowing Base Certificate

H	Credit Card Processor Notification

I-1	Collateral Access Agreement — Domestic Loan Parties

I-2	Collateral Access Agreement — Canadian Loan Parties

J-1	Customs Broker Agent Agreement (Domestic Loan Parties)

J-2	Customs Broker Agent Agreement (Canadian Loan Parties)

K-1	Domestic Guarantee

K-2	Canadian Guarantee

(vi)

CREDIT AGREEMENT
     This CREDIT AGREEMENT is entered into as of July 31, 2009, among
     QUIKSILVER AMERICAS, INC., a California corporation (the “Lead Borrower”);
     QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company (the “Canadian Borrower”), the Persons named on Schedule 1.01 hereto (collectively, with the Lead Borrower and each other Person that from time to time becomes a “Domestic Borrower” hereunder, the “Domestic Borrowers”);
     QUIKSILVER, INC., a Delaware corporation (the “Parent”);
     the Persons named on Schedule 1.02 hereto (collectively, with each other Person that from time to time becomes a “Guarantor” hereunder, the “Guarantors”);
     each lender from time to time party hereto;
     BANK OF AMERICA, N.A., as Administrative Agent, Syndication Agent, Swing Line Lender and L/C Issuer;
     BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent, Swing Line Lender and L/C Issuer; and
     BANK OF AMERICA, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agents.
     The Borrowers have requested that the Lenders provide certain revolving credit facilities, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Domestic Availability at least equal to the greater of (x) twenty percent (20%) of the Total Loan Cap or (y) $30,000,000. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing (i) so long as such Event of Default is continuing, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Domestic Borrowers’ failure to maintain Domestic Availability as required in clause (ii) of the immediately preceding sentence, until Domestic Availability has equaled or exceeded the greater of (x) twenty percent (20%) of the Total Loan Cap or (y) $30,000,000, for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

     “Acceptable BOL” means with respect to In-Transit Inventory, a tangible, negotiable bill of lading that (i) is issued by a common carrier which is not an Affiliate of the applicable foreign vendor or Borrowing Base Party and which is in actual possession of such In-Transit Inventory or by an Eligible NVOCC; (ii) covers only such In-Transit Inventory; (iii) is issued to the order of a Domestic Borrower or a Canadian Loan Party or, while an Event of Default exists, if so requested by any Agent or, with respect to In-Transit Inventory of a Canadian Loan Party, any Agent, or the Canadian Agent, to the order of the Administrative Agent or the Canadian Agent, as applicable; (iv) is subject to the Administrative Agent’s or the Canadian Agent’s, as applicable, first priority Lien and no other Lien that is not a Permitted Encumbrance; and (v) the Agents and, with respect to In-Transit Inventory of a Canadian Loan Party, the Agents and the Canadian Agent, have not notified the Lead Borrower or the applicable Canadian Loan Party that such bill of lading is not in form and content reasonably acceptable to the Agents and, if applicable, the Canadian Agent.
     “Accommodation Payment” has the meaning provided in Section 10.23(d).
     “Account” means “accounts” as defined in the UCC and in the PPSA, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, province, territory, governmental unit of a state, province or territory, or person licensed or authorized to operate the game by a state, province, territory or governmental unit of a state, province or territory. The term “Account” includes health-care-insurance receivables.
     “ACH” means automated clearing house transfers.
     “Acquisition” means, with respect to any Person, (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger, amalgamation or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of Store locations of any Person (which, for the avoidance of doubt, shall exclude lease improvements and Store build-outs) for which the aggregate consideration payable in connection with such acquisition is $5,000,000 or more in any single transaction or $10,000,000 or more in the aggregate during the Availability Period, in each case in any transaction or group of transactions which are part of a common plan.
     “Additional Commitment Lender” has the meaning provided in Section 2.15(c).
     “Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.
     “Adjustment Date” means the first day of each Fiscal Quarter; provided that, the first Adjustment Date after the Closing Date shall be January 31, 2010.

     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iii) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.
     “Agent Parties” has the meaning specified in Section 10.02(c).
     “Agent(s)” means, individually, the Administrative Agent or any of the Co-Collateral Agents, and collectively means all of them.
     “Aggregate Canadian Commitments” means the Canadian Commitments of all the Canadian Lenders. As of the Closing Date, the Aggregate Canadian Commitments are $15,000,000.
     “Aggregate Domestic Commitments” means the Domestic Commitments of all the Domestic Lenders. As of the Closing Date, the Aggregate Domestic Commitments are $185,000,000.
     “Aggregate Total Commitments” means all Domestic Commitments and all Canadian Commitments. As of the Closing Date, the Aggregate Total Commitments are $200,000,000.
     “Agreement” means this Credit Agreement.
     “Allocable Amount” has the meaning specified in Section 10.23(d).
     “Americas Consolidated” means, when used to modify a financial term, test, statement, or report of the Parent, the application or preparation of such term, test, statement or report (as applicable) based upon the financial condition or operating results of the Parent and the Americas Subsidiaries, calculated or prepared (as the case may be) as if such entities were a consolidated group.
     “Americas Subsidiaries” means, collectively, (a) each direct or indirect Domestic Subsidiary of the Parent, and (b) each Canadian Subsidiary; provided that, in the case of financial statements referred to in Section 4.01(e)(ii), “Americas Subsidiaries” shall also include Quiksilver Industria e Comercio de Artigos Esportivos Ltda., Quiksilver Mexico, S. de R. L. de C.V. and Quiksilver Mexico Service, S. de R. L. de C.V.
     “Applicable Margin” means:
     (a) From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below, unless the Average Daily Domestic Availability requirements for Level II (or lower) have not been satisfied, in which event the Applicable Margin shall be set at Level III. In no event shall the Applicable Margin be set at Level I prior to the first Adjustment Date (even if the Average Daily Domestic Availability requirements for Level I have been satisfied); and
     (b) From and after the first Adjustment Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Domestic Availability for the most recent Fiscal Quarter ended immediately preceding such Adjustment Date; provided however, that notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, any Agent may, and the Administrative Agent shall at the direction of the Required Lenders, immediately increase the Applicable Margin to the percentage set forth in Level III which shall apply for so long as such Event of Default is continuing (even if the Average Daily Domestic Availability requirements for a different Level have been met and without limiting the right of the Administrative Agent or the Required Lenders to charge interest at the Default Rate as provided in Section 2.08(b)); provided further that, if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately and retroactively recalculated at such higher rate for any applicable periods and shall be due and payable (to the extent not already paid) on demand.

	Average Daily Domestic	LIBOR	Domestic Prime	Canadian Prime	BA Rate
Level	Availability	Margin	Rate Margin	Rate Margin	Margin
I	Equal to or greater than 66% of the Total Loan Cap	4.00%	3.00%	3.50%	4.00%
II	Less than 66%, but equal to or greater than 33%, of the Total Loan Cap	4.25%	3.25%	3.75%	4.25%
III	Less than 33% of the Total Loan Cap	4.50%	3.50%	4.00%	4.50%
     “Applicable Percentage” means (a) with respect to any Canadian Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Canadian Commitments represented by the Canadian Commitment of such Canadian Lender at such time and (b) with respect to any Domestic Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Domestic Commitments represented by the Domestic Commitment of such Domestic Lender at such time. As to each Lender, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions has been terminated pursuant to Section 8.02 or if the Aggregate Total Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, at any time of calculation, a per annum rate equal to the Applicable Margin for Loans which are LIBO Rate Loans.
     “Appraisal Percentage” means eighty-five percent (85%).

     “Appraised Value” means the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowing Base Parties’ Eligible Inventory as set forth in the Borrowing Base Parties’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by any Agent.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate of a Lender or (c) an entity or Lender Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means Banc of America Securities LLC and GE Capital Markets, Inc., in their capacities as joint lead arrangers.
     “Assignee Group” means two or more Eligible Assignees that are Lender Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 (Assignment and Assumption (Domestic Lenders)) or Exhibit E-2 (Assignment and Assumption (Canadian Lenders)), as applicable, or any other form approved by the Administrative Agent.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation (other than any Capital Lease Obligation), the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.
     “Audited Financial Statements” means the audited Consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended October 31, 2008, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Parent and its Subsidiaries, including the notes thereto.
     “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
     “Availability Condition” means at the time of determination with respect to any specified transaction or payment, Domestic Availability immediately preceding, and on a pro forma basis on the date thereof and a projected basis for the twelve (12) months immediately following, such transaction or payment was, and is projected to be, equal to or greater than the greater of (a) thirty percent (30%) of the Total Loan Cap and (b) $45,000,000.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Total Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
     “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as any Agent from time to time determines in its Permitted Discretion as reflecting (a) any impediments to (i) the Administrative Agent’s ability to realize upon the Collateral included in the Domestic Borrowing Base or (ii) the Canadian

Agent’s ability to realize upon the Collateral included in the Canadian Borrowing Base, (b) claims and liabilities that (i) any Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral included in the Domestic Borrowing Base or (ii) the Canadian Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral included in the Canadian Borrowing Base, (c) criteria, events, conditions, contingencies or risks which adversely affect any component of the Domestic Borrowing Base or the Canadian Borrowing Base, or the assets, business, financial performance or financial condition of any Borrowing Base Party, or (d) that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, by way of example and not limitation, Availability Reserves may include (but are not limited to), in any Agent’s Permitted Discretion, or with respect to Collateral included in the Canadian Borrowing Base, any Agent’s or the Canadian Agent’s Permitted Discretion, reserves based on: (i) rent; (ii) customs duties, freight charges, taxes, tariffs insurance charges and other charges that may reasonably be expected to come due with respect to any Eligible In-Transit Inventory or any Inventory associated with any Eligible Letter of Credit and other costs associated with Inventory of any Borrowing Base Party which is being imported into the United States or Canada; (iii) outstanding Taxes and other governmental charges due and owing by any Borrowing Base Party but unpaid, including, without limitation, ad valorem, real estate, personal property, sales, goods and services, claims of PBGC and other Governmental Authorities in respect of Plans and other Taxes due and owing by any Borrowing Base Party which may be subject to Liens that have priority over or are pari passu with the Liens of the Administrative Agent or the Canadian Agent in the Collateral; (iv) salaries, wages, vacation pay and benefits due and owing to employees of any Loan Party but unpaid and Canadian Priority Payable Reserves; (v) Customer Credit Liabilities; (v) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals; (vi) unpaid warehousemen’s or bailee’s charges due and owing by any Borrowing Base Party relating to Inventory of any Borrowing Base Party and other Permitted Encumbrances which may have priority over or are pari passu with the Liens of the Administrative Agent or the Canadian Agent in the Collateral; (vii) amounts due to vendors on account of consigned goods of any Borrowing Base Party; (viii) Cash Management Reserves; (ix) Bank Products Reserves; and (x) Dilution Reserves. Upon the determination by any Co-Collateral Agent in its Permitted Discretion that an Availability Reserve should be established or modified, such Co-Collateral Agent shall notify the Administrative Agent and, if applicable, the Canadian Agent, in writing and the Administrative Agent shall thereupon establish or modify such Availability Reserve, subject to the provisions of Section 9.18.
     “Average Daily Domestic Availability” means, as of any date of determination, the average daily Domestic Availability for the immediately preceding Fiscal Quarter.
     “BA Equivalent Loan” means any Canadian Loan in CD$ bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Article II.
     “BA Equivalent Loan Borrowing” means any Committed Borrowing comprised of BA Equivalent Loans.
     “BA Rate” means, for the Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to CD$ bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Business Day), plus five (5) basis points; provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act

(Canada) as selected by the Canadian Agent is then offering to purchase CD$ bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.
     “Bank of America” means Bank of America, N.A., a national banking association, and its successors.
     “Bank of America-Canada Branch” means Bank of America, N.A. (acting through its Canada branch), a banking corporation carrying on business under the Bank Act (Canada).
     “Bank of Canada Overnight Rate” means, on any date of determination, the rate of interest charged by the Bank of Canada on one-day Canadian dollar loans to financial institutions, for such date.
     “Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent, the Canadian Agent, any Lender or any of their respective Lender Affiliates, including, without limitation, on account of (a) Swap Contracts, (b) purchase cards, and (c) leasing, but excluding Credit Extensions and Cash Management Services.
     “Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.
     “BAS” means Banc of America Securities LLC and its successors.
     “Blocked Account” has the meaning provided in Section 6.13(a)(ii).
     “Blocked Account Agreement” means, with respect to a Blocked Account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Co-Collateral Agents and (if a party thereto) the Canadian Agent, establishing control (as defined in the UCC or in the PPSA, as applicable) of such Blocked Account by the Administrative Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties) and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent or the Canadian Agent, as applicable, to the Lead Borrower and the Blocked Account Bank party to such agreement), to comply only with the instructions originated by the Administrative Agent or the Canadian Agent, as applicable, without the further consent of any Loan Party.
     “Blocked Account Bank” means Bank of America, N.A., Bank of America-Canada Branch and each other bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
     “Borrower Materials” has the meaning specified in Section 6.02.
     “Borrowers” means, collectively, the Domestic Borrowers and the Canadian Borrower.
     “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

     “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit G hereto (with such changes therein as may be required by any Agent to reflect the components of and reserves against the Domestic Borrowing Base as provided for hereunder from time to time, and as may be required by the Canadian Agent or any Agent to reflect the components of and reserves against the Canadian Borrowing Base as provided for hereunder from time to time), executed and certified as being accurate and complete in accordance with the terms of the Borrowing Base Certificate, by a Responsible Officer of the Lead Borrower or the Parent (with respect to the Domestic Borrowing Base) and any Canadian Loan Party (with respect to the Canadian Borrowing Base) which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested in advance by any Agent (with respect to the Domestic Borrowing Base) or the Canadian Agent or any Agent (with respect to the Canadian Borrowing Base).
     “Borrowing Base Parties” means, collectively, the Domestic Borrowers and the Canadian Loan Parties, and, in the singular, any one of them.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market; provided that, when used in connection with any Loan to the Canadian Borrower, the term “Business Day” shall also exclude any day on which banks are authorized or required by Law to be closed in Toronto, Ontario, Canada.
     “Canadian Agent” means Bank of America, N.A. (acting through its Canada branch), for its own benefit and the benefit of the other Canadian Credit Parties, or any successor Canadian agent.
     “Canadian Agent’s Office” means the Canadian Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Canadian Agent may from time to time notify the Canadian Borrower and the Canadian Lenders.
     “Canadian Availability” means, as of any date of determination thereof, the result, if a positive number, of:
     (a) the Canadian Loan Cap
               minus
     (b) the Total Canadian Outstandings on such date.
     In calculating Canadian Availability at any time and for any purpose under this Agreement any amount calculated or referenced in Dollars shall also refer to the Equivalent Amount in CD$.
     “Canadian Borrower” has the meaning specified in the introductory paragraph hereto.
     “Canadian Borrowing” means a Committed Canadian Borrowing or a Swing Line Borrowing made to the Canadian Borrower, as the context may require.
     “Canadian Borrowing Base” means, at any time of calculation, an amount in CD$ (or the Equivalent CD$ Amount, if applicable) equal to:

     (a) the face amount of Eligible Credit Card Receivables of the Canadian Loan Parties multiplied by the Credit Card Advance Rate;
          plus
     (b) the face amount of Eligible Trade Receivables of the Canadian Loan Parties (net of Receivables Reserves applicable thereto) multiplied by the Receivables Advance Rate;
          plus
     (c) the Cost of Eligible Inventory (other than Eligible In-Transit Inventory) of the Canadian Loan Parties, net of Inventory Reserves applicable thereto, multiplied by the Appraisal Percentage of the Appraised Value of Eligible Inventory (other than Eligible In-Transit Inventory) of the Canadian Loan Parties;
          plus
     (d) the lesser of (i) $2,250,000 and (ii) the sum of (x) the Cost of Eligible In-Transit Inventory of the Canadian Loan Parties, net of Inventory Reserves applicable thereto, multiplied by the Appraisal Percentage of the Appraised Value of Eligible In-Transit Inventory of the Canadian Loan Parties, and (y) with respect to any Eligible Letter of Credit, the Appraisal Percentage of the Appraised Value of the Inventory of the Canadian Loan Parties supported by such Eligible Letter of Credit, multiplied by the Cost of such Inventory of the Canadian Loan Parties when completed, net of applicable Reserves;
          minus
     (e) the then amount of all Availability Reserves applicable to the Canadian Loan Parties. In no event shall the amount of Availability Reserves subtracted in calculating the Canadian Borrowing Base be duplicative of Availability Reserves subtracted in calculating the Domestic Borrowing Base.
     “Canadian Commitment Fee” has the meaning provided in Section 2.09(a)(ii).
     “Canadian Commitments” means, as to each Canadian Lender, its obligation to (a) make Committed Canadian Loans to the Canadian Borrower pursuant to Section 2.01(b), (b) purchase participations in Canadian L/C Obligations, and (c) purchase participations in Swing Line Loans made to the Canadian Borrower, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Canadian Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Canadian Concentration Account” has the meaning provided in Section 6.13(c).
     “Canadian Credit Extensions” mean each of the following: (a) a Canadian Borrowing and (b) a Canadian L/C Credit Extension.
     “Canadian Credit Party” or “Canadian Credit Parties” means (a) individually, (i) each Canadian Lender and its Lender Affiliates, (ii) the Canadian Agent and its Lender Affiliates, (iii) each L/C Issuer of any Canadian Letter of Credit and (iv) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

     “Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on or prior to the date required to be reimbursed by the Canadian Borrower pursuant to Section 2.03(c)(i) or refinanced as a Committed Canadian Borrowing.
     “Canadian L/C Credit Extension” means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “Canadian L/C Obligations” means, as at any date of determination and without duplication, the aggregate Stated Amount of all outstanding Canadian Letters of Credit plus the aggregate of all Unreimbursed Amounts under Canadian Letters of Credit, including all Canadian L/C Borrowings.
     “Canadian Lenders” means the Lenders having Canadian Commitments from time to time or at any time. Any Person may be a Canadian Lender only if it is a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution deals at arm’s length with each Canadian Loan Party for purposes of the Income Tax Act (Canada).
     “Canadian Letter of Credit” means each Letter of Credit issued hereunder for the account of the Canadian Borrower.
     “Canadian Letter of Credit Sublimit” means an amount equal to $10,000,000. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments. A permanent reduction of the Aggregate Canadian Commitments shall not require a corresponding pro rata reduction in the Canadian Letter of Credit Sublimit; provided, however, that if the Aggregate Canadian Commitments are reduced to an amount less than the Canadian Letter of Credit Sublimit, then the Canadian Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Canadian Borrower’s option, less than) the Aggregate Canadian Commitments.
     “Canadian Liabilities” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Canadian Loan Party arising under any Loan Document or otherwise with respect to any Canadian Loan or Canadian Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Canadian Loan Party or any Lender Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Canadian Liabilities.
     “Canadian Loan” means an extension of credit by a Canadian Lender to the Canadian Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
     “Canadian Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Canadian Commitments and (b) the Canadian Borrowing Base.
     “Canadian Loan Parties” means, collectively, the Canadian Borrower and each Canadian Subsidiary that is a Guarantor of the Canadian Liabilities. “Canadian Loan Party” means any one of such Persons.

     “Canadian Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Lender evidencing Canadian Loans made by such Canadian Lender, substantially in the form of Exhibit C-1.
     “Canadian Overadvance” means a Canadian Credit Extension to the extent that, immediately after the making of such Canadian Credit Extension, the aggregate principal balance of all Canadian Credit Extensions then outstanding exceeds the Canadian Loan Cap as then in effect.
     “Canadian Pension Plan” means an employee pension benefit plan or pension plan that is covered by the Laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) or subject to minimum funding standards and that is either (a) maintained or sponsored by any Canadian Loan Party or any Canadian Subsidiary for employees, (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which any Canadian Loan Party or any Canadian Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions or (c) any other plan with respect to which any Canadian Loan Party has incurred or may incur liability, including contingent liability either to such plan or to any Person, administration or Governmental Authority, including the FSCO. “Canadian Pension Plan” shall not include the group registered retirement savings plan in which the employees of any Canadian Loan Party or any Canadian Subsidiary participate and which is not subject to any pension benefits standards legislation or the registered pension plan provisions of the Income Tax Act (Canada).
     “Canadian Prime Rate” means, for any day, the greater of (i) the rate of interest publicly announced from time to time by the Canadian Agent as its reference rate of interest for loans made in CD$ and designated as its “prime” rate being a rate set by Canadian Agent based upon various factors, including Canadian Agent’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, provided that in the event that the Canadian Agent (including any successor or assignor) does not at any time publicly announce a prime rate, such rate shall be the “prime rate” publicly announced by a Schedule 1 chartered bank in Canada selected by the Canadian Agent, (ii) the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day, plus 0.50%, and (iii) the BA Equivalent Rate for a one month Interest Period as determined on such day, plus 1.0%. Any change in the prime rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on the Canadian Prime Rate hereunder, shall be adjusted simultaneously with any change in the Canadian Prime Rate.
     “Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate.
     “Canadian Priority Payable Reserves” means, without duplication of any other Reserves with respect to the Canadian Loan Parties, such reserves as any Co-Collateral Agent or the Canadian Agent from time to time determines in its Permitted Discretion as being appropriate to reflect any amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to, or pari passu with the Liens of the Administrative Agent or the Canadian Agent, as applicable, and/or any amounts which may represent costs relating to the enforcement of the Liens of the Administrative Agent or the Canadian Agent, as applicable, on the Collateral including, without limitation, any such amounts due and owing by any Borrowing Base Party and not paid for wages (including any amounts protected by the Wage Earner Protection Program Act (Ontario)), amounts due and owing by any Borrowing Base Party and not paid for vacation pay, amounts due and owing by any Borrowing Base Party and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and owing by any Borrowing Base Party and not paid for realty, municipal or similar

Taxes (to the extent impacting personal or movable property) and all amounts currently or past due and owing by any Borrower and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.
     “Canadian Security Documents” means each General Security Agreement, Deed of Hypothec and each other security agreement or other instrument or document executed and delivered by any Canadian Loan Party to the Canadian Agent pursuant to this Agreement or any other Loan Document granting a Lien on assets of any Canadian Loan Party for the benefit of the Canadian Credit Parties, as security for the Canadian Liabilities.
     “Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.
     “Canadian Swing Line Note” means the promissory note of the Canadian Borrower substantially in the form of Exhibit C-3, payable to the order of the applicable Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender to the Canadian Borrower.
     “Canadian Swing Line Sublimit” means an amount equal to the lesser of (a) $1,500,000 and (b) the Aggregate Canadian Commitments. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.
     “Capital Expenditures” means, without duplication and with respect to any Person for any period, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) capitalized under GAAP, but excluding Capital Lease Obligations incurred by a Person during such period. For purposes of this definition, the purchase price of Equipment that is purchased substantially contemporaneously with the trade-in or sale of similar Equipment or with insurance proceeds therefrom shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted to such Person for the Equipment being traded in by the seller of such new Equipment, the proceeds of such sale or the amount of the insurance proceeds, as the case may be.
     “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Collateral Account” means (i) in the case of the Domestic L/C Obligations, an account established by one or more of the Domestic Loan Parties with the Administrative Agent, for its own benefit and the benefit of the other Domestic Credit Parties, at Bank of America under the sole and exclusive dominion and control of the Administrative Agent (subject to the rights of the US Term Loan Agent, Term Loan Collateral Agent and the Euro Term Loan Agent as described in the Intercreditor Agreement), in the name of the Administrative Agent or as the Administrative Agent shall otherwise direct, in which deposits are required to be made by the Domestic Borrowers in respect of the Domestic L/C Obligations in accordance with Section 2.03(g) or Section 8.02(c); and (ii) in the case of the Canadian L/C Obligations, an interest bearing account established by any Canadian Loan Party with the Canadian Agent, for its own benefit and the benefit of the other Canadian Credit Parties, at Bank of America-Canada Branch under the sole and exclusive dominion and control of the Canadian Agent, in the name of the Canadian Agent or as the Canadian Agent shall otherwise direct, in which deposits are required to be made by the Canadian Borrower in respect of the Canadian L/C Obligations in accordance with Section 2.03(g) or Section 8.02(c).
     “Cash Collateralize” has the meaning specified in Section 2.03(g).
     “Cash Dominion Event” means any of (i) the occurrence and continuance of any Event of Default, (ii) the failure of the Borrowers to maintain Domestic Availability for three (3) consecutive Business Days at least equal to the greater of (x) twenty percent (20%) of the Total Loan Cap or (y) $30,000,000, or (iii) at any time after the Closing Date, the failure to either (a) refinance the Pilot SAS Facility or (b) enter into a binding commitment reasonably satisfactory to the Agents to refinance the Pilot SAS Facility (such refinancing to close by no later than the maturity date thereof then in effect), in each case by no later than that date which is fifteen (15) days prior to the maturity date of the Pilot SAS Facility then in effect. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default is continuing, (ii) if such Cash Dominion Event arises as a result of the Borrowers’ failure to maintain Domestic Availability as required under clause (ii) of the immediately preceding sentence, until Domestic Availability is at least equal to the greater of (x) twenty percent (20%) of the Total Loan Cap or (y) $30,000,000 for sixty (60) consecutive calendar days, and/or (iii) if such Cash Dominion Event has occurred due to events described in clause (iii) of the immediately preceding sentence, until such time as the Pilot SAS Facility has been refinanced, or a satisfactory binding commitment to refinance the Pilot SAS Facility (such refinancing to close by no later than the maturity date thereof then in effect) has been entered into; in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Domestic Availability exceeds the required amount for sixty (60) consecutive calendar days and/or the Pilot SAS Facility is refinanced or a binding commitment therefor has been entered into) at all times after a Cash Dominion Event has occurred and been discontinued on three (3) occasions after the Closing Date.
     “Cash Equivalent” means an Investment of any type specified in clauses (a) through (h) in the definition below of the term “Permitted Investment”.
     “Cash Management Reserves “ means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities of the Loan Parties with respect to Cash Management Services then provided or outstanding.
     “Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any Lender or any of their respective Lender Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.
     “CD$” or “Canadian Dollars” means lawful money of Canada.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.
     “CFC” means (a) a Subsidiary that is a controlled foreign corporation under Section 957 of the Code, or (b) an entity treated as disregarded for United States federal income tax purposes that owns more than 65% of the voting Equity Interests of a Subsidiary described in clause (a) of this definition.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, requiring compliance by any Credit Party (or any lending office of such Credit Party or by such Credit Party’s holding company, if any).
     “Change of Control” means an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) Rhône Capital L.P. and its Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
     (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (c) any “change in control” as defined in any document governing Material Indebtedness of any Loan Party; or
     (d) the Parent fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than (i) the Liens in favor of the Administrative Agent or the Canadian Agent under the Security Documents, (ii) Liens securing obligations in respect of the U.S. Term Loan Credit Agreement and loan documents relating thereto, and (iii) Liens securing obligations in respect of the Euro Term Loan Credit Agreement and loan documents relating thereto), except where such failure is as a result of a transaction permitted by the Loan Documents.
     “Closing Date” means July 31, 2009.
     “Co-Collateral Agents” means, collectively, Bank of America and GECC, acting in their capacity as co-collateral agents, each for its own benefit and the benefit of the other Credit Parties, or any successor collateral agent.

     “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.
     “Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property of any Loan Party that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties), as applicable.
     “Collateral Access Agreement” means an agreement substantially in the form attached hereto as Exhibit I-1 (Collateral Access Agreement — Domestic Loan Parties) or Exhibit I-2 (Collateral Access Agreement — Canadian Loan Parties) or otherwise reasonably satisfactory in form and substance to the Agents (with respect to any location of the Domestic Loan Parties) or the Canadian Agent or any Agent (with respect to any location of the Canadian Loan Parties), executed by (a) a bailee or other Person in possession of Collateral, or (b) a landlord of Real Estate leased by any Borrowing Base Party, in each case, pursuant to which such landlord, bailee or other Person (i) acknowledges the Lien granted to the Administrative Agent or the Canadian Agent, as applicable, on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Administrative Agent or the Canadian Agent, as applicable, with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord (x) provides the Administrative Agent or the Canadian Agent, as applicable, with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate, and (y) agrees to give the Administrative Agent or the Canadian Agent, as applicable, reasonable prior notice before terminating the lease covering such Real Estate and an opportunity to cure any default of the applicable tenant if the Administrative Agent or the Canadian Agent, as applicable, so elects.
     “Collateral Issues” has the meaning given such term in Section 9.18.
     “Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, bankers’ acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.
     “Commitment” means, as to each Lender, its Domestic Commitment and its Canadian Commitment.
     “Commitment Fee Adjustment Date” means the first day of each calendar quarter.
     “Commitment Increase” has the meaning provided in Section 2.15(a).
     “Committed Borrowing” means each Committed Canadian Borrowing and each Committed Domestic Borrowing.
     “Committed Canadian Borrowing” means a borrowing consisting of simultaneous Committed Canadian Loans of the same Type and, in the case of BA Equivalent Loans or LIBO Rate Loans, having the same Interest Period made by each of the Canadian Lenders pursuant to Section 2.01.
     “Committed Canadian Loan” means any loan at any time made by any Canadian Lender pursuant to Section 2.01.

     “Committed Domestic Borrowing” means a borrowing consisting of simultaneous Committed Domestic Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Domestic Lenders pursuant to Section 2.01.
     “Committed Domestic Loan” means any loan at any time made by any Domestic Lender pursuant to Section 2.01.
     “Committed Loan” means any loan at any time made by any Lender (including, without limitation, any Committed Domestic Loan and any Committed Canadian Loan) pursuant to Section 2.01.
     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of a Committed Loan from one Type to the other, or (c) a continuation of a LIBO Rate Loan or a BA Equivalent Loan, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A-1 (Domestic Committed Loan Notice) or Exhibit A-2 (Canadian Committed Loan Notice), as applicable.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.
     “Consent” means (a) actual written consent given by a Lender from whom such consent is sought; or (b) the passage of ten (10) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice that such Lender objects to such course of action.
     “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
     “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent and the Americas Subsidiaries on an Americas Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) costs, fees and expenses in connection with the Loan Documents, the Term Loan Documents and the other transactions occurring on or about the Closing Date, (vi) costs, fees and expenses of business consultants, advisors and other outside professionals incurred prior to July 31, 2009, not to exceed $2,000,000, (vii) impairment charges and asset write-offs pursuant to GAAP and any non-cash stock compensation expenses, and (viii) other non-cash restructuring, severance and integration charges reducing such Consolidated Net Income (provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent in such future period) (in each case of or by the Parent and the Americas Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Parent and the Americas Subsidiaries for such Measurement Period), all as determined on an Americas Consolidated basis, in accordance with GAAP, as applicable.
     “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recently completed Measurement Period minus (ii) Capital

Expenditures paid in cash during such Measurement Period minus (iii) the aggregate amount of Federal, state, local, provincial, territorial, municipal and foreign income taxes paid in cash during such Measurement Period (net of federal, state, local, provincial, territorial, municipal and foreign income tax refunds received in cash during such Measurement Period) to (b) the sum of (i) Debt Service Charges for such Measurement Period plus (ii) the aggregate amount of all Restricted Payments paid in cash by the Parent during such Measurement Period, in each case, of or by the Parent and the Americas Subsidiaries (other than clause (b)(ii) above), and determined on an Americas Consolidated basis, in accordance with GAAP, as applicable.
     “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses , in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest, in accordance with GAAP in each case of or by the Parent and the Americas Subsidiaries for the most recently completed Measurement Period, all as determined on an Americas Consolidated basis.
     “Consolidated Net Income” means, as of any date of determination, the net income of the Parent and the Americas Subsidiaries for the most recently completed Measurement Period, all as determined on an Americas Consolidated basis, in accordance with GAAP, as applicable; provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Parent’s equity in any net loss of any such Americas Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.
     “Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowing Base Parties, the Borrowing Base Parties’ purchase journals or the Borrowing Base Parties’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowing Base Parties’ calculation of cost of goods sold.
     “Covenant Compliance Event” means, as of any date, Domestic Availability at any time is less than the greater of (x) fifteen percent (15%) of the Total Loan Cap or (y) $30,000,000. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until Domestic Availability is at least equal to the greater of (x) fifteen percent (15%) of the Total Loan Cap or (y) $30,000,000 for sixty (60) consecutive calendar days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.
     “Credit Card Advance Rate” means eighty-five percent (85%).
     “Credit Card Notifications” has the meaning provided in Section 6.13(a)(i).
     “Credit Card Receivables” means each Account, together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard and American Express and such other issuers approved by the Agents (such approval not to be unreasonably withheld)) to a Borrowing Base Party resulting from charges by a customer of a Borrowing Base Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Borrowing Base Party, or services performed by a Borrower, in each case in the ordinary course of its business.
     “Credit Extension” means each of (a) a Canadian Credit Extension and (b) a Domestic Credit Extension.
     “Credit Party” or “Credit Parties” means (a) individually, (i) each Canadian Credit Party, (ii) each Domestic Credit Party, (iii) the Arrangers, (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) each Lender Affiliate of any Domestic Lender or Canadian Lender or the Administrative Agent or Canadian Agent providing Cash Management Services or Bank Products to a Loan Party, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.
     “Credit Party Expenses” means: (a) all reasonable and documented out-of-pocket expenses incurred by any of the Agents, the Canadian Agent, the Arrangers and their respective Lender Affiliates, in connection with this Agreement and the other Loan Documents, including, without limitation (but in any event subject to the limitations described hereinbelow), (i) the reasonable and documented fees, charges and disbursements of (A) counsel for any of the Agents, the Canadian Agent, and the Arrangers (limited to not more than one primary counsel (except in the case of counsel to GECC’s and GECM’s incurred in connection with the initial closing of the credit facility provided under this Agreement, subject to the limitation described in the proviso below) and necessary local counsel (limited to one local counsel per jurisdiction except in the case of Canadian counsel to GECC incurred in connection with the initial closing of the credit facility provided in this Agreement)), (B) outside consultants for any of the Agents and the Canadian Agent, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout or restructuring negotiations in respect of the Obligations, and (ii) all reasonable and documented out-of-pocket expenses incurred in connection with (A) the syndication of the credit facility provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the other Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout or restructuring negotiations in respect of any Obligations; provided that, notwithstanding anything to the contrary contained herein, the aggregate amount included in the definition of Credit Party Expenses on account of fees, charges and disbursements of counsel to GECC and GECM incurred in connection with the initial closing of the credit facility provided under this Agreement shall be limited to $200,000 inclusive of the fees, charges and disbursements of such Credit Parties’ Canadian counsel; and (b) with respect to the L/C Issuer and its Lender Affiliates, all reasonable and documented out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable and documented out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the Canadian Agent, the Arrangers, the L/C Issuer or any Lender Affiliate of any of them in connection with the enforcement of the Credit Parties’ rights and remedies under any of the Loan Documents or applicable Law including in the course of any work-out or restructuring of the Loans or other Obligations during the pendency of any Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).
     “Customer Credit Liabilities” means, at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowing Base Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Borrowing Base Parties.
     “Customs Broker Agreement” means an agreement substantially in the form attached hereto as Exhibit J-1 (with respect to any Domestic Borrower), Exhibit J-2 (with respect to any Canadian Loan Party), or otherwise in form and substance reasonably satisfactory to the Agents and (if a party thereto) the Canadian Agent, among a Borrowing Base Party, a customs broker, NVOCC or carrier, and the Administrative Agent or the Canadian Agent, as applicable, in which the customs broker, NVOCC or carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Administrative Agent or the Canadian Agent, as applicable, and agrees, upon notice from the Administrative Agent or the Canadian Agent, as applicable, to hold and dispose of the subject Inventory and other property solely as directed by the Administrative Agent or the Canadian Agent, as applicable.
     “DDA” means any checking, savings or other deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral or the proceeds of Collateral and the Credit Parties shall have no duty to inquire as to the source of the amounts on deposit in any DDA.
     “Debt Service Charges” means, for any Measurement Period, the sum of (a) Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period, plus (b) the principal amount of all scheduled amortization payments made in cash or required to be made in cash by the Parent or the Americas Subsidiaries on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, any Capital Lease Obligations) during such Measurement Period, in each case determined on an Americas Consolidated basis, in accordance with GAAP, as applicable.
     “Debtor Relief Laws” means each of (i) the Bankruptcy Code of the United States, (ii) the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), and (iii) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, or Canadian Liabilities, an interest rate equal to (i) the Prime Rate plus (ii) the Applicable Margin, if any, applicable to Domestic Prime Rate Loans, plus (iii) two percent (2%) per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such LIBO Rate Loan plus two percent (2%) per annum; (b) when used with respect to Canadian Liabilities, an interest rate equal to (i) the Canadian Prime Rate plus (ii) the Applicable Margin, if any, applicable to Canadian Prime Rate Loans, plus (iii) two percent (2%) per annum; provided, however, that with respect to a (A) LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such LIBO Rate Loan plus two percent (2%) per annum, and (B) BA Equivalent Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such BA Equivalent Loan plus two percent (2%) per annum; and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus two percent (2%) per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, the Canadian Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent by the Administrative Agent in good faith or become the subject of any proceeding under any Debtor Relief Law.
     “Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the L/C Issuer or the Swing Line Lender believes in good faith that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent by the Administrative Agent in good faith or become the subject of any proceeding under any Debtor Relief Law.
     “Dilution Percent” means, for any period, that percentage reasonably determined by the Agents in their Permitted Discretion (with respect to the Domestic Borrowing Base) or the Canadian Agent and the Agents in their Permitted Discretion (with respect to the Canadian Borrowing Base) by dividing (a) the amount of charge-offs, returns of goods purchased from the Borrowing Base Parties and any other non-cash reductions to trade receivables during such period which had, at the time of sale, resulted in the creation of a trade receivable, by (b) the amount of sales (exclusive of sales and other similar taxes) of the Borrowing Base Parties during such period.
     “Dilution Reserve” means a Reserve in amounts established by any Agent (with respect to the Domestic Borrowing Base) or the Canadian Agent or any Agent (with respect to the Canadian Borrowing Base) from time to time in its Permitted Discretion as being appropriate to reflect that the Dilution Percent is or is reasonably anticipated to be greater than five percent (5%).
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that do not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable (other than solely for Equity Interests that do not constitute Disqualified Stock)

at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the any Loan Party may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
     “Dollars” and “$” mean lawful money of the United States.
     “Domestic Availability” means, as of any date of determination thereof, the result, if a positive number, of:
     (a) the Domestic Loan Cap
               Minus
     (b) the Total Domestic Outstandings on such date.
     “Domestic Borrowers” has the meaning specified in the introductory paragraph hereto.
     “Domestic Borrowing” means a Committed Domestic Borrowing or a Swing Line Borrowing made to the Domestic Borrowers, as the context may require.
     “Domestic Borrowing Base” means, at any time of calculation, an amount equal to:
     (a) the face amount of Eligible Credit Card Receivables of the Domestic Borrowers multiplied by the Credit Card Advance Rate;
          plus
     (b) the face amount of Eligible Trade Receivables of the Domestic Borrowers (net of Receivables Reserves applicable thereto) multiplied by the Receivables Advance Rate;
          plus
     (c) the Cost of Eligible Inventory (other than Eligible In-Transit Inventory) of the Domestic Borrowers, net of Inventory Reserves applicable thereto, multiplied by the Appraisal Percentage of the Appraised Value of Eligible Inventory (other than Eligible In-Transit Inventory) of the Domestic Borrowers;

          plus
     (d) the lesser of (i) $27,750,000 and (ii) the sum of (x) the Cost of Eligible In-Transit Inventory of the Domestic Borrowers, net of Inventory Reserves applicable thereto, multiplied by the Appraisal Percentage of the Appraised Value of Eligible In-Transit Inventory of the Domestic Borrowers, and (y) with respect to any Eligible Letter of Credit, the Appraisal Percentage of the Appraised Value of the Inventory of the Domestic Borrowers supported by such Eligible Letter of Credit, multiplied by the Cost of such Inventory of the Domestic Borrowers when completed, net of applicable Reserves;
          minus
     (e) the then amount of all Availability Reserves applicable to the Domestic Borrowers. In no event shall the amount of Availability Reserves subtracted in calculating the Domestic Borrowing Base be duplicative of Availability Reserves subtracted in calculating the Canadian Borrowing Base.
     “Domestic Commitment Fee” has the meaning provided in Section 2.09(a)(i).
     “Domestic Commitments” means, as to each Domestic Lender, its obligation to (a) make Committed Domestic Loans to the Domestic Borrowers pursuant to Section 2.01, (b) purchase participations in Domestic L/C Obligations, and (c) purchase participations in Swing Line Loans made to the Domestic Borrowers, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Domestic Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Domestic Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Domestic Concentration Account” has the meaning provided in Section 6.13(c).
     “Domestic Credit Extensions” mean each of the following: (a) a Domestic Borrowing and (b) a Domestic L/C Credit Extension.
     “Domestic Credit Party” or “Domestic Credit Parties” means (a) individually, (i) each Domestic Lender and its Lender Affiliates, (ii) the Agents and their respective Lender Affiliates, (iii) each L/C Issuer of any Domestic Letter of Credit and (iv) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.
     “Domestic L/C Borrowing” means an extension of credit resulting from a drawing under any Domestic Letter of Credit which has not been reimbursed on or prior to the date required to be reimbursed by the Domestic Borrowers pursuant to Section 2.03(c)(i) or refinanced as a Committed Domestic Borrowing.
     “Domestic L/C Credit Extension” means, with respect to any Domestic Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “Domestic L/C Obligations” means, as at any date of determination and without duplication, the aggregate Stated Amount of all outstanding Domestic Letters of Credit plus the aggregate of all Unreimbursed Amounts under Domestic Letters of Credit, including all Domestic L/C Borrowings.
     “Domestic Lenders” means the Lenders having Domestic Commitments from time to time or at any time.

     “Domestic Letter of Credit” means each Letter of Credit issued hereunder for the account of the Domestic Borrowers.
     “Domestic Letter of Credit Sublimit” means an amount equal to $92,500,000. The Domestic Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments. A permanent reduction of the Aggregate Domestic Commitments shall not require a corresponding pro rata reduction in the Domestic Letter of Credit Sublimit; provided, however, that if the Aggregate Domestic Commitments are reduced to an amount less than the Domestic Letter of Credit Sublimit, then the Domestic Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Domestic Commitments.
     “Domestic Loan” means an extension of credit by a Domestic Lender to the Domestic Borrowers under Article II in the form of a Committed Loan or a Swing Line Loan.
     “Domestic Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Domestic Commitments or (b) the Domestic Borrowing Base.
     “Domestic Loan Parties” means, collectively, the Parent, the Domestic Borrowers and each Domestic Subsidiary that is a Guarantor of the Obligations. “Domestic Loan Party” means any one of such Persons.
     “Domestic Note” means a promissory note made by the Domestic Borrowers in favor of a Domestic Lender evidencing Domestic Loans made by such Domestic Lender, substantially in the form of Exhibit C-2.
     “Domestic Overadvance” means a Domestic Credit Extension to the extent that, immediately after the making of such Domestic Credit Extension, the aggregate principal balance of all Domestic Credit Extensions then outstanding exceeds the Domestic Loan Cap as then in effect.
     “Domestic Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Domestic Prime Rate Loan” means a Loan that bears interest based on the Prime Rate.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Domestic Swing Line Note” means the promissory note of the Domestic Borrowers substantially in the form of Exhibit C-4, payable to the order of the applicable Swing Line Lender, evidencing the Swing Line Loans made by such Swing Line Lender to the Domestic Borrowers.
     “Domestic Swing Line Sublimit” means an amount equal to the lesser of (a) $20,00,000 and (b) the Aggregate Domestic Commitments. The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments.
     “Eligible Assignee” means (a) a Lender or any of its Lender Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Lender Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent or any of its Subsidiaries or other Affiliates, or the US Term Loan Agent or the Euro Term Loan Agent, or any of their respective Lender Affiliates or Subsidiaries except in connection with the exercise of the purchase right, as set forth in Section 5.4 of the Intercreditor Agreement.
     “Eligible Credit Card Receivables” means, at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrowing Base Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Borrowing Base Party, and (ii) in each case is acceptable to the Agents (with respect to Credit Card Receivables of a Domestic Borrower) or the Canadian Agent and the Agents (with respect to Credit Card Receivables of the Canadian Loan Parties), as applicable, in their Permitted Discretion, and is not ineligible for inclusion in the calculation of the Canadian Borrowing Base or the Domestic Borrowing Base, as applicable, pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrowing Base Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication of any Reserve or any of clauses (a) through (k) below or otherwise, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrowing Base Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrowing Base Party to reduce the amount of such Credit Card Receivable. Any Credit Card Receivable meeting the foregoing criteria shall be deemed to be an Eligible Credit Card Receivable but only as long as such Credit Card Receivable is not included within any of the following categories, in which case such Credit Card Receivable shall not constitute an Eligible Credit Card Receivable, unless otherwise agreed by the Agents and (if applicable) the Canadian Agent:
     (a) Credit Card Receivables which do not constitute an “Account” (as defined in the UCC or the PPSA, as applicable);
     (b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;
     (c) Credit Card Receivables with respect to which a Borrowing Base Party does not have good and valid title, free and clear of any Lien (other than Liens granted to the Administrative Agent or the Canadian Agent, as applicable, pursuant to the Security Documents and other Permitted Encumbrances not having priority over, or that are pari passu with, the Lien of the Administrative Agent or the Canadian Agent under applicable Law);
     (d) Credit Card Receivables that are not subject to a first priority Lien in favor of the Administrative Agent or the Canadian Agent, as applicable, pursuant to the Security Documents (other than Permitted Encumbrances not having priority over, or that are pari passu with, the Lien of the Administrative Agent or the Canadian Agent under applicable Law) (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);
     (e) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (but only to the extent of such disputed amount, claim, counterclaim, offset or chargeback);
     (f) Credit Card Receivables as to which the processor has the right under certain circumstances to require a Borrowing Base Party to repurchase the Accounts from such credit card processor;
     (g) Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any proceeding under any Debtor Relief Law;
     (h) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;
     (i) Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables or which are not payable in Dollars (with respect to Credit Card Receivables of a Domestic Borrower) or in Dollars or CD$ (with respect to Credit Card Receivables of a Canadian Loan Party);
     (j) Credit Card Receivables which are evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent or the Canadian Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent or the Canadian Agent, as applicable; or
     (k) Credit Card Receivables which any Agent or, if applicable, the Canadian Agent, determines in its Permitted Discretion to be uncertain of collection.
     Subject to Section 9.18, the Agents shall have the right to establish or modify or eliminate Reserves against Eligible Credit Card Receivables from time to time in their Permitted Discretion.
     “Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:
     (a) Which satisfies all of the requirements for Eligible Inventory other than the requirement that it be located in the United States (with respect to In-Transit Inventory of a Domestic Borrower) or Canada (with respect to In-Transit Inventory of a Canadian Loan Party);
     (b) Which has been fully paid for by the applicable Borrowing Base Party, or, alternatively, for which the full purchase price thereof is secured by a Commercial Letter of Credit issued under this Agreement;
     (c) For which title to such In-Transit Inventory has passed to such Borrowing Base Party;
     (d) For which the purchase order is in the name of such Borrowing Base Party;

     (e) Which is scheduled for delivery within thirty (30) days or less from the date of shipment;
     (f) For which an Acceptable BOL has been issued and in each case as to which the Administrative Agent or the Canadian Agent, as applicable, has possession of the Acceptable BOL which evidences ownership of the subject In-Transit Inventory (which possession requirement can be satisfied by the delivery of a Customs Broker Agreement from any third party with possession over such Acceptable BOL);
     (g) Which is in the possession of a common carrier or Eligible NVOCC which issued the Acceptable BOL in respect of such In-Transit Inventory;
     (h) The common carrier (to the extent an NVOCC has not engaged such common carrier), NVOCC and customs broker (as applicable) with respect to such In-Transit Inventory has entered into a Customs Broker Agreement which is then in effect; and
     (i) Which is fully insured by marine cargo and other insurance in accordance with Section 5.10.
     Subject to Section 9.18, the Agents shall have the right to establish or modify or eliminate Reserves against Eligible In-Transit Inventory from time to time in their Permitted Discretion.
     “Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) items of Inventory of a Borrowing Base Party (other than Eligible In-Transit Inventory) that are raw materials or finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Agents (with respect to Inventory of a Domestic Borrower) or the Canadian Agent and the Agents (with respect to Inventory of a Canadian Loan Party), as applicable, in their Permitted Discretion, to be eligible for inclusion in the calculation of the Canadian Borrowing Base or the Domestic Borrowing Base, as applicable (including blank t-shirts which otherwise satisfy the requirements set forth in this definition), in each case that, except as otherwise agreed by the Agents and, if applicable, the Canadian Agent, complies in all material respects with each of the representations and warranties respecting Inventory made by a Borrowing Base Party in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Agents and, if applicable, the Canadian Agent, the following items of Inventory shall not be included in Eligible Inventory:
     (a) Inventory that is not solely owned by a Borrowing Base Party or a Borrowing Base Party does not have good and valid title thereto;
     (b) Inventory that is leased by or is on consignment to a Borrowing Base Party or that is consigned by a Borrowing Base Party to a Person which is not a Loan Party;
     (c) Inventory (other than Eligible In Transit Inventory) that (i) is not located in the United States in the case of Inventory of a Domestic Borrower (excluding territories or possessions thereof) or Canada in the case of Inventory of a Canadian Loan Party (excluding territories or possessions thereof), (ii) is in transit, (iii) is located at a location that is not owned or leased by a Borrowing Base Party, except to the extent that a Collateral Access Agreement executed by the Person owning any such location is delivered to the Administrative Agent or the Canadian Agent, as applicable, or (iv) is in the possession of any Person who is a processor;

     (d) Inventory that is located in a distribution center leased by a Borrowing Base Party unless the applicable lessor has delivered to the Administrative Agent, if requested by any Agent or (if applicable) the Canadian Agent, a Collateral Access Agreement;
     (e) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials (but excluding blank t-shirts), or that constitute spare parts, display, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrowing Base Party’s business, (iv) are seasonal in nature and which have been packed away for sale in a subsequent season, (v) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (vi) are bill and hold goods, or (vii) are of a type which is not held for sale by the Borrowing Base Parties in the ordinary course of their business;
     (f) Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent or the Canadian Agent, as applicable, pursuant to the Security Documents (other than Permitted Encumbrances not having priority over, or that are pari passu with, the Lien of the Administrative Agent or the Canadian Agent under applicable Law, or having priority but acceptable to the Co-Collateral Agents and, if applicable, the Canadian Agent in their Permitted Discretion);
     (g) Inventory that consists of samples, labels, bags, and other similar non-merchandise categories;
     (h) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;
     (i) Inventory that has been sold but not yet delivered or as to which a Borrowing Base Party has accepted a deposit;
     (j) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party which any Borrowing Base Party or any of their Subsidiaries has received notice of a dispute in respect of any such agreement or which would require the payment of fees or royalties to or the consent of the licensor under such agreement for any sale or other disposition of such Inventory by the Administrative Agent or the Canadian Agent, unless the Agents and, if applicable, the Canadian Agent, have reviewed the underlying agreements and determined the terms to be acceptable, and subject to the imposition of a Reserve for the payment of any such fees or royalties; or
     (k) Inventory acquired in a Permitted Acquisition or series of related Permitted Acquisitions if the aggregate fair market value of the Inventory of the Borrowing Base Parties acquired in connection with such Permitted Acquisition or series of related Permitted Acquisitions exceeds $5,000,000, unless and until the Co-Collateral Agents, and, if applicable, the Canadian Agent have (i) completed or received an appraisal of such Inventory from appraisers reasonably satisfactory to the Co-Collateral Agents, and, if applicable, the Canadian Agent, and such other due diligence as the Co-Collateral Agents, and, if applicable, the Canadian Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Co-Collateral Agents, and, if applicable, the Canadian Agent, and (ii) established an Inventory advance rate and Inventory Reserves (if applicable) therefor, and (iii) otherwise agreed that such Inventory shall be deemed Eligible Inventory in their Permitted Discretion.

     Subject to Section 9.18, the Agents and, if applicable, the Canadian Agent shall have the right to establish or modify or eliminate Reserves against Eligible Inventory from time to time in their Permitted Discretion.
     “Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the full purchase price of Inventory (other than In-Transit Inventory), (a) which Inventory does not constitute Eligible In-Transit Inventory and for which no Acceptable BOL or other documents of title have then been issued; (b) which Commercial Letter of Credit (i) has an expiry within thirty (30) days of the date of determination, and (ii) provides that such Commercial Letter of Credit may be drawn only after the Inventory is completed and after an Acceptable BOL has been issued for such Inventory; and (c) with respect to the Inventory to be purchased with such Commercial Letter of Credit, such Inventory satisfies all of the requirements for Eligible In-Transit Inventory other than the requirement set forth in clause (e) of the definition of the term herein.
     “Eligible NVOCC” means, with respect to any In-Transit Inventory, an NVOCC for such In-Transit Inventory that (i) is not an Affiliate of a Borrowing Base Party or the applicable foreign vendor and is otherwise acceptable to the Agents and, with respect to In-Transit Inventory of a Canadian Loan Party, the Canadian Agent; (ii) is engaged by a Domestic Borrower or a Canadian Loan Party as freight forwarder with respect to such In-Transit Inventory; (iii) has received from the carrier a tangible bill of lading with respect to such In-Transit Inventory that names such NVOCC as consignee; (iv) has issued an Acceptable BOL to the order of a Borrowing Base Party in respect of such In-Transit Inventory; and (v) has entered into a Customs Broker Agreement which is then in effect.
     “Eligible Trade Receivables” means Accounts arising from the sale of a Borrowing Base Party’s Inventory (other than those consisting of Credit Card Receivables) that satisfy the following criteria at the time of creation and continue to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Borrowing Base Party from an account debtor, and in each case originated in the ordinary course of business of such Borrowing Base Party, and (ii) in each case is acceptable to the Agents (with respect to Accounts of a Domestic Borrower) or the Canadian Agent and the Agents (with respect to Accounts of a Canadian Loan Party), as applicable, in their Permitted Discretion, and is not ineligible for inclusion in the calculation of the Canadian Borrowing Base or the Domestic Borrowing Base, as applicable, pursuant to any of clauses (a) through (v) below. Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Borrowing Base Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrowing Base Party may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Borrowing Base Party to reduce the amount of such Eligible Trade Receivable. Any Account meeting the foregoing criteria shall be deemed to be an Eligible Trade Receivable but only as long as such Account is not included within any of the following categories, in which case such Account shall not constitute an Eligible Trade Receivable, unless otherwise agreed by the Agents and (if applicable) the Canadian Agent:
     (a) Accounts that are not evidenced by an invoice;
     (b) Accounts (i) that have been outstanding for more than ninety (90) days from the original invoice date (or, with respect to Accounts having an aggregate face amount of not more than $5,000,000, one hundred twenty (120) days from the original invoice date) or (ii) that are more than sixty (60) days past the due date;

     (c) Accounts due from any account debtor if fifty percent (50%) or more of Accounts due from account debtor are ineligible under the provisions of clause (b) above;
     (d) Accounts with respect to which a Borrowing Base Party does not have good and valid title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent pursuant to the Security Documents and other Permitted Encumbrances not having priority over, or that are pari passu with, the Lien of the Administrative Agent or the Canadian Agent under applicable Law);
     (e) Accounts that are not subject to a first priority security interest in favor of the Administrative Agent or the Canadian Agent, as applicable, pursuant to the Security Documents (other than Permitted Encumbrances not having priority over, or that are pari passu with, the Lien of the Administrative Agent or the Canadian Agent under applicable Law);
     (f) Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;
     (g) Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a Borrowing Base Party;
     (h) Accounts which are owed by any account debtor whose principal place of business is not within the United States (with respect to Inventory of a Domestic Borrower) or Canada (with respect to Inventory of a Canadian Loan Party);
     (i) Accounts which are owed by any Affiliate or any employee of a Loan Party;
     (j) Accounts for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Agents have not been duly obtained, effected or given and are not in full force and effect;
     (k) Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;
     (l) Accounts due from (i) the federal government of the United States of America unless such Accounts have been assigned by the applicable Borrowing Base Party to the Administrative Agent in accordance with the Federal Assignment of Claims Act of 1940 or (ii) the federal government of Canada or a political subdivision thereof, or any province or territory, or any municipality or department or agency or instrumentality thereof unless the provisions of the Financial Administration Act (Canada) or any applicable provincial, territorial or municipal law of similar purpose and effect restricting the assignment thereof, as the case may be, have been complied with, or any other Governmental Authority except to the extent reasonably acceptable to the Co-Collateral Agents and, if applicable, the Canadian Agent; and in any event such Accounts described in this subsection shall not exceed $6,000,000 at any time outstanding;
     (m) Accounts (i) owing from any Person that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries unless such Person has waived any right of setoff in a manner reasonably acceptable to the Agents and, if applicable, the Canadian Agent, or (ii)

representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;
     (n) Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return;
     (o) Accounts arising out of sales to account debtors outside the United States (with respect to Accounts of a Domestic Borrower) or Canada (with respect to Accounts of a Canadian Loan Party), unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, reasonably acceptable to the Agents and, if applicable, the Canadian Agent;
     (p) Accounts payable other than in Dollars (with respect to Accounts of a Domestic Borrower) or in Dollars or CD$ (with respect to Accounts of a Canadian Loan Party);
     (q) Accounts evidenced by a judgment, chattel paper, promissory note or other instrument;
     (r) Accounts consisting of amounts due from vendors as rebates or allowances, or as finance or interest charges;
     (s) Accounts which are in excess of the credit limit for such account debtor established by a Borrowing Base Party in the ordinary course of business and consistent with past practices;
     (t) Accounts which include extended payment terms (datings) beyond those generally furnished to other account debtors in the ordinary course of business;
     (u) Accounts due from an account debtor and its Affiliates, where the aggregate amount due on such Accounts to the Borrowing Base Parties at any time exceeds fifteen percent (15%) of the total Eligible Trade Receivables then due to the Borrowing Base Parties, only to the extent of such amount in excess of fifteen percent (15%) of the total Eligible Trade Receivables due to the Borrowing Base Parties; or
     (v) Accounts which any Agent and, if applicable, the Canadian Agent, determines in its Permitted Discretion to be unacceptable for borrowing.
     Subject to Section 9.18, the Agents and, if applicable, the Canadian Agent, shall have the right to establish or modify or eliminate Reserves against Eligible Trade Receivables from time to time in their Permitted Discretion.
     “Environmental Laws” means any and all federal, state, provincial, territorial, municipal, local, and foreign statutes, laws, regulations, ordinances, final and enforceable rules, judgments, orders, decrees or governmental restrictions governing pollution and the protection of the environment or the release of any materials into the environment, including those governing Hazardous Materials, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement imposing liability under Environmental Law or for Hazardous Materials.
     “Environmental Permit” means any permit, approval, license or other authorization required under any Environmental Law.
     “Equipment” shall mean “equipment”, as defined in the UCC or in the PPSA, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Loan Party’s business, and any and all accessions or additions thereto, and substitutions therefor.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person.
     “Equivalent Amount” means, on any date, the rate at which Canadian Dollars may be exchanged into Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen BOFC on the immediately preceding Business Day. In the event that such rate does not appear on such Reuters page, “Equivalent Amount” shall mean, on any date, the amount of Dollars into which an amount of Canadian Dollars may be converted or the amount of Canadian Dollars into which an amount of Dollars may be converted, in either case, at, in the case of the Canadian Borrower, the Canadian Agent’s spot buying rate in Toronto as at approximately 12:00 noon (Toronto time) on such date and, in the case of a Domestic Borrower, the Administrative Agent’s spot buying rate in New York as at approximately 12:00 noon (New York City time) on the immediately preceding Business Day.
     “Equivalent CD$ Amount” means, on any day with respect to any amount of Dollars, the amount of Canadian Dollars which would be required to buy such amount of Dollars using the spot rate of the Bank of Canada at approximately 12:00 noon (Toronto time) on the day or, if such day is not a Business Day, on the Business Day immediately preceding such day.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under

Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
     “Euro Term Loan Agent” means Rhône Group L.L.C., in its capacity as agent for the lenders under the Euro Term Loan Credit Agreement, together with any successor agent (including pursuant to any Permitted Amendment/Refinancing of the Euro Term Loan Credit Agreement).
     “Euro Term Loan Credit Agreement” means that certain Credit Agreement dated as of the Closing Date among the Parent, Mountain & Wave S.à r.l., the lenders party thereto and the Euro Term Loan Agent (including any Permitted Amendment/Refinancing thereof).
     “Event of Default” has the meaning specified in Section 8.01.
     “Excluded Taxes” means, with respect to any Agent, the Canadian Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it is otherwise treated as doing business, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender (other than a Canadian Lender or an assignee pursuant to a request by the Lead Borrower under Section 10.13) or L/C Issuer, any withholding tax that is imposed on amounts payable to such Foreign Lender or L/C Issuer at the time such Foreign Lender or L/C Issuer becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s or L/C Issuer’s failure or inability (other than as a result of a Change in Law after such Foreign Lender or L/C Issuer becomes a party hereto) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 3.01(a), and (d) in the case of a Canadian Lender (other than an assignee pursuant to a request by the Canadian Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Canadian Lender at the time such Canadian Lender becomes a party to this Agreement (or designates a new Lending Office) or is attributable to such Canadian Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Canadian Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Canadian Borrower with respect to such withholding tax pursuant to Section 3.01(a). For the avoidance of doubt, any Participant that is entitled to the benefits of Section 3.01(a) shall be treated as a Lender for purposes of this defined term.
     “Executive Order” has the meaning set forth in Section 10.18.
     “Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 3, 2005, among, inter alia, the Lead Borrower, the Parent, the several banks and other financial institutions party thereto, Bank of America, N.A., as documentation agent, Union Bank of California, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent, as amended.
     “Existing Increasing Lender” shall have the meaning provided in Section 2.15(c).
     “Facility Guaranty” means (a) a Guarantee of the Obligations made by a Guarantor which is a Domestic Loan Party in favor of the Administrative Agent and the other Credit Parties, in substantially the form attached hereto as Exhibit K-1 or otherwise in form reasonably satisfactory to the Agents, and

(b) a Guarantee of the Canadian Liabilities made by a Guarantor which is a Canadian Loan Party in favor of the Canadian Agent and the other Canadian Credit Parties, in substantially the form attached hereto as Exhibit K-2 or otherwise in form reasonably satisfactory to the Canadian Agent and the Agents.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the letter agreement, dated May 21, 2009, among the Lead Borrower, the Parent, the Administrative Agent, Bank of America, GECC and the Arrangers.
     “Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.
     “Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.
     “Fiscal Year” means any period of twelve (12) consecutive months ending on October 31st of any calendar year.
     “Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means each Subsidiary other than a Domestic Subsidiary.
     FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “French Credit Agreement” means the Facilities Agreement dated as of July 31, 2009 among, inter alia, Pilot SAS and Na Pali, a Société par Actions Simplifiée, as borrowers, the Parent and Pilot SAS, as original guarantors, and Crédit Lyonnais, BNP Paribas and Société Générale Corporate & Investment Banking, as mandated lead arrangers, and any Permitted Amendment/Refinancing thereof.
     “FSCO” means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority empowered or created by the Supplemental Pension Plans Act (Quebec) or the Pension Benefits Act (Ontario) or any Governmental Authority of any other Canadian jurisdiction exercising similar functions in respect of any Canadian Pension Plan of any Canadian Loan Party and any Governmental Authority succeeding to the functions thereof.
     “Fronting Fee” has the meaning specified in Section 2.03(j).

     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, with respect to Foreign Subsidiaries of Parent organized under the laws of Canada, or any province or territory thereof, unless GAAP is being applied, “GAAP” shall mean principles which are consistent with those promulgated or adopted by the Canadian Institute of Chartered Accountants and its predecessors (or successors) in effect and applicable to the accounting period in respect of which reference to GAAP is being made.
     “GECC” means General Electric Capital Corporation, a Delaware corporation, and its successors.
     “GECM” means GE Capital Markets, Inc. and its successors.
     “General Security Agreements” means each General Security Agreement dated as of the Closing Date among the respective Canadian Loan Parties and the Canadian Agent for the benefit of the Canadian Credit Parties.
     “Governmental Authority” means the government of the United States, Canada, or any other nation, or any political subdivision thereof, whether state, local, provincial, territorial or municipal and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements of checks, drafts and other items for the payment of money for collection or deposit, in either case in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

     “Guarantor” means (a) with respect to the Obligations (including, without limitation, the Canadian Liabilities), the Parent and each other direct Domestic Subsidiary of any Domestic Loan Party that shall be required to execute and deliver a Facility Guaranty or Facility Guaranty supplement pursuant to Section 6.12(a) and (b) with respect to the Canadian Liabilities, QS Retail Canada Corp., an unlimited company organized under the laws of the Province of Nova Scotia, and each other direct Canadian Subsidiary of any Canadian Loan Party that shall be required to execute and deliver a Facility Guaranty or Facility Guaranty supplement pursuant to Section 6.12(b).
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law.
     “Honor Date” has the meaning specified in Section 2.03(c)(i).
     “Immaterial Subsidiary” means each Subsidiary of any Loan Party which has assets with a fair market value of less than $100,000, and no income or operations. Schedule 5.13 specifically identifies those Immaterial Subsidiaries in existence as of the Closing Date.
     “Increase Effective Date” has the meaning provided therefor in Section 2.15(d).
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not past due for more than sixty (60) days after the date on which such trade account payables were created);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness of such Person;
     (g) all obligations of such Person in respect of Disqualified Stock; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and except to the extent such Person’s liability for such Indebtedness is otherwise limited under applicable Law or otherwise. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning specified in Section 10.04(b).
     “Information” has the meaning specified in Section 10.07.
     “Intellectual Property” means all: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, designs, logos, slogans, indicia of origin and other source identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications (including copyrights for computer programs), unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; any Loan Party’s rights in any license agreements related to any of the foregoing and income therefrom; intellectual property rights in books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data and databases; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
     “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Domestic Loan Parties and the Administrative Agent.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, between the Administrative Agent, the US Term Loan Agent, the Term Loan Collateral Agent and the Euro Term Loan Agent.
     “Interest Payment Date” means, (a) as to any LIBO Rate Loan or BA Equivalent Loan, the last day of each Interest Period applicable to such LIBO Rate Loan or BA Equivalent Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan or BA Equivalent Loan exceeds three months, the date that falls every three months after the beginning of such Interest Period shall also be an Interest Payment Date; and (b) as to any Prime Rate Loan (including a Swing Line Loan), the last Business Day of each calendar quarter and the Maturity Date.
     “Interest Period” means, as to each LIBO Rate Loan or BA Equivalent Loan, the period commencing on the date such Committed Borrowing is disbursed, converted into or continued as such Type of Committed Borrowing and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower or the Canadian Borrower, as applicable, in its Committed Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

     (iii) no Interest Period shall extend beyond the Maturity Date; and
     (iv) notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing or a BA Equivalent Loan, as applicable, would be for a shorter period, such Interest Period shall not be available hereunder.
For purposes hereof, the date of a Committed Borrowing initially shall be the date on which such Committed Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Committed Borrowing.
     “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.
     “In-Transit Inventory” means Inventory of a Borrowing Base Party that is in the possession of a common carrier and is in transit from a foreign location to either (a) with respect to Inventory of a Domestic Borrower, a location of such Domestic Borrower (or a location designated by such Domestic Borrower) that is in the United States or (b) with respect to Inventory of a Canadian Loan Party, a location of such Canadian Loan Party (or a location designated by such Canadian Loan Party) that is in Canada.
     “Inventory” means all “inventory” as defined in the UCC or the PPSA, as applicable, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
     “Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by any Agent and, with respect to the Canadian Borrowing Base, the Canadian Agent and any Agent, as applicable, in its Permitted Discretion with respect to the determination of the saleability, at retail or wholesale, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Permitted Discretion of any Agent and, with respect to the Canadian Borrowing Base, the Canadian Agent and any Agent, as applicable, include (but are not limited to) reserves based on:
     (a) obsolescence;
     (b) seasonality;
     (c) Shrink;
     (d) imbalance;
     (e) change in Inventory character;
     (f) change in Inventory composition;

     (g) change in Inventory mix;
     (h) mark-downs (both permanent and point of sale);
     (i) retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events;
     (j) out-of-date and/or expired Inventory; and
     (k) seller’s reclamation or repossession rights under any Debtor Relief Laws.
     Upon the determination by any Agent or, if applicable, the Canadian Agent, in its Permitted Discretion, that an Inventory Reserve should be established or modified, such Agent or the Canadian Agent, as applicable, shall notify the Administrative Agent and, if applicable, the Canadian Agent, in writing and the Administrative Agent or the Canadian Agent, as applicable, shall thereupon establish or modify such Inventory Reserve, subject to the provisions of Section 9.18 of this Agreement.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or Equity Interest in, another Person, or (c) any Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Collateral” has the meaning assigned to such term in the Intellectual Property Security Agreement.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means, with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.
     “Joinder Agreement” means an agreement, in the form attached hereto as Exhibit F-1 (Joinder Agreement — Domestic Loan Parties) or Exhibit F-2 (Joinder Agreement - Canadian Loan Parties) (or such other form as is reasonably satisfactory to the Agents) pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as applicable.
     “Landlord Lien State” means (a) Pennsylvania, Virginia, Washington and such other state(s) determined by the Agents in their Permitted Discretion in which a landlord’s claim for rent may have priority over the Liens of the Administrative Agent in any of the Eligible Inventory of the Domestic Borrowers, under the Security Documents and (b) Ontario, Nova Scotia, Alberta, Manitoba and British Columbia and such other province(s) determined by the Agents and, if applicable, the Canadian Agent in their Permitted Discretion in which a landlord’s claim for rent may have priority over the Liens of the

Canadian Agent in any of the Eligible Inventory of the Canadian Loan Parties under the Security Documents.
     “Laws” means each international, foreign, federal, state, provincial, territorial, municipal and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on or prior to the date required to be reimbursed by the Borrowers pursuant to Section 2.03(c)(i) or refinanced as a Committed Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Issuer” means (a) as to Domestic Letters of Credit, (i) Bank of America in its capacity as issuer of Domestic Letters of Credit hereunder, or any successor issuer of Domestic Letters of Credit hereunder (which successor may only be a Domestic Lender selected by the Administrative Agent in its discretion and reasonably acceptable to the Lead Borrower), or (ii) any other Domestic Lender (or its Lender Affiliates) requested by the Lead Borrower and approved by the Administrative Agent in its reasonable discretion; and (b) as to Canadian Letters of Credit, (i) Bank of America-Canada Branch in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder (which successor may only be a Canadian Lender selected by the Canadian Agent in its discretion and reasonably acceptable to the Canadian Borrower), or (ii) any other Canadian Lender (or its Lender Affiliates) requested by the Canadian Borrower and approved by the Canadian Agent in its reasonable discretion. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Lender Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Lender Affiliate with respect to Letters of Credit issued by such Lender Affiliate.
     “L/C Obligations” means, collectively, the Canadian L/C Obligations and the Domestic L/C Obligations. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Lead Borrower” has the meaning specified in the introductory paragraph hereto.
     “Lease” means any written agreement pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.
     “Lender” means each Domestic Lender and each Canadian Lender and, as the context requires, includes the Swing Line Lender.

     “Lender Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.
     “Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.03(i).
     “LIBO Borrowing” means a Committed Borrowing comprised of LIBO Rate Loans.
     “LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, provided that there shall be a two percent (2%) floor on the LIBO Rate for LIBO Rate Loans with a one (1) or two (2) month Interest Period, and provided further that LIBO Rate Loans may be requested by the Lead Borrower or the Canadian Borrower at the three (3) month LIBO Rate for one (1) or two (2) month Interest Periods. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing relating to such asset) and, with respect to the Canadian Loan Parties, also includes any deemed trust or prior claim in, on or of such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     “Liquidation” means the exercise by the Administrative Agent, the Co-Collateral Agents or the Canadian Agent, as applicable, of those rights and remedies accorded to such Persons under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Agents, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral as well as the collection or other disposition of any of the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.
     “Loan” means a Domestic Loan and a Canadian Loan.
     “Loan Account” has the meaning assigned to such term in Section 2.11(a).
     “Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Security Documents, each Facility Guaranty, Post-Closing Letter and any other instrument or agreement now or hereafter executed and delivered by any Loan Party in connection herewith.
     “Loan Parties” means, collectively, the Domestic Loan Parties and the Canadian Loan Parties. “Loan Party” means any one of such Persons.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent and the Americas Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Administrative Agent, the Canadian Agent or the Lenders under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents to which it is a party. In determining whether any individual event would result in a Material Adverse Effect for the purposes of determining compliance with any representation, warranty, covenant or event of default under this Agreement, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events subject to such representation, warranty, covenant or event of default would result in a Material Adverse Effect.
     “Material Contract” means, with respect to any Person, each contract to which such Person is a party, the breach or termination of which would (or would be reasonably likely to) result in a Material Adverse Effect. Without limitation of the foregoing, the US Term Loan Credit Agreement and the Senior Note Indenture (for so long as each such agreement is in effect), shall each be deemed a Material Contract.
     “Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $15,000,000 (including, for purposes of calculating such amount, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement). Without limitation of the foregoing, the Indebtedness under the US Term Loan Credit Agreement and the Indebtedness under the Senior Note Indenture (for so long as each such agreement is in effect) shall be deemed Material Indebtedness. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

     “Maturity Date” means July 31, 2012.
     “Maximum Rate” has the meaning provided in Section 10.09.
     “Measurement Period” means, at any date of determination, (x) at any time prior to the end of the first Fiscal Month which occurs after the first full eighteen (18) months following the Closing Date, the most recently completed four Fiscal Quarters of the Parent for which financial statements have been (or were required to be) delivered pursuant to Section 6.01, and (y) at any time thereafter, the twelve (12) Fiscal Months most recently ended for which financial statements are available.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Proceeds” means:
     (a) with respect to any Disposition by any Loan Party described in clause (b), (h) or (p) of the definition of “Permitted Disposition”, the excess, if any, of (i) the sum of cash and cash equivalents received by any Loan Party in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than another Loan Party or an Affiliate of any Loan Party), and (C) taxes paid in connection therewith; and
     (b) with respect to the incurrence or issuance of any Indebtedness by any Loan Party, the excess of (i) the sum of the cash and cash equivalents received by any Loan Party in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party in connection therewith to third parties (other than another Loan Party or an Affiliate of any Loan Party).
     “Non-Consenting Lender” has the meaning provided therefor in Section 10.01.
     “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
     “Note” means either a Domestic Note or a Canadian Note, as the context may require.
     “NPL” means the National Priorities List under CERCLA.
     “NVOCC” means with respect to any In-Transit Inventory, a non-vessel operating common carrier engaged as a freight forwarder or otherwise to assist in the importation of In-Transit Inventory.

     “Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and (b) any Other Liabilities. Without limiting the foregoing, for purposes of clarity, whenever used herein the term “Obligations” shall include all Canadian Liabilities.
     “Operating Cash” means, without duplication, (a) cash maintained in the cash registers in the Stores in the normal course of business and consistent with past practices, (b) minimum balances maintained in DDAs consistent with past practices, and (c) minimum balances maintained in Blocked Accounts consistent with past practices, provided that Operating Cash described in the foregoing clauses (b) and (c) shall not exceed $500,000 in the aggregate at any time.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, (d) with respect to any unlimited liability company, the memorandum of association and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (e) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests.
     “Other Canadian Liabilities” means any obligation on account of: (a) any Cash Management Services furnished to any of the Canadian Loan Parties or any of their Canadian Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Canadian Loan Party.
     “Other Domestic Liabilities” means any obligation on account of: (a) any Cash Management Services furnished to any of the Domestic Loan Parties or any of their Domestic Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Domestic Loan Party.
     “Other Liabilities” means, collectively, all Other Canadian Liabilities and all Other Domestic Liabilities.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means: (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts, or the refinancing of such unreimbursed amounts as Committed Borrowings.
     “Overadvance” means either a Canadian Overadvance or a Domestic Overadvance.
     “Parent” has the meaning specified in the introductory paragraph hereto.
     “Participant” has the meaning specified in Section 10.06(d).
     “Patriot Act” means USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
     “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, and (b) the Availability Condition has been satisfied, and (c) the Consolidated Fixed Charge Coverage Ratio, calculated for the Measurement Period most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 6.01 is (x) with respect to any Restricted Payment, equal to or greater than 1.25:1.0 and (y) with respect to any Investments or Acquisitions or any voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Indebtedness), equal to or greater than 1.1:1.0, in each case, immediately preceding, and on a pro forma basis on the date thereof and projected basis for the twelve (12) months (or four (4) Fiscal Quarters) immediately following, such transaction or payment. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Lead Borrower shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) in the preceding sentence on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Agents.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “PCAOB” means the Public Company Accounting Oversight Board.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Permitted Acquisition” means an Acquisition by any Loan Party or any Subsidiary thereof in which all of the following conditions are satisfied:
     (a) No Default exists at the time of or immediately after giving effect to the consummation of such Acquisition;
     (b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;
     (c) In the case of a Permitted Acquisition, or a series of related Permitted Acquisitions, involving consideration in the aggregate in excess of $10,000,000, the Lead Borrower shall have furnished the Administrative Agent with at least thirty (30) days’ (or such shorter period as the Administrative Agent shall agree) prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the documents, instruments and agreements contemplated to be executed in connection with such Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on an Americas Consolidated basis), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent in its Permitted Discretion;
     (d) In the case of a Permitted Acquisition, or a series of related Permitted Acquisitions, involving consideration in the aggregate in excess of $10,000,000, either (i) the legal structure of such Acquisition shall be reasonably acceptable to the Administrative Agent in its Permitted Discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent in its Permitted Discretion;
     (e) After giving effect to such Acquisition, if such Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;
     (f) Any assets acquired shall be utilized in, and if such Acquisition involves a merger, amalgamation, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrowing Base Party under this Agreement;
     (g) Intentionally Omitted;
     (h) The business and assets acquired in such Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);
     (i) No Indebtedness shall be incurred or assumed by any Loan Party in connection with or as a result of such Acquisition (other than Permitted Indebtedness); and
     (j) The Loan Parties shall have satisfied the Payment Conditions with respect to such Acquisition.
     “Permitted Amendment/Refinancing” means, in respect of any Indebtedness, any amendments, restatements, refinancings, refundings, renewals, extensions or replacements of such Indebtedness; provided that (i) the principal amount of such Indebtedness is not increased at the time of such amendment, restatement, refinancing, refunding, renewal, extension or replacement except by an amount equal to any premium or other amount paid, interest then due, and fees and expenses incurred, in connection with such amendment, restatement, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (ii) the result of such amendment, restatement, refinancing, refunding, renewal, extension or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to collateral (if any) and subordination (if any), financial covenants, mandatory prepayments, events of default, and interest, fees and other amounts payable, of any such amended, restated, refinanced, refunded, renewed, extended or replacement Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of the agreements and instruments governing the Indebtedness being so amended, restated, refinanced, refunded, renewed, extended or replaced, provided that (A) the interest rates in effect on the Term Loans may be increased by a spread of no more than four percent (4%) in the aggregate above the rates in effect as of the Closing Date, of which no more than two percent (2%) shall be cash pay, and the balance shall be capitalized and paid at or after the initial maturity of the Term Loans and (B) the foregoing shall not prevent any payment in the form of equity securities (not constituting Indebtedness) in consideration of any such amendment, restatement, refinancing, refunding, renewal, extension or replacement.
     “Permitted Canadian Overadvance” means a Canadian Overadvance made by the Canadian Agent, in its Permitted Discretion, which:
     (a) is made to maintain, protect or preserve the Collateral of the Canadian Loan Parties and/or the Canadian Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or
     (b) is made to enhance the likelihood of, or maximize the amount of, repayment of any of the Canadian Liabilities; or
     (c) is made to pay any other amount chargeable to any Canadian Loan Party hereunder or under any other Loan Document; and
     (d) together with all other Permitted Canadian Overadvances then outstanding, shall not (i) exceed at any time the lesser of $1,000,000 or ten percent (10%) of the Canadian Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than thirty (30) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
     provided, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding each Canadian Lender’s obligations with respect to Canadian Letters of Credit, or (ii) result in any claim or liability against the Canadian Agent (regardless of the amount of any Canadian Overadvance) for “inadvertent Canadian Overadvances” (i.e. where a Canadian Overadvance results from changed circumstances beyond the control of the Canadian Agent (such as a reduction in the value of Collateral)), and such “inadvertent Canadian Overadvances” shall not reduce the amount of Permitted Canadian Overadvances allowed hereunder, and provided further, that in no event shall the Canadian Agent make a Canadian Overadvance, if after giving effect thereto, the principal amount of the Canadian Credit Extensions would exceed the Aggregate Canadian Commitments (as in effect prior to any termination of the Canadian Commitments pursuant to Section 2.06 hereof).
     “Permitted Discretion” means a determination made in good faith and in the exercise of commercially reasonable business judgment.
     “Permitted Disposition” means each of the following:

     (a) Dispositions of Inventory in the ordinary course of business;
     (b) bulk sales or other Dispositions of the Inventory of a Loan Party in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions shall not exceed (i) in any period of twelve (12) consecutive months, thirty-five (35) Stores (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, seventy-five (75) Stores (net of new Store openings), provided that at any time after the Disposition of an aggregate of twenty-five (25) or more Stores, in addition to the number of appraisals that may be conducted in accordance with Section 6.10, upon the request of either Co-Collateral Agent, an additional inventory appraisal may be required to be performed at the expense of the Loan Parties; provided, further that, if reasonably required by either of the Co-Collateral Agents or the Canadian Agent, all sales of Inventory in connection with Store closings shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; provided, further that an amount equal to the Net Proceeds received in connection therewith is applied to the prepayment of Loans if and to the extent then required in accordance with Section 2.05(f) hereof;
     (c) licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;
     (d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the applicable Loan Party shall have used commercially reasonable efforts to cause the Person operating such licensed department to enter into an intercreditor agreement with the Administrative Agent or Canadian Agent, as applicable, on terms and conditions reasonably satisfactory to the Agents;
     (e) Dispositions of Equipment and other assets (including abandonment of or other failures to maintain, preserve, renew, protect or keep in full force and effect Intellectual Property) in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Americas Subsidiary;
     (f) Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;
     (g) Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;
     (h) Dispositions of Real Estate of any Loan Party or any Americas Subsidiary (or Dispositions of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (i) such Disposition is made for fair market value, and (ii) an amount equal to the Net Proceeds of such Disposition received by any Loan Party is applied to the prepayment of Loans in the manner required by Section 2.05(f);
     (i) Dispositions consisting of the compromise, settlement or collection of Accounts receivable in the ordinary course of business, consistent with past practices;
     (j) leases, subleases, space leases, licenses or sublicenses of Real Estate (and terminations of any of the foregoing), in each case in the ordinary course of business and which do not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole;

     (k) Dispositions of cash, cash equivalents and Permitted Investments described in clauses (a) through (h) of the definition of “Permitted Investments” contained in this Agreement, in each case on ordinary business terms and, to the extent constituting a Disposition, the making of Permitted Investments;
     (l) any Disposition of Real Estate to a Governmental Authority as a result of the condemnation of such Real Estate;
     (m) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
     (n) to the extent constituting a Disposition, (i) transactions permitted by Sections 7.04, (ii) Restricted Payments permitted by Section 7.06 and (iii) Liens permitted by Section 7.01;
     (o) Dispositions of Investments in joint ventures; and
     (p) other Dispositions for consideration not exceeding $5,000,000 in the aggregate during any consecutive twelve (12) month period so long as no Event of Default has occurred and is continuing or would immediately result therefrom, provided that an amount equal to the Net Proceeds of such Disposition received by any Loan Party is applied to the prepayment of Loans in the manner and to the extent required by Section 2.05(f).
     “Permitted Domestic Overadvance” means a Domestic Overadvance made by the Administrative Agent, in its Permitted Discretion, which:
     (a) is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or
     (b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or
     (c) is made to pay any other amount chargeable to any Loan Party hereunder or any other Loan Document; and
     (d) together with all other Permitted Domestic Overadvances then outstanding, shall not (i) exceed at any time the lesser of $10,000,000 or ten percent (10%) of the Domestic Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than thirty (30) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
     provided, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding each Domestic Lender’s obligations with respect to Domestic Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Domestic Overadvance) for “inadvertent Domestic Overadvances” (i.e. where a Domestic Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the value of Collateral)), and such “inadvertent Domestic Overadvances” shall not reduce the amount of Permitted Domestic Overadvances allowed hereunder, and provided further, that in no event shall the Administrative Agent make a Domestic Overadvance, if after giving effect thereto, the principal amount of the Domestic Credit Extensions would exceed the Aggregate Domestic Commitments (as in effect prior to any termination of the Domestic Commitments pursuant to Section 2.06 hereof).
     “Permitted Encumbrances” means any of the following:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws or regulations, other than any Lien imposed by ERISA or any other applicable Law relating to Plans;
     (d) deposits to secure or relating to the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) Liens in respect of judgments that do not constitute an Event of Default hereunder;
     (f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent and the Americas Subsidiaries, taken as a whole, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the ordinary conduct of business of the Parent and the Americas Subsidiaries, taken as a whole;
     (g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed other than after-acquired property affixed or incorporated thereto and proceeds or products thereof, (ii) the amount secured or benefited thereby is not increased except to the extent permitted hereunder, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted hereunder;
     (h) Liens on fixed or capital assets acquired by any Loan Party securing Indebtedness permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred and eighty (180) days after such acquisition (other than refinancing thereof permitted hereunder), (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties, replacements thereof and additions and accessions to such property and the proceeds and the products thereof;

     (i) Liens in favor the Administrative Agent and the Canadian Agent under the Security Documents for their own benefit and the benefit of the other Credit Parties, as applicable;
     (j) landlords’ and lessors’ Liens in respect of rent not in default for more than any applicable grace period, not to exceed thirty (30) days;
     (k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments, provided that such Liens (i) attach only to such Investments or other Investments held by such broker or dealer and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
     (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
     (m) Liens (if any) arising from precautionary UCC or PPSA filings regarding “true” operating leases or the consignment of goods to a Loan Party or any Subsidiary;
     (n) voluntary Liens on property (other than property of any Loan Party of the type included in either the Canadian Borrowing Base or the Domestic Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Investment or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Investment; provided that such Liens are not incurred in connection with, or in anticipation of, such Permitted Investment and do not attach to any other assets of any Loan Party or any Subsidiary;
     (o) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;
     (p) Liens on cash advances or any cash earnest money deposits in favor of the seller of any property to be acquired in any Permitted Acquisition or other Permitted Investment;
     (q) leases or subleases granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;
     (r) any interest or title of a licensor, sublicensor, lessor or sublessor under licenses, leases, sublicenses, or subleases entered into by the Parent or any of its Subsidiaries in the ordinary course of business provided such interest or title is limited to the property that is the subject of such transaction;

     (s) Liens in respect of the licensing and sublicensing of Intellectual Property in the ordinary course of business;
     (t) Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Parent or any of its Subsidiaries;
     (u) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;
     (v) Liens arising out of any sale and leaseback transaction permitted hereunder in the real property and related improvements that are the subject of such transaction and securing the related Indebtedness under clause (f) of the definition of “Permitted Indebtedness”;
     (w) Liens securing Indebtedness in respect of the Term Loan Documents (or any Permitted Amendment/Refinancing in respect of any of the foregoing); provided such Liens (to the extent covering Collateral) are subject to the Intercreditor Agreement (or, in the case of any Permitted Amendment/Refinancing thereof, another intercreditor agreement containing terms that are at least as favorable to the Credit Parties as those contained in the Intercreditor Agreement); and
     (x) other Liens securing Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000.
     “Permitted Indebtedness” means, without duplication, each of the following:
     (a) Indebtedness in respect of the Term Loan Documents and any other Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Amendment/Refinancing of any of the foregoing Indebtedness;
     (b) Indebtedness (i) of any Loan Party to any other Loan Party; (ii) of any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party; and (iii) of any Americas Subsidiary that is not a Loan Party to any Loan Party in an aggregate principal amount not to exceed $5,000,000 outstanding at any time;
     (c) without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $25,000,000 at any time outstanding; provided further that, if reasonably requested by any Agent (or in the case of any such Indebtedness of a

Canadian Loan Party, the Canadian Agent), the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement in favor of the Administrative Agent or the Canadian Agent as applicable;
     (d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view”;
     (e) Indebtedness in respect of performance bonds, bid bonds, customs and appeal bonds, surety bonds, performance and completion guarantees and similar obligations related thereto, in each case provided in the ordinary course of business;
     (f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (i) in the case of any sale-leaseback transaction, an amount equal to the Net Proceeds received by any Loan Party in connection with any such Indebtedness is applied to the outstanding Loans in the manner and to the extent required by Section 2.05(f) and (ii) if reasonably requested by the Agents or, if applicable, the Canadian Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement in favor of the Administrative Agent or the Canadian Agent, as applicable;
     (g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;
     (h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);
     (i) the Obligations;
     (j) Intentionally Omitted;
     (k) Guarantees by the Parent in connection with the French Credit Agreement so long as the aggregate principal amount of the obligations Guaranteed does not exceed €268,000,000 (inclusive of any principal amounts described in subsection (m), of this definition;
     (l) any obligations related to the call and put option arrangements to purchase the preferred shares in Pilot SAS held by Jeannine Boix-Vives, Christine Simon and Sylvie Bernard in connection with the shareholders agreement, dated as of April 12, 2005, among the Parent, Laurent Boix-Vives, Jeannine Boix-Vives, Christine Simon and Sylvie Bernard (it being understood, for the avoidance of doubt, that the amount of such obligations for purposes of this Agreement shall not be increased as a result of any amendment to such shareholders agreement);

     (m) Guarantees of the Parent in connection with the Pilot SAS Facility so long as the aggregate principal amount of the obligations Guaranteed does not exceed €55,000,000;
     (n) Guarantees of the Parent with respect to the obligations under the Societe Generale Agreement in an aggregate principal amount not to exceed €50,000,000;
     (o) (i) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments in connection with Permitted Dispositions; and (ii) Indebtedness consisting of obligations of any Loan Party or any Americas Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment;
     (p) Indebtedness consisting of the financing of insurance premiums incurred in the ordinary course of business of any Loan Party or any Subsidiary;
     (q) Guarantees (i) of any Indebtedness of any Loan Party or any Subsidiary thereof described in clause (a) hereof, (ii) by any Loan Party of any Indebtedness of another Loan Party permitted hereunder, and (iii) by any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted pursuant to Section 7.02;
     (r) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent to the extent permitted by Section 7.06;
     (s) Indebtedness consisting of obligations of any Loan Party under deferred compensation or other similar arrangements incurred by such Person in connection with any Investment to the extent permitted under Section 7.02;
     (t) Obligations in respect of Bank Products and Cash Management Services and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements;
     (u) without duplication of any Indebtedness described in clause (a) through (t) above, other Indebtedness in an aggregate principal amount not to exceed $40,000,000 at any time outstanding; and
     (v) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above.
     “Permitted Investments” means each of the following:
     (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or, with respect to the Canadian Loan Parties, Canada (or by any agency or instrumentality of the United States of America or Canada, as applicable) having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof;

     (b) commercial paper issued by any Person organized under the laws of any state of the United States of America or Canada or any province thereof and rated, at the time of acquisition thereof, at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;
     (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia (or with respect to the Canadian Loan Parties, Canada or any province thereof) or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of acquisition thereof, as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
     (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above at the time of acquisition thereof or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;
     (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or province or territory of Canada, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;
     (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (c) of this definition;
     (g) marketable short-term money market and similar securities or funds having, at the time of acquisition thereof, a rating of at least A-2 from S&P (or, if at any time S&P shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);
     (h) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other shares of investment companies that are registered under the Investment Company Act of 1940, and which invest primarily in one or more of the types of securities described in clauses (a) through (g) above;
     (i) Investments existing on the Closing Date and set forth on Schedule 7.02, and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this clause is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by Section 7.02;

     (j) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, and (iii) by any Loan Party in any Subsidiary that is not a Loan Party; provided that all such Investments pursuant to this clause (iii) shall not exceed $10,000,000 in the aggregate at any one time outstanding, exclusive of any Investments in any Subsidiary organized under the laws of Japan for purposes of refinancing, or providing a Guarantee by the Parent in respect of, Indebtedness of any such Subsidiary, which shall not exceed $10,000,000 in the aggregate at any one time outstanding;
     (k) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof; (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties; and (iii) Investments in, or for purposes of funding, Quiksilver Brazil JV and QS Mexico Holdings to the extent required or contemplated by the applicable joint venture agreement; provided that all such Investments made pursuant to this clause (iii) shall not exceed $20,000,000 in the aggregate;
     (l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
     (m) Guarantees constituting Permitted Indebtedness;
     (n) Investments in Swap Contracts permitted hereunder;
     (o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (p) (i) advances of payroll payments to employees in the ordinary course of business and (ii) other loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $100,000 to any individual at any time or in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided, however, that an individual’s use of a cashless exercise procedure to pay the exercise price and required tax withholding (or either of them) in connection with such individual’s exercise of a compensatory option to purchase stock issued by the Parent shall not give rise to a loan or advance for the purposes of this clause (ii) to the extent that all funds representing full payment of such option exercise price and required tax withholding are actually remitted to the Parent before the close of business on either (x) the date of exercise of the stock option or (y) the date of issuance of the stock pursuant to the option exercise;
     (q) Investments constituting Permitted Acquisitions and earnest money deposits made in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisition;
     (r) capital contributions made by any Loan Party to another Loan Party;
     (s) Investments of any Person existing at the time such Person becomes a Subsidiary of any Loan Party or consolidates, amalgamates or merges with the Parent or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation, amalgamation or merger;

     (t) Guarantees of leases or other obligations of any Loan Party that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
     (u) other Investments in an aggregate amount not the exceed $10,000,000 at any time outstanding; and
     (v) other Investments as long as the Payment Conditions are satisfied at the time of consummation thereof;
provided, however, that notwithstanding the foregoing, (i) except as otherwise provided in any Security Document, no Investment of any Loan Party of a type specified in clauses (a) through (h) above (each, a “Cash Equivalent”) shall constitute a Permitted Investment unless such Investment is pledged to the Administrative Agent or the Canadian Agent, as applicable, as additional collateral for the applicable Obligations pursuant to such security and control agreements as may be reasonably required by any Agent and (ii) no Cash Equivalent of any Loan Party shall constitute a Permitted Investment after the occurrence and during the continuance of a Cash Dominion Event while any Loans are outstanding unless such Cash Equivalent is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan or a BA Equivalent Loan and the proceeds of such Cash Equivalent will be applied to the outstanding Loans (if any), in the manner provided in Section 2.05, after the expiration of such Interest Period if a Cash Dominion Event then exists and is continuing.
     “Permitted Overadvance” means either a Permitted Domestic Overadvance or a Permitted Canadian Overadvance.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
     “Pilot SAS” means Pilot SAS, a société par actions simplifiée and an indirect subsidiary of the Parent.
     “Pilot SAS Facility” means that certain credit agreement dated as of March 14, 2008 among, inter alia, Pilot SAS, Crédit Lyonnais, BNP Paribas and Société Générale SA, as amended.
     “Plan” means (a) in respect of the Domestic Loan Parties any Pension Plan or “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, or (b) in respect of the Canadian Loan Parties, any Canadian Pension Plan or other pension benefit or retirement savings plan maintained by any of the Canadian Loan Parties for its employees or its former employees to which any of the Canadian Loan Parties contributes or are required to contribute with respect to which any of the Canadian Loan Parties have incurred or may incur liability, including contingent liability.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Domestic Loan Parties party thereto and the Administrative Agent.
     “Post-Closing Letter” means that certain letter dated July 31, 2009 amongst the Administrative Agent and the Loan Parties with respect to certain matters to be finalized and delivered subsequent to the Closing Date.

     “PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests or other applicable Liens.
     “Prepayment Event” means:
     (a) any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party described in clause (b), (h) or (p) of the definition of “Permitted Disposition” generating Net Proceeds in excess of $1,000,000;
     (b) any casualty, expropriation or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party generating Net Proceeds in excess of $1,000,000, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Administrative Agent or the Canadian Agent, as applicable, or (ii) except while a Cash Dominion Event exists, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds were received within 180 days of the occurrence of the damage to or loss of the assets being repaired or replaced; or
     (c) the incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness.
     “Prime Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (b) the Federal Funds Rate for such day plus one-half of one percent (0.50%) or (c) the Adjusted LIBO Rate for a one month interest period as determined on such day plus one percent (1.00%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Prime Rate Loan” means a Canadian Prime Rate Loan or a Domestic Prime Rate Loan, as the context may require.
     “Public Lender” has the meaning specified in Section 6.02.
     “Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party or any Subsidiary, including all easements, rights-of-way, and similar rights relating thereto.
     “Receivables Advance Rate” means eighty-five percent (85%).
     “Receivables Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such Reserves as may be established from time to time by any Agent or, if applicable, the Canadian Agent in its Permitted Discretion with respect to the determination of the collectibility in the ordinary course of Eligible Trade Receivables. Upon the determination by any Agent or the Canadian Agent in its Permitted Discretion that a Receivables Reserve should be established or modified, the Co-Collateral Agent shall notify the Administrative Agent or the Canadian Agent, as applicable, in writing and the Administrative Agent or the Canadian Agent, as

applicable, shall thereupon establish or modify such Receivables Reserve, in all cases subject to the provisions of Section 9.18.
     “Register” has the meaning specified in Section 10.06(c).
     “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Reports” has the meaning provided in Section 9.12(b).
     “Request for Credit Extension” means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, (a) at such time as there are three (3) or fewer Lenders, all such Lenders and (b) at such time as there are more than three (3) Lenders, at least two Lenders holding more than fifty percent (50%) of the Aggregate Total Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Reserves” means all (if any) Inventory Reserves, Availability Reserves and Receivables Reserves.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party or any of its Americas Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Loan Party or any

Americas Subsidiary shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Loan Party or such Americas Subsidiary.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended and in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Laws” means, collectively, the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB; and all applicable securities laws in each province and territory of Canada and the respective regulations, rules regulations, blanket orders and blanket rulings under such laws together with applicable published policy statements and notices of the securities regulator of each such province and territory.
     “Security Agreement” means the Security Agreement dated as of the Closing Date among the Domestic Loan Parties and the Administrative Agent.
     “Security Documents” means the Security Agreement, the Canadian Security Documents, the Pledge Agreement, the Intellectual Property Security Agreement, the Blocked Account Agreements, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered by or on behalf of any Loan Party to the Administrative Agent or the Canadian Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations or the Canadian Liabilities, as applicable.
     “Senior Note Indenture” means the Indenture, dated as of July 22, 2005, between the Parent as issuer and Wilmington Trust Company as trustee in connection with the issuance of the Senior Notes.
     “Senior Notes” means the senior unsecured notes issued by the Parent pursuant to the Senior Note Indenture.
     “Settlement Date” has the meaning provided in Section 2.14(a).
     “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries, or the Parent and its Americas Subsidiaries, as applicable, as of that date determined in accordance with GAAP, as applicable.
     “Shrink” means Inventory of the Borrowing Base Parties which has been lost, misplaced, stolen, or is otherwise unaccounted for.
     “Societe Generale Agreement” means the Subscription Agreement, dated July 11, 2005, with QS Finance Luxembourg SA, as issuer, and Société Générale, as subscriber, relating to Indebtedness in an original aggregate principal amount of €50,000,000, as amended as the date hereof and any Permitted Amendment/Refinancing thereof.
     “Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged, and (f) such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and, in the case of any Canadian Loan Party, is not an “insolvent person” within the meaning of such term in the Bankruptcy and Insolvency Act (Canada), as applicable. The amount of all guarantees or other contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
     “Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit.
     “Stated Amount” means at any time, the maximum amount for which a Letter of Credit may be honored.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.
     “Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Lender Affiliate of a Lender).
     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans to the Domestic Borrowers, and Bank of America-Canada Branch, in its capacity as provider of Swing Line Loans to the Canadian Borrower, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a), and shall include all such Loans made by the Swing Line Lender to the Domestic Borrowers and the Canadian Borrower.
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-1 (Domestic Swing Line Loan Notice) or Exhibit B-2 (Canadian Swing Line Loan Notice), as applicable.
     “Swing Line Note” means the Domestic Swing Line Note and the Canadian Swing Line Note, as the context may require.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Loan Collateral Agent” means, collectively, (a) Rhône Group L.L.C., in its capacity as sub-agent for the U.S. Term Loan Agent, as collateral agent, together with any successor agent (including pursuant to any Permitted Amendment/Refinancing of the US Term Loan Credit Agreement) and (b)

Rhône Group L.L.C., in its capacity as sub-agent for the Euro Term Loan Agent, as collateral agent, together with any successor agent (including pursuant to any Permitted Amendment/Refinancing of the Euro Term Loan Credit Agreement).
     “Term Loans” means the term loans in the original principal amount of $125,000,000 made pursuant to the US Term Loan Credit Agreement and €20,000,000 made pursuant to the Euro Term Loan Credit Agreement, in each case together with all interest paid in kind, if any, that has been added to the principal balance of such loans.
     “Term Loan Documents” means any and all documents executed in connection with the US Term Loan Credit Agreement or the Euro Term Loan Credit Agreement.
     “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the date of the occurrence of any Event of Default pursuant to Section 8.01(f).
     “Total Canadian Outstandings” means, without duplication, the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.
     “Total Domestic Outstandings” means, without duplication, the aggregate Outstanding Amount of all Domestic Loans and all Domestic L/C Obligations.
     “Total Loan Cap” means the aggregate of the Canadian Loan Cap and the Domestic Loan Cap.
     “Total Outstandings” means the aggregate of all Total Canadian Outstandings and all Total Domestic Outstandings.
     “Trading with the Enemy Act” has the meaning set forth in Section 10.18.
     “Type” means, with respect to a Committed Loan, its character as a Prime Rate Loan, a LIBO Rate Loan or a BA Equivalent Loan.
     “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York and all terms used in this Agreement or any other Loan Document and not otherwise defined herein or therein shall have the respective meanings (if any) given such terms in the UCC; provided that, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
     “UFCA ” has the meaning specified in Section 10.23(d).
     “UFTA” has the meaning specified in Section 10.23(d).
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
     “US Term Loan Agent” means Rhône Group L.L.C., in its capacity as agent for the lenders under the US Term Loan Credit Agreement, together with any successor agent (including pursuant to any Permitted Amendment/Refinancing of the US Term Loan Credit Agreement).
     “US Term Loan Credit Agreement” means that certain Credit Agreement dated as of the Closing Date among the Parent, the Lead Borrower, the lenders party thereto and the US Term Loan Agent (and any Permitted Amendment/Refinancing thereof).
     “Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

     (c) Article and Section headings used herein and in the other Loan Documents are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Loan Document.
     (d) Any other undefined term contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meaning provided for such term in the Uniform Commercial Code as in effect in the State of New York or the PPSA, as the context may require, to the extent the same are used or defined therein.
     (e) Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Loan Party, such words are intended to signify that such Loan Party has actual knowledge or awareness of a particular fact or circumstance or that such Loan Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.
     1.03 Accounting Terms; Currency Equivalents.
     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such

Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.
     1.07 Certifications.
     All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
     1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X, and except as may be calculated pursuant to the definitions of Equivalent Amount or Equivalent CD$ Amount) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.08, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred.
     1.09 Québec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “security” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” security or security interest shall include a reference to an “opposable” or “set up” hypothec, security or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction security” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership”, and (t) “accounts” shall include “claims”.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Committed Loans; Reserves.

          (a) Subject to the terms and conditions set forth herein, each Domestic Lender severally agrees to make Committed Domestic Loans to the Domestic Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the lesser of (x) the amount of the Domestic Commitment of such Domestic Lender, or (y) the Applicable Percentage of the Domestic Borrowing Base for such Domestic Lender; subject in each case to the following limitations:
          (i) after giving effect to any Committed Domestic Borrowing, the Total Domestic Outstandings shall not exceed the Domestic Loan Cap,
          (ii) after giving effect to any Committed Domestic Borrowing, the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender, plus (without duplication) the Applicable Percentage of the Outstanding Amount of all Domestic L/C Obligations for such Domestic Lender, plus such Domestic Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Domestic Borrowers shall not exceed the Domestic Commitment of such Domestic Lender, and
          (iii) the Outstanding Amount of all Domestic L/C Obligations shall not at any time exceed the Domestic Letter of Credit Sublimit.
Within the limits of the Domestic Commitment for each Domestic Lender, and subject to the other terms and conditions hereof, the Domestic Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Domestic Loans may be Domestic Prime Rate Loans or LIBO Rate Loans, as further provided herein.
          (b) Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make Committed Canadian Loans to the Canadian Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the lesser of (x) the amount of the Canadian Commitment of such Canadian Lender, or (y) the Applicable Percentage of the Canadian Borrowing Base for such Canadian Lender; subject in each case to the following limitations:
          (i) after giving effect to any Committed Canadian Borrowing, the Total Canadian Outstandings shall not exceed the Canadian Loan Cap,
          (ii) after giving effect to any Committed Canadian Borrowing, the aggregate Outstanding Amount of the Committed Canadian Loans of any Canadian Lender, plus (without duplication) the Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations for such Canadian Lender, plus such Canadian Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Canadian Borrower, shall not exceed the Canadian Commitment of such Canadian Lender, and
          (iii) the Outstanding Amount of all Canadian L/C Obligations shall not at any time exceed the Canadian Letter of Credit Sublimit.
Within the limits of the Canadian Commitment for each Canadian Lender, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Canadian Loans may be Canadian Prime Rate Loans, LIBO Rate Loans (if in Dollars) or BA Equivalent Loans, as further provided herein.
          (c) The following are the Inventory Reserves and Availability Reserves as of the Closing Date:
          (i) Shrink (an Inventory Reserve): In the amounts set forth on the Borrowing Base Certificate delivered on the Closing Date;
          (ii) Domestic Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Domestic Borrowers’ leased locations in each Landlord Lien State in the United States, other than leased locations with respect to which the Administrative Agent has received a Collateral Access Agreement (to be deducted from the Domestic Borrowing Base);

          (iii) Canadian Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Canadian Loan Parties’ leased locations in each Landlord Lien State in Canada, other than leased locations with respect to which the Canadian Agent has received a Collateral Access Agreement (to be deducted from the Canadian Borrowing Base);
          (iv) Customer Deposit Liabilities (an Availability Reserve): An amount equal to one hundred percent (100%) of the customer deposits with the Domestic Borrowers (to be deducted from the Domestic Borrowing Base) and an amount equal to one hundred percent (100%) of the customer deposits with the Canadian Loan Parties (to be deducted from the Canadian Borrowing Base); and
          (v) Gift Certificate and Card Liabilities (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities related to gift certificates or gift cards as reflected in the Domestic Borrowers’ books and records (to be deducted from the Domestic Borrowing Base) and an amount equal to fifty percent (50%) of the Customer Credit Liabilities related to gift certificates or gift cards as reflected in the Canadian Loan Parties’ books and records (to be deducted from the Canadian Borrowing Base).
          (vi) Other Reserves: As set forth on the Borrowing Base Certificate delivered on the Closing Date.
          (d) Subject to the provisions of Section 9.18, any Agent and, if applicable, the Canadian Agent, shall have the right, at any time and from time to time after the Closing Date, in its Permitted Discretion to establish new, or modify or eliminate any existing Reserves.
     2.02 Committed Borrowings, Conversions and Continuations of Committed Loans.
          (a) Committed Domestic Loans shall be either Domestic Prime Rate Loans or LIBO Rate Loans, as the Lead Borrower or the Parent, on behalf of the Domestic Borrowers, may request subject to and in accordance with this Section 2.02. All Swing Line Loans made to the Domestic Borrowers shall be only Domestic Prime Rate Loans. Committed Canadian Loans shall be either Canadian Prime Rate Loans, LIBO Rate Loans (if in Dollars) or BA Equivalent Loans, as the Canadian Borrower or the Parent, on behalf of the Canadian Borrower, may request subject to and in accordance with this Section 2.02. All Swing Line Loans made to the Canadian Borrower shall be only Canadian Prime Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.
          (b) Each Committed Borrowing, each conversion of a Committed Loan from one Type to the other, and each continuation of LIBO Rate Loans and BA Equivalent Loans shall be made upon the irrevocable notice of the Lead Borrower or the Parent on behalf of the Domestic Borrowers or the Canadian Borrower or the Parent on behalf of the Canadian Borrower, as applicable, to the Administrative Agent or the Canadian Agent, as applicable, which may be given by telephone. Each such notice must be received by the Administrative Agent or the Canadian Agent, as applicable, not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of LIBO Rate Loans or BA Equivalent Loans, or of any conversion of (x) LIBO Rate Loans to Domestic Prime Rate Loans or, (in the case of the Canadian Borrower), to Canadian Prime Rate Loans or (y) BA Equivalent Loans to Canadian Prime Rate Loans, and (ii) one Business Day prior to the requested date of any Committed Borrowing of either Canadian Prime Rate Loans or Domestic Prime Rate Loans. Each telephonic notice by the Lead Borrower, the Parent or the Canadian Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent or the Canadian Agent, as applicable, of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower, the Parent or the Canadian Borrower, as applicable. Each Committed Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Borrowing of, conversion to or continuation of BA Equivalent Loans shall be in a principal amount of CD$500,000 or a whole multiple of CD$100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Canadian Prime

Rate Loans or Domestic Prime Rate Loans, as applicable, shall be in a principal amount of $500,000 or CD$500,000, as applicable, or a whole multiple of $100,000 or CD$100,000, as applicable, in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the request is for a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans or BA Equivalent Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the request fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower, the Parent or the Canadian Borrower, as the case may be, fails to give a timely notice of a conversion or continuation of a LIBO Rate Loan or a BA Equivalent Loan, then the applicable Committed Loans shall be made as, or converted to, Domestic Prime Rate Loans or Canadian Prime Rate Loans, as applicable. Any such automatic conversion to Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans or BA Equivalent Loans. If the Lead Borrower requests a Committed Borrowing of, conversion to, or continuation of LIBO Rate Loans or the Canadian Borrower requests a Committed Borrowing of, conversion to, or continuation of LIBO Rate Loans or BA Equivalent Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan or a BA Equivalent Loan.
          (c) Following receipt of a Committed Loan Notice, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower or the Parent, on behalf of the Domestic Borrower or by the Parent on behalf of the Canadian Borrower, the Administrative Agent or the Canadian Agent, as applicable, shall notify each Lender of the details of any automatic conversion to Prime Rate Loans described in Section 2.02(b). In the case of a Committed Domestic Borrowing, each Domestic Lender shall make the amount of its Committed Domestic Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. In the case of a Committed Canadian Borrowing, each Canadian Lender shall make the amount of its Committed Canadian Loan available to the Canadian Agent in immediately available funds at the Canadian Agent’s Office not later than 1:00 p.m. (Toronto time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent or the Canadian Agent, as applicable, shall use reasonable efforts to make all funds so received available to the applicable Borrowers in like funds by no later than 4:00 p.m. (and, if such Borrowing is the initial Credit Extension, 4:00 p.m.) on the day of receipt by the Administrative Agent or the Canadian Agent, as applicable, either by (i) crediting either the account of the Lead Borrower or the Canadian Borrower, as applicable, on the books of Bank of America, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent (by the Lead Borrower) or the Canadian Agent (by the Canadian Borrower); provided, however, that (A) if, on the date a Committed Loan Notice with respect to a Committed Canadian Borrowing is given by the Parent on behalf of the Canadian Borrower or the Canadian Borrower, as applicable, there are Canadian L/C Borrowings outstanding, then the proceeds of such Committed Canadian Borrowing, first, shall be applied to the payment in full of any such Canadian L/C Borrowings, and second, shall be made available to the Canadian Borrower as provided above; or (B) if, on the date a Committed Loan Notice with respect to a Committed Domestic Borrowing is given by the Lead Borrower or the Parent on behalf of the Domestic Borrowers, there are Domestic L/C Borrowings outstanding, then the proceeds of such Committed Domestic Borrowing, first, shall be applied to the payment in full of any such Domestic L/C Borrowings, and second, shall be made available to the Domestic Borrowers as provided above.

          (d) In the event that the Domestic Borrowers, after receipt of an invoice therefor, fail to pay any interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender or any Agent is entitled from the Domestic Loan Parties pursuant hereto when due, or at any time after the occurrence and during the continuance of a Cash Dominion Event, or the Administrative Agent’s reasonable determination that an Event of Default is likely to occur, the Administrative Agent, without the request of the Lead Borrower, may advance such interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender or any Agent is entitled from the Domestic Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account with respect to the Domestic Credit Extensions, notwithstanding that a Domestic Overadvance may result thereby. In the event that the Canadian Borrower, after receipt of an invoice therefor, fail to pay any interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender or any Agent or the Canadian Agent is entitled from the Canadian Loan Parties pursuant hereto when due, or at any time after the occurrence and during the continuance of a Cash Dominion Event, or the Administrative Agent’s reasonable determination that an Event of Default is likely to occur, the Canadian Agent, without the request of the Parent on behalf of the Canadian Borrower or the Canadian Borrower, may advance such interest, fee, service charge, Credit Party Expenses, or other payment to which any Lender, any Agent or the Canadian Agent is entitled from the Canadian Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account with respect to the Canadian Credit Extensions, as applicable, notwithstanding that a Canadian Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge by the Administrative Agent promptly after the making thereof, and the Canadian Agent shall advise the Canadian Borrower of any such advance or charge by the Canadian Agent promptly after the making thereof. Such action on the part of the Administrative Agent or the Canadian Agent shall not constitute a waiver of the applicable Credit Party’s rights and the applicable Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the applicable Loan Account as provided in this Section 2.02(d) shall be deemed to be a Domestic Prime Rate Loan or a Canadian Prime Rate Loan, as applicable.
          (e) Except as otherwise provided herein, a LIBO Rate Loan or a BA Equivalent Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan or BA Equivalent Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans or BA Equivalent Loans without the Consent of the Required Lenders.
          (f) The Administrative Agent shall promptly notify the Lead Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Domestic Prime Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Domestic Lenders of any change in Bank of America’s prime rate used in determining the Prime Rate promptly following the public announcement of such change.
          (g) The Canadian Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the interest rate applicable to any Interest Period for BA Equivalent Loans upon determination of such interest rate. At any time that Canadian Prime Rate Loans are outstanding, the Canadian Agent shall notify the Canadian Borrower and the Canadian Lenders of any change in Bank of America-Canada Branch’s prime rate used in determining the Canadian Prime Rate promptly following the public announcement of such change.
          (h) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.
          (i) The Administrative Agent, the Canadian Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its Permitted Discretion, make Permitted Domestic Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Domestic Lender shall be bound thereby. The Canadian Agent may, in its Permitted

Discretion, make Permitted Canadian Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Canadian Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Domestic Overadvance is for the account of the Domestic Borrowers and shall constitute a Domestic Prime Rate Loan and an Obligation and shall be repaid by the Domestic Borrowers in accordance with the provisions of Section 2.05(c). A Permitted Canadian Overadvance is for the account of the Canadian Borrower and shall constitute a Canadian Prime Rate Loan and a Canadian Liability and shall be repaid by the Canadian Borrower in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent, the Canadian Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent or the Canadian Agent, as applicable, of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. Neither the Administrative Agent nor the Canadian Agent shall have any liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent or the Canadian Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent or the Canadian Agent (such as a reduction in the Collateral value)) regardless of the amount of any such Overadvance(s).
     2.03 Letters of Credit.
          (a) The Letter of Credit Commitment.
     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower (provided that any Canadian Letter of Credit may be for the benefit of any Canadian Loan Party), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; (B) each Domestic Lender severally agrees to participate in Domestic Letters of Credit and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Domestic Letter of Credit, (x) the Total Domestic Outstandings shall not exceed the Domestic Loan Cap, (y) the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender, plus (without duplication) such Domestic Lender’s Applicable Percentage of the Outstanding Amount of all Domestic L/C Obligations, plus such Domestic Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Domestic Borrowers shall not exceed such Domestic Lender’s Domestic Commitment, and (z) the Outstanding Amount of the Domestic L/C Obligations shall not exceed the Domestic Letter of Credit Sublimit; and (C) each Canadian Lender severally agrees to participate in Canadian Letters of Credit and any drawings thereunder; provided that, after giving effect to any Canadian L/C Credit Extension, (x) the Total Canadian Outstandings shall not exceed the Canadian Loan Cap, (y) the aggregate Outstanding Amount of the Committed Canadian Loans of such Canadian Lender, plus (without duplication) such Canadian Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Canadian Borrower shall not exceed such Canadian Lender’s Canadian Commitment, and (z) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian Letter of Credit Sublimit. Each request by the Lead Borrower or the Canadian Borrower, as applicable, for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Domestic Borrowers or the Canadian Borrower, as applicable, that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any L/C Issuer (other than Bank of America or any of its Lender Affiliates) shall notify the Administrative Agent or the Canadian Agent, as applicable, in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (i) until the Administrative Agent advises any such L/C Issuer that the provisions of Section 4.02 are not satisfied, or (ii) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the L/C Issuer, such L/C Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such L/C Issuer may agree.
          (i) The L/C Issuer shall not issue any Letter of Credit, if:
               (A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
               (B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 180 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.
               (ii) The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent or the Canadian Agent, as applicable, if:
               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
               (C) except as otherwise agreed by the Administrative Agent or the Canadian Agent, as applicable, and the L/C Issuer, such Letter of Credit is in an initial Stated Amount less than $25,000 or CD$25,000, as applicable, in the case of a Commercial Letter of Credit, or $100,000 or CD$100,000, as applicable, in the case of a Standby Letter of Credit;
               (D) such Letter of Credit is to be denominated in a currency other than Dollars or, in the case of any Canadian Letter of Credit, Canadian Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the applicable Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;
               (E) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or
               (F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the L/C Issuer has received Cash Collateral or otherwise entered into arrangements satisfactory to the L/C Issuer with the applicable Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
               (iii) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
               (iv) The L/C Issuer shall act on behalf of the applicable Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent and the Canadian Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the terms “Administrative Agent” and “Canadian Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower or the Parent on behalf of the Domestic Borrowers, or the Canadian Borrower or Parent on behalf of the Canadian Borrower, as applicable, delivered to the L/C Issuer (with a copy to the Administrative Agent and, if applicable, the Canadian Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower or the Parent or the Canadian Borrower, as applicable. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent and, if applicable, the Canadian Agent, not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) whether such Letter of Credit is to be a Domestic Letter of Credit or a Canadian Letter of Credit, and the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the Borrower for the account of which such Letter of Credit is requested to be issued; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Lead Borrower or the Canadian Borrower, as applicable, shall furnish to the L/C Issuer and the Administrative Agent and, if applicable, the Canadian Agent, such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer, the Administrative Agent or the Canadian Agent may require.
               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent and, if applicable, the Canadian Agent (by telephone or in writing) that the Administrative Agent and, if applicable, the Canadian Agent has received a copy of such Letter of Credit Application from the Lead Borrower or the Canadian Borrower, as applicable, and, if not, the L/C Issuer will provide the Administrative Agent and, if applicable, the Canadian Agent, with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent, the Canadian Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the

L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Domestic Lender or each Canadian Lender, as applicable, shall be deemed to (without any further action), and hereby irrevocably and unconditionally severally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Stated Amount of such Letter of Credit. Upon any change in the Domestic Commitments or the Canadian Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.
               (iii) If the Lead Borrower on behalf of the Domestic Borrowers, or the Canadian Borrower, as applicable, so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Lead Borrower or the Canadian Borrower, as applicable, shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Canadian Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent and, if applicable, the Canadian Agent, a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations.
               (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower or the Canadian Borrower, as applicable, and the Administrative Agent and, if applicable, the Canadian Agent, thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the L/C Issuer and the applicable Lenders with respect to any such payment. Not later than 11:00 a.m. on the first (1st) Business Day after the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent or the Canadian Agent, as applicable, in an aggregate principal amount equal to the amount of such drawing. If such Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent or the Canadian Agent, as applicable, shall promptly notify each Domestic Lender or each Canadian Lender, as applicable, of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Domestic Borrowers or the Canadian Borrower, as applicable, shall be deemed to have requested a Committed Borrowing of Domestic Prime Rate Loans or Canadian Prime Rate Loans, as applicable, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Prime Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Domestic Commitments or the Aggregate Canadian Commitments, as applicable, and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer, the Administrative Agent or the Canadian Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
               (ii) Each Lender shall upon any notice delivered pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer at the Administrative Agent’s Office or the Canadian Agent’s Office, as applicable, in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent or the Canadian Agent, as applicable, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Domestic Prime Rate Loan to the Domestic Borrowers, or a Canadian Prime Rate Loan to the Canadian Borrower, as applicable, in such amount. The Administrative Agent or the Canadian Agent, as applicable, shall remit the funds so received to the L/C Issuer.
               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Prime Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Domestic Borrowers or the Canadian Borrower, as applicable, shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
               (iv) Until each applicable Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
               (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
               (vi) If any Lender fails to make available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent or the Canadian Agent, as applicable), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the

Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars, and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent or the Canadian Agent, as applicable) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations.
               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent or the Canadian Agent, as applicable, receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent or the Canadian Agent, as applicable), the Administrative Agent or the Canadian Agent, as applicable, will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent or the Canadian Agent, as applicable.
               (ii) If any payment received by the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Domestic Lender or Canadian Lender, as applicable, shall pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent or the Canadian Agent, as applicable, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars, from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
          (e) Obligations Absolute. The obligation of each Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
               (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
               (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of their respective Subsidiaries; or
               (vi) the fact that any Event of Default shall have occurred and be continuing.
     The Lead Borrower or the Canadian Borrower, as applicable, shall promptly examine a copy of each Domestic Letter of Credit or each Canadian Letter of Credit, as applicable, and each amendment thereto that is delivered to such Person and, in the event of any claim of noncompliance with the Lead Borrower’s or the Canadian Borrower’s, as applicable, instructions or other irregularity, the Lead Borrower or the Canadian Borrower, as applicable, will promptly notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
          (f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, the Canadian Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, the Canadian Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. Upon the written request of the Administrative Agent or the Canadian Agent, as applicable, if, as of the Letter of Credit Expiration Date, any L/C Obligation (other than L/C Borrowings) for any reason remains outstanding, then, the Domestic Borrowers shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) and the Canadian Borrower shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings). Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit into the applicable Cash Collateral Account or deliver to the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the L/C Issuer and the Domestic Lenders or the Canadian Lenders, as applicable, as collateral for the Domestic L/C Obligations or the Canadian L/C Obligations, as applicable, cash or deposit account balances in an amount equal to one hundred eight percent (108%) of the Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) or the Canadian L/C Obligations (other than Canadian L/C Borrowings), as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or the Canadian Agent, as applicable, and the L/C Issuer (which documents are hereby Consented to by the Lenders). Derivatives of such term have corresponding meanings. The Domestic Borrowers hereby grant to the Administrative Agent (for the benefit of itself and the other Credit Parties) a security interest in all such cash, deposit accounts and all balances in the Cash Collateral Account established by the Domestic Loan Parties and all proceeds of the foregoing to secure the Secured Obligations (as defined in the Security Agreement) of the Domestic Loan Parties. The Canadian Loan Parties hereby grant to the Canadian Agent a security interest in all such cash, deposit accounts and all balances in the Cash Collateral Account established by the Canadian Loan Parties and all proceeds of the foregoing to secure the Canadian Liabilities. Cash Collateral shall be maintained in blocked, interest-bearing deposit accounts at Bank of America or Bank of America-Canada Branch, as applicable. If at any time the Administrative Agent reasonably determines that any funds held by it as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (for the benefit of itself and the other Domestic Credit Parties) and the US Term Loan Agent (subject to the Intercreditor Agreement) or that the total amount of such funds is less than 108% of the aggregate Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings), the Domestic Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount of all Domestic L/C Obligations (other than Domestic L/C Borrowings) over (y) the total amount of funds, if any, then held by the Administrative Agent as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. If at any time the Canadian Agent reasonably determines that any funds held by it as Cash Collateral are subject to any right or claim of any Person other than the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties) or that the total amount of such funds is less than 108% of the aggregate Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings), the Canadian Borrower will, forthwith upon demand by the Canadian Agent, pay to the Canadian Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount of all Canadian L/C Obligations (other than Canadian L/C Borrowings) over (y) the total amount of funds, if any, then held by the Canadian Agent as Cash Collateral that the Canadian Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations in the manner specified in Section 2.05 and Section 8.03.
          (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower or the Canadian Borrower, as applicable, when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.
          (i) Letter of Credit Fees. The Domestic Borrowers shall pay to the Administrative Agent for the account of the Domestic Lenders, and the Canadian Borrower shall pay to the Canadian Agent, for the account of the Canadian Lenders, as applicable, each in accordance with its Applicable

Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for (i) in the case of the Letter of Credit Fee payable by the Domestic Borrowers, each Domestic Letter of Credit equal to the Applicable Rate multiplied by the daily Stated Amount under each such Domestic Letter of Credit (whether or not such maximum amount is then in effect under such Domestic Letter of Credit) and (ii) in the case of the Letter of Credit Fee payable by the Canadian Borrower, each Canadian Letter of Credit equal to the Applicable Rate multiplied by the daily Stated Amount under each such Canadian Letter of Credit (whether or not such maximum amount is then in effect under such Canadian Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all Letter of Credit Fees shall accrue at the Default Rate and thereafter such Letter of Credit Fees shall accrue at the Default Rate to the fullest extent permitted by applicable Law so long as such Event of Default is continuing.
          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Domestic Borrowers and the Canadian Borrower, as applicable, shall pay directly to the L/C Issuer for its own account a fronting fee (the “Fronting Fee”) (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable on a quarterly basis in arrears, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Domestic Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Domestic Letters of Credit as from time to time in effect. In addition, the Canadian Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Canadian Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     2.04 Swing Line Loans.
          (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to from time to time on any Business Day during the Availability Period, make loans (each such loan, a “Swing Line Loan”) (i) to the Domestic Borrowers in an aggregate principal amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit, notwithstanding the fact that the Outstanding Amount of such Swing Line Loans made to the Domestic Borrowers, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Domestic Loans and Domestic L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Domestic Commitment; provided, however, that after giving effect to any Swing Line Loan made to the Domestic Borrowers, (x) the Total Domestic Outstandings shall not exceed the Domestic Loan Cap, and

(y) the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender at such time, plus (without duplication) such Lender’s Applicable Percentage of the Outstanding Amount of all Domestic L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Domestic Borrowers at such time shall not exceed such Lender’s Domestic Commitment; and (ii) to the Canadian Borrower in an aggregate principal amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that the Outstanding Amount of such Swing Line Loans made to the Canadian Borrower, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Canadian Loans and Canadian L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Canadian Commitment; provided, however, that after giving effect to any Swing Line Loan made to the Canadian Borrower, (x) the Total Canadian Outstandings shall not exceed the Canadian Loan Cap, and (y) the aggregate Outstanding Amount of the Committed Canadian Loans of any Canadian Lender at such time, plus (without duplication) such Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans made to the Canadian Borrower at such time shall not exceed such Lender’s Canadian Commitment. No Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Swing Line Lender has entered into satisfactory arrangements with the applicable Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Prime Rate or the Canadian Prime Rate, as applicable. Immediately upon the making of a Swing Line Loan to the Domestic Borrowers, each Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan made to the Domestic Borrowers. Immediately upon the making of a Swing Line Loan to the Canadian Borrower, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan made to the Canadian Borrower. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.
          (b) Swing Line Borrowing Procedures. Each Swing Line Borrowing shall be made upon the irrevocable notice of the Lead Borrower or the Parent on behalf of the Domestic Borrowers or the Parent on behalf of the Canadian Borrower or the Canadian Borrower, as applicable, to the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or CD$100,000, as applicable, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower, the Parent or the Canadian Borrower, as applicable. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent or the Canadian Agent, as applicable (by telephone or in writing) that the Administrative Agent or the Canadian Agent, as applicable, has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative

Agent or the Canadian Agent, as applicable (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent or the Canadian Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso in clause (i) or clause (ii) to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Domestic Borrowers or the Canadian Borrower, as applicable, at its office by crediting the account of the Lead Borrower or such other account as directed by the Parent or the applicable Borrower, as applicable, on the books of the Swing Line Lender in immediately available funds.
          (c) Refinancing of Swing Line Loans.
               (i) The Swing Line Lender, at any time in its sole and absolute discretion, may request, on behalf of the Domestic Borrowers or the Canadian Borrower, as applicable (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Domestic Lender or each Canadian Lender, as applicable, make a Prime Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding to the Domestic Borrowers or the Canadian Borrower, as applicable; provided that the Swing Line Lender shall settle the Swing Line Loans with the Lenders weekly in accordance with Section 2.14(a). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Prime Rate Loans, but subject to the unutilized portion of the Aggregate Domestic Commitments or the Aggregate Canadian Commitments, as applicable, and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower or the Canadian Borrower, as applicable, with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent or the Canadian Agent, as applicable. Each Domestic Lender or each Canadian Lender, as applicable, shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent or the Canadian Agent, as applicable, in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office or the Canadian Agent’s Office, as applicable, not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Domestic Lender or each Canadian Lender, as applicable, that so makes funds available shall be deemed to have made a Domestic Prime Rate Loan to the Domestic Borrowers or a Canadian Prime Rate Loan to the Canadian Borrower, as applicable, in such amount. The Administrative Agent or the Canadian Agent, as applicable, shall remit the funds so received to the Swing Line Lender.
               (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Prime Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the applicable Lenders fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
               (iii) If any Lender fails to make available to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent or the Canadian Agent, as applicable), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal

Funds Rate, with respect to the Administrative Agent or payments due to the Canadian Agent in Dollars, and the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars, and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent or the Canadian Agent, as applicable) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
               (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.
          (d) Repayment of Participations.
               (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan made to a Domestic Borrower is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Domestic Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Domestic Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
               (iii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan made to the Canadian Borrower is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Canadian Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Canadian Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars. The Canadian Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Canadian Lenders under this clause shall survive the payment in full of the Canadian Liabilities and the termination of this Agreement.
          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Prime Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable

Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
          (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender at the office specified by the Swing Line Lender in writing to the Lead Borrower.
     2.05 Prepayments.
          (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent (with respect to Committed Loans made to Domestic Borrowers) or from the Canadian Borrower to the Canadian Agent (with respect to Committed Loans made to the Canadian Borrower), at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent or the Canadian Agent, as applicable, not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans or BA Equivalent Loans and (B) on the date of prepayment of Prime Rate Loans; (ii) any voluntary prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any voluntary prepayment of BA Equivalent Loans shall be in a principal amount of CD$500,000 or a whole multiple of CD$100,000 in excess thereof; and (iv) any voluntary prepayment of Prime Rate Loans shall be in a principal amount of $500,000 or CD$500,000, as applicable, or a whole multiple of $100,000 or CD$100,000, as applicable, in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans or BA Equivalent Loans, the Interest Period(s) of such Loans. The Administrative Agent or the Canadian Agent, as applicable, will promptly notify each Domestic Lender or Canadian Lender, as applicable, of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower or the Canadian Borrower, the applicable Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan or a BA Equivalent Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
          (b) The Borrowers may, upon irrevocable notice from the Lead Borrower (with respect to Swing Line Loans made to the Domestic Borrowers) or the Canadian Borrower (with respect to Swing Line Loans made to the Canadian Borrower) to the Swing Line Lender (with a copy to the Administrative Agent or the Canadian Agent, as applicable), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent or the Canadian Agent, as applicable, not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or CD$100,000, as applicable, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given, the Domestic Borrowers or the Canadian Borrower, as applicable, shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
          (c) If for any reason the Total Domestic Outstandings at any time exceed the Domestic Loan Cap as then in effect, the Domestic Borrowers shall immediately prepay Committed Domestic Loans, Swing Line Loans made to the Domestic Borrowers and Domestic L/C Borrowings and/or Cash Collateralize the Domestic L/C Obligations (other than Domestic L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Domestic Borrowers shall not be required to Cash Collateralize the Domestic L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Domestic Loans the Total Domestic Outstandings exceed the lesser of the Aggregate Domestic Commitments or the Domestic Borrowing Base, each as then in effect.

          (d) If for any reason the Total Canadian Outstandings at any time exceed the Canadian Loan Cap as then in effect, the Canadian Borrower shall immediately prepay Committed Canadian Loans, Swing Line Loans made to the Canadian Borrower and Canadian L/C Borrowings and/or Cash Collateralize the Canadian L/C Obligations (other than Canadian L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Canadian Borrower shall not be required to Cash Collateralize the Canadian L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Canadian Loans the Total Canadian Outstandings exceed the lesser of the Aggregate Canadian Commitments or the Canadian Borrowing Base, each as then in effect.
          (e) The Borrowers shall prepay the Loans in accordance with the provisions of Section 6.13 hereof.
          (f) The Domestic Borrowers shall prepay the Domestic Loans in an amount equal to the Net Proceeds received by a Domestic Loan Party on account of a Prepayment Event in the event that a Cash Dominion Event then exists. The Canadian Borrower shall prepay the Canadian Loans in an amount equal to the Net Proceeds received by a Canadian Loan Party on account of a Prepayment Event in the event that a Cash Dominion Event then exists. Nothing in this Section 2.05(f) shall be construed to constitute any Agent’s or any Lender’s consent to any Prepayment Event that is not permitted by other provisions of this Agreement or the other Loan Documents.
          (g) Prepayments made pursuant to (i) Section 2.05(c), (ii) to the extent representing funds on deposit in the Domestic Concentration Account, Section 2.05(e) and (iii) to the extent the Net Proceeds received by a Domestic Loan Party from a Prepayment Event relating to a Domestic Loan Party, Section 2.05(f), first, shall be applied ratably to the Domestic L/C Borrowings and the Swing Line Loans made to the Domestic Borrowers, second, shall be applied ratably to the outstanding Committed Domestic Loans, and third, the amount remaining, if any, after the prepayment in full of all Domestic L/C Borrowings, Swing Line Loans made to the Domestic Borrowers and Committed Domestic Loans outstanding at such time may be retained by (or shall be returned to) the Domestic Borrowers for use in a manner not prohibited by this Agreement.
          (h) Prepayments made pursuant to (i) Section 2.05(d), (ii) to the extent representing funds on deposit in the Canadian Concentration Account, Section 2.05(e) and (iii) to the extent the Net Proceeds received a Canadian Loan Party from a Prepayment Event relating to a Canadian Loan Party, Section 2.05(f), first, shall be applied ratably to the Canadian L/C Borrowings and the Swing Line Loans made to the Canadian Borrower, second, shall be applied ratably to the outstanding Committed Canadian Loans, and third the amount remaining, if any, after the prepayment in full of all Canadian L/C Borrowings, Swing Line Loans made to the Canadian Borrower and Committed Canadian Loans outstanding at such time may be retained by (or shall be returned to) the Canadian Borrower for use in a manner not prohibited by this Agreement.
     2.06 Termination or Reduction of Commitments.
          (a) The Domestic Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Domestic Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit or from time to time permanently reduce in part the Aggregate Domestic Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Domestic Borrowers shall not reduce (A) the Aggregate Domestic Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Domestic Outstandings would exceed the Aggregate Domestic Commitments, (B) the Domestic Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Domestic L/C Obligations (other than Domestic L/C Borrowings) not fully Cash Collateralized hereunder would exceed the Domestic Letter of Credit Sublimit, and (C) the Domestic Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans made to the Domestic Borrowers hereunder would exceed the Domestic Swing Line Sublimit.
          (b) The Canadian Borrower may, upon irrevocable notice from the Canadian Borrower to the Canadian Agent, terminate the Aggregate Canadian Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit or from time to time permanently reduce in part the Aggregate Canadian Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit; provided that (i) any such notice shall be received by the Canadian Agent not later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Canadian Borrower shall not reduce (A) the Aggregate Canadian Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian Outstandings would exceed the Aggregate Canadian Commitments, (B) the Canadian Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Canadian L/C Obligations (other than Canadian L/C Borrowings) not fully Cash Collateralized hereunder would exceed the Canadian Letter of Credit Sublimit, and (C) the Canadian Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans made to the Canadian Borrower hereunder would exceed the Canadian Swing Line Sublimit.
          (c) If, after giving effect to any reduction of the Aggregate Domestic Commitments, the Domestic Letter of Credit Sublimit or the Domestic Swing Line Sublimit exceeds the amount of the Aggregate Domestic Commitments, such Domestic Letter of Credit Sublimit or Domestic Swing Line Sublimit shall be automatically reduced by the amount of such excess.
          (d) If, after giving effect to any reduction of the Aggregate Canadian Commitments, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit exceeds the amount of the Aggregate Canadian Commitments, such Canadian Letter of Credit Sublimit or Canadian Swing Line Sublimit shall be automatically reduced by the amount of such excess.
          (e) The Administrative Agent or the Canadian Agent, as applicable, will promptly notify the Domestic Lenders or the Canadian Lenders, as applicable, of any termination or reduction made pursuant to this Section 2.06. Upon any reduction of the Aggregate Domestic Commitments, the Domestic Commitment of each Domestic Lender shall be reduced by such Domestic Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Aggregate Canadian Commitments, the Canadian Commitment of each Canadian Lender shall be reduced by such Canadian Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, Commitment Fees and Letter of Credit Fees) and interest in respect of the Aggregate Total Commitments accrued until the effective date of any termination of the Aggregate Total Commitments shall be paid on the effective date of such termination.
     2.07 Repayment of Loans.
          (a) The Domestic Borrowers shall repay to the Administrative Agent, for the account of the Domestic Lenders, on the Termination Date the aggregate principal amount of Committed Domestic Loans outstanding on such date. To the extent not previously paid, the Domestic Borrowers shall repay the outstanding balance of the Swing Line Loans made to the Domestic Borrowers on the Termination Date.
          (b) The Canadian Borrower shall repay to the Canadian Agent, for the account of the Canadian Lenders, on the Termination Date the aggregate principal amount of Committed Canadian Loans outstanding on such date. To the extent not previously paid, the Canadian Borrower shall repay the outstanding balance of the Swing Line Loans made to the Canadian Borrower on the Termination Date.
     2.08 Interest.
          (a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each BA Equivalent Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the BA Rate for such Interest Period plus the Applicable Margin; (iii) each Domestic Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin; (v) each Swing Line Loan made to the Domestic Borrowers shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Prime Rate plus the Applicable Margin; and (vi) each Swing Line Loan made to the Canadian Borrower shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin.
          (b) (i) If any amount payable under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Loans and L/C Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws for so long as such or any other Event of Default is continuing.
               (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable Laws) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:
          (a) Commitment Fee.
          (i) The Domestic Borrowers shall pay to the Administrative Agent, for the account of each Domestic Lender in accordance with its Applicable Percentage, a commitment fee (the “Domestic Commitment Fee”) based upon the average daily Total Domestic Outstandings (excluding the principal amount of Swing Line Loans made to the Domestic Borrowers) equal to the percentages set forth in the grid below times the actual daily amount by which the Aggregate Domestic Commitments exceed the sum of (i) the Outstanding Amount of the Domestic Loans and (ii) the Outstanding Amount of the Domestic L/C Obligations.

Average Daily Total Domestic Outstandings	Domestic Commitment Fee
Less than 33% of Aggregate Domestic Commitments	1.00%
Greater than or equal to 33% but less than 66% of Aggregate Domestic Commitments	0.75%
Greater than or equal to 66% of Aggregate Domestic Commitments	0.50%

The Domestic Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Domestic Commitment Fee, expressed as a percentage, shall be calculated on the Closing Date and thereafter, the Domestic Commitment Fee shall be calculated on each Commitment Fee Adjustment Date for the most recent calendar quarter immediately preceding such Commitment Fee Adjustment Date.
          (ii) The Canadian Borrower shall pay to the Canadian Agent, for the account of each Canadian Lender in accordance with its Applicable Percentage, a commitment fee (the “Canadian Commitment Fee”) based upon the average daily Total Canadian Outstandings (excluding the principal amount of Swing Line Loans made to the Canadian Borrower) equal to the percentages set forth in the grid below times the actual daily amount by which the Aggregate Canadian Commitments exceed the sum of (i) the Outstanding Amount of the Canadian Loans and (ii) the Outstanding Amount of the Canadian L/C Obligations.

Average Daily Total Canadian Outstandings	Canadian Commitment Fee
Less than 33% of Aggregate Canadian Commitments	1.00%
Greater than or equal to 33% but less than 66% of Aggregate Canadian Commitments	0.75%
Greater than or equal to 66% of Aggregate Canadian Commitments	0.50%
The Canadian Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Canadian Commitment Fee, expressed as a percentage, shall be calculated on the Closing Date and thereafter, the Canadian Commitment Fee shall be calculated on each Commitment Fee Adjustment Date for the most recent calendar quarter immediately preceding such Commitment Fee Adjustment Date.
          (b) Other Fees. The Borrowers shall pay to the Agents, the Canadian Agent and the Arrangers for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     2.10 Computation of Interest and Fees.
          (a) All computations of interest for Prime Rate Loans and BA Equivalent Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent or the Canadian Agent, as applicable, of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (b) For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days or any other period of time that is less than a calendar year, the yearly rate of interest which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty (360) or such other period of time, as the case may be.
          (c) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred and sixty (360) or the number of days in such period, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
     2.11 Evidence of Debt.
          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (with respect to Domestic Credit Extensions) and the Canadian Agent (with respect to Canadian Credit Extensions) (each, the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent, the Canadian Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, in respect of such matters, the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, shall control in the absence of manifest error. Upon the request of any Domestic Lender made through the Administrative Agent (who shall notify the Domestic Borrowers), or any Canadian Lender through the Canadian Agent (who shall notify the Canadian Borrower), the applicable Borrowers shall execute and deliver to such Lender (through the Administrative Agent or the Canadian Agent, as applicable) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations or the Canadian Liabilities, as applicable. Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the applicable Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor (subject to adjustment in the case of any assignments of such Lender’s Commitments).
          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent or, as applicable, the Canadian Agent, shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent or the Canadian Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent or the Canadian Agent, as applicable, shall control in the absence of manifest error.
     2.12 Payments Generally; Administrative Agent’s Clawback.
          (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made, as applicable, to the Administrative Agent, for the account of the respective Domestic Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and to the Canadian Agent, for the account of the respective Canadian Lenders to which such payment is owed, at the Canadian Agent’s Office, in each case, in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent or the Canadian Agent, as applicable, will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office in accordance with the provisions of Section 2.14. All payments received by the Administrative Agent or the Canadian Agent after 2:00 p.m. shall, at the option of the Administrative Agent or the Canadian Agent, as applicable, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment (other than with respect to payment of a LIBO Loan or a BA Equivalent Loan) to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of LIBO Rate Loans or BA Equivalent Loans, as applicable (or in the case of any Committed Borrowing of Prime Rate Loans, prior to 1:00 p.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent or the Canadian Agent, as applicable, such Lender’s share of such Committed Borrowing, the Administrative Agent or the Canadian Agent, as applicable, may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Committed Borrowing of Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent or the Canadian Agent, as applicable, then the applicable Lender and the Domestic Borrowers severally agree with respect to Committed Domestic Loans, and the Canadian Borrower severally agrees with respect to Committed Canadian Loans, to pay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrowers to but excluding the date of payment to the Administrative Agent or the Canadian Agent, as applicable, at (A) in the case of a payment to be made by a Domestic Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, (B) in the case of a payment to be made by a Canadian Lender, the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Canadian Agent in connection with the foregoing, (C) in the case of a payment to be made by the Domestic Borrowers, the interest rate applicable to Domestic Prime Rate Loans and (D) in the case of a payment to be made by the Canadian Borrower, the interest rate applicable to Canadian Prime Rate Loans. If the applicable Borrowers and such Lender shall pay such interest to the Administrative Agent or the Canadian Agent, as applicable, for the same or an overlapping period, the Administrative Agent or the Canadian Agent, as applicable, shall promptly remit to such Borrowers the amount of such interest paid by such Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent or the Canadian Agent, as applicable, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent or the Canadian Agent, as applicable.
               (ii) Payments by Borrowers; Presumptions by Administrative Agent and Canadian Agent. Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from the Lead Borrower or the Canadian Borrower, as applicable, prior to the time at which any payment is due to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent or the Canadian Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to, as applicable, the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or the Canadian Agent, the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking rules on interbank compensation.
     A notice of the Administrative Agent or the Canadian Agent, as applicable, to any Lender or the Lead Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent or the Canadian Agent, as applicable, funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent or the Canadian Agent, as applicable, because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent or the Canadian Agent, as applicable, shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing

Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) if a Domestic Lender, notify the Administrative Agent of such fact, and if a Canadian Lender, notify the Canadian Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other applicable Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably, provided that:
          (a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (b) the provisions of this Section shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
     2.14 Settlement Amongst Lenders.
     (a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent (with respect to Domestic Loans) or the Canadian Agent (with respect to Canadian Loans) as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent or the Canadian Agent, as applicable.
     (b) The Administrative Agent shall deliver to each of the Domestic Lenders and the Canadian Agent shall deliver to the Canadian Lenders, promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent or the Canadian Agent, as applicable (as provided below) or the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent or the Canadian Agent, as applicable, by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Canadian Agent, as applicable. If and to the extent any Domestic Lender shall not have so made its transfer to the Administrative Agent, such Domestic Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If and to the extent any Canadian Lender shall not have so made its transfer to the Canadian Agent, such Canadian Lender agrees to pay to the Canadian Agent forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Canadian Agent equal to the greater of the greater of the Bank of Canada Overnight Rate with respect to payments due to the Canadian Agent in Canadian Dollars and the Federal Funds Rate with respect to payments due to the Canadian Agent in Dollars, and a rate determined by the Canadian Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Canadian Agent in connection with the foregoing.
     2.15 Increase in Commitments.
          (a) Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may request an increase in the Aggregate Canadian Commitments not exceeding $10,000,000 and/or Aggregate Domestic Commitments by an amount not exceeding $50,000,000; provided that the aggregate total amount of all Commitment Increases shall not exceed $50,000,000 (each such increase, a “Commitment Increase”); provided that (i) any such request for a Commitment Increase shall be in a minimum amount of $25,000,000 (or not less than $10,000,000 in the case of the Canadian Commitments), and (ii) the Lead Borrower may make a maximum of two (2) such requests for a Commitment Increase. At the time of sending such request for a Commitment Increase, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
          (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its applicable Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Commitment Increase (each Lender agreeing to increase its Commitment, an “Existing Increasing Lender”). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
          (c) Notification by Administrative Agent; Additional Commitment Lenders. The Administrative Agent shall notify the Lead Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder for a Commitment Increase. To achieve the full amount of a requested Commitment Increase, to the extent that the existing applicable Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Domestic Lender or Canadian Lender, as applicable, hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Total Commitments requested by the Lead Borrower and not accepted by the existing applicable Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders) (each such Eligible Assignee issuing a commitment and becoming a Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $10,000,000.
          (d) Effective Date and Allocations. If the Aggregate Domestic Commitments or the Aggregate Canadian Commitments are increased in accordance with this Section 2.15, the Administrative

Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Commitment Increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such Commitment Increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Domestic Commitments or Aggregate Canadian Commitments, as applicable, and the Aggregate Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increase, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.
          (e) Conditions to Effectiveness of Increase. As a condition precedent to such Commitment Increase, (i) the Lead Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Commitment Increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such Commitment Increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a), (b) and (f) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 (if applicable); (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the applicable Borrowers shall have paid such fees and other compensation to the Existing Increasing Lenders and the Additional Commitment Lenders as the Lead Borrower, the Administrative Agent and such Existing Increasing Lenders and Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to BAS and the Administrative Agent as the Lead Borrower, the Administrative Agent and BAS may agree; (v) if reasonably requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated the Increase Effective Date; (vi) the Borrowers, the Existing Increasing Lenders and the Additional Commitment Lenders shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default exists. The Borrowers shall prepay any Committed Domestic Loans or Committed Canadian Loans, as applicable, outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Domestic Loans or Committed Canadian Loans, as applicable, ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section 2.15. Upon each increase in the Commitments pursuant to this Section, (a) each applicable Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Commitment Lender in respect of such increase, and each such Additional Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such applicable Lender’s participations hereunder in outstanding Domestic Letters of Credit or Canadian Letters of Credit, as applicable, and Swing Line Loans made to the applicable Borrowers such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in the applicable Letters of Credit and (ii) participations hereunder in Swing Line Loans made to the applicable Borrowers held by each applicable Lender (including each such Additional Commitment Lender) will equal the percentage of the aggregate applicable Commitments of all applicable Lenders represented by the applicable Commitment of such applicable Lender and (b) if, on the date of such increase, there are any Committed Domestic Loans or Committed Canadian Loans, as applicable, outstanding, such Committed Domestic Loans or Committed Canadian Loans, as applicable, shall on or prior to the effectiveness of such Commitment Increase be prepaid from the proceeds of additional Committed Domestic Loans or Committed Canadian Loans, as applicable, made hereunder (reflecting such increase in applicable Commitments), which prepayment shall be accompanied by accrued interest on the Committed Domestic Loans or Committed Canadian Loans, as applicable, being prepaid and any costs incurred by any applicable Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section.
          (f) Conflicting Provisions. This Section 2.15 shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
     2.16 CFC Payments. Any references to Borrowers (in the context of payments, proceeds, liabilities or Obligations), Commitments, Collateral, L/C Borrowings or Loans shall mean, in the case of and as applied to the foregoing, with respect to any Obligations of the Domestic Borrowers, only the Domestic Borrowers (or any of its Domestic Subsidiaries and only for their own account), the Collateral that is property of Domestic Borrowers, or L/C Borrowings or Loans constituting Obligations of Domestic Borrowers (or any of its Domestic Subsidiaries), so that collections received from the Canadian Loan Parties and proceeds of the Collateral that is property of the Canadian Loan Parties (or any other Canadian Loan Party) shall be applied solely and exclusively to the payment of the Canadian Liabilities. All provisions contained in any Loan Document or side letter shall be interpreted consistently with this Section 2.16 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.16, the provisions this Section 2.16 shall govern.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER
     3.01 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if a Loan Party shall be required by applicable Law to deduct or withhold, or an Agent, the Canadian Agent or a Lender shall be required to remit, any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions, withholdings or remittances (including deductions, withholdings or remittances applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions, withholdings or remittances been made, (ii) the Loan Parties shall make such deductions or withholdings and (iii) the Loan Parties shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.
          (b) Payment of Other Taxes by the Loan Parties. Without limiting or duplicating the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Indemnification by the Loan Parties. The Domestic Loan Parties shall indemnify each Credit Party, and the Canadian Loan Parties shall indemnify each Canadian Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by such Credit Party, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent or the Canadian Agent, as applicable), or by the Administrative Agent on its own behalf or on behalf of a Domestic Credit Party, or by the Canadian Agent on its own behalf or on behalf of a Canadian Credit Party, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent or the Canadian Borrower shall deliver to the Canadian Agent, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Canadian Agent, as applicable.
          (e) Status of Lenders. Any Lender or L/C Issuer that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent) or the Canadian Borrower (with a copy to the Canadian Agent), as applicable, at the time or times prescribed by applicable Law or reasonably requested by the Lead Borrower, the Administrative Agent, the Canadian Borrower or the Canadian Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be required on the Closing Date (or, in the case of an assignee, on the date of assignment) and on or before the date such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent documentation so delivered or as may reasonably be requested by the Lead Borrower, the Administrative Agent, the Canadian Borrower or the Canadian Agent. In addition, any Lender, if requested by the Lead Borrower, the Administrative Agent, the Canadian Borrower or the Canadian Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower, the Administrative Agent, the Canadian Borrower or the Canadian Agent, as will enable the Lead Borrower, the Administrative Agent, the Canadian Borrower or the Canadian Agent, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States, any Lender or L/C Issuer that is entitled to an exemption from or reduction of, withholding tax shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or L/C Issuer becomes a Lender or L/C Issuer under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
          (iii) in the case of a Lender or L/C Issuer that is entitled to claim the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender or L/C Issuer is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Domestic Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Domestic Borrowers, as described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
          (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Lead Borrower to determine the withholding or deduction required to be made.
          (f) Treatment of Certain Refunds. If any Credit Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party have paid additional amounts pursuant to this

Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the applicable Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent or the Canadian Agent, as applicable, such Lender or the L/C Issuer, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Credit Party in the event such Credit Party is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.
          (g) Sale or Transfer. If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Loan Parties to such Lender or Participant, such Lender or Participant agrees to notify the Administrative Agent (or, in the case of a sale of a participation interest, the Lender granting the participation) of the percentage amount in which it is no longer the beneficial owner of Obligations of Loan Parties to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender’s or such Participant’s documentation provided pursuant to subsections (d) or (e) of this Section 3.01 as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to subsections (d) or (e) of this Section 3.01, as applicable.
     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans or, in the case of Canadian Lenders only, BA Equivalent Loans, as applicable, or to determine or charge interest rates based upon the LIBO Rate or the BA Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or, in the case of Canadian Lenders only, BA Equivalent Loans, as applicable, or to convert Domestic Prime Rate Loans to LIBO Rate Loans or Canadian Prime Rate Loans to BA Rate Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Domestic Prime Rate Loans or Canadian Prime Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.
     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a BA Equivalent Loan, or a conversion to or continuation thereof that (a) with respect to LIBO Rate Loans only, Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) with respect to BA Equivalent Loans only, there is no market for Bankers Acceptances, (c) adequate and reasonable means do not exist for determining the LIBO Rate or the BA Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan or BA Equivalent Loan, or (d) the LIBO Rate or the BA Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan or BA Equivalent Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent (if with respect to LIBO Rate Loans made to a Domestic Borrower) will promptly so notify the Lead Borrower and each Domestic Lender or the Canadian Agent (if with respect to LIBO Rate Loans or BA Equivalent Loans made to the Canadian Borrower) will promptly so notify the Canadian Borrower and each Canadian Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans or of the Canadian Lenders to make or maintain BA Equivalent Loans, as applicable, shall be suspended until the Administrative Agent or the Canadian Agent, as applicable (but in either case upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBO Rate Loans made to a Domestic Borrower or the Canadian Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of LIBO Rate Loans or BA Equivalent Loans, as applicable, made to the Canadian Borrower, as applicable, or, failing that, will be deemed to have converted such request into either a request for a Committed Domestic Borrowing of Domestic Prime Rate Loans in the amount specified therein, or a request for a Committed Canadian Borrowing of Canadian Prime Rate Loans in the amount specified therein, as applicable.
     3.04 Increased Costs; Reserves on LIBO Rate Loans.
          (a) Increased Costs Generally. If any Change in Law shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;
          (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
          (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans or BA Equivalent Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan or BA Equivalent Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer and delivery of the certificate contemplated by Section 3.04(c), the applicable Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has had, or would have, the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon delivery of the certificate contemplated by Section 3.04(c), the applicable Borrowers will pay to such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, as the case may be, for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the applicable Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Reserves on LIBO Rate Loans. The applicable Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that, the Lead Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
     3.05 Compensation for Losses. Upon demand of any Domestic Lender (with a copy to the Administrative Agent) or any Canadian Lender (with a copy to the Canadian Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any LIBO Rate Loan or BA Equivalent Loan made to such Borrower on a day other than the last day of the Interest Period for such LIBO Rate Loan or BA Equivalent Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by such Borrower, to the extent it is a Domestic Borrower (for a reason other than the failure of such Domestic Lender to make a Domestic Loan) to prepay, borrow, continue or convert any LIBO Rate Loan on the date or in the amount notified by the Lead Borrower;
     (c) any failure by such Borrower, to the extent it is the Canadian Borrower (for a reason other than the failure of such Canadian Lender to make a Canadian Loan) to prepay, borrow, continue or convert any LIBO Rate Loan or any BA Equivalent Loan made to such Borrower on the date or in the amount notified by the Canadian Borrower;
     (d) any assignment of a LIBO Rate Loan made to such Borrower on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower (if such

Borrower is a Domestic Borrower) or the Canadian Borrower (if such Borrower is the Canadian Borrower) pursuant to Section 10.13; or
     (e) any assignment of a BA Equivalent Loan made to such Borrower on a day other than the last day of the Interest Period therefor as a result of a request by the Canadian Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.
     For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Lead Borrower.
     3.06 Mitigation Obligations; Replacement of Lenders.
          (a) Designation of a Different Lending Office. If any Lender or L/C Issuer requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or L/C Issuer or any Governmental Authority for the account of any Lender or L/C Issuer pursuant to Section 3.01, or if any Lender or L/C Issuer gives a notice pursuant to Section 3.02, then such Lender or L/C Issuer shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or L/C Issuer. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or L/C Issuer in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.
     3.07 Survival. All of the obligations of each Loan Party under this Article III shall survive termination of the Aggregate Total Commitments and repayment of all other Obligations hereunder.
     3.08 Designation of Lead Borrower as Borrowers’ Agent.
          (a) Each Domestic Borrower hereby irrevocably designates and appoints each of the Parent and the Lead Borrower as such Domestic Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Domestic Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Domestic Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Domestic Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Domestic Borrower. In addition, each

Domestic Loan Party other than the Domestic Borrowers hereby irrevocably designates and appoints each of the Parent and the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
          (b) The Canadian Borrower hereby irrevocably designates and appoints the Parent as the Canadian Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to the Canadian Borrower for such uses as are permitted under this Agreement. In addition, each Canadian Loan Party other than the Canadian Borrower hereby irrevocably designates and appoints each of the Parent and the Canadian Borrower as such Canadian Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
          (c) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the applicable credit facility contemplated herein with all other Borrowers. Consequently, subject to the terms and conditions of this Agreement, each Borrower hereby assumes, guarantees payment and performance of, and agrees to discharge all Obligations of each of the other Borrowers; provided that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, the Canadian Loan Parties shall be liable only for the Canadian Liabilities.
          (d) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, and each properly executed by a Responsible Officer of the signing Loan Party (if applicable):
     (i) executed counterparts of this Agreement;
     (ii) a Note executed by each applicable Borrower in favor of each Lender requesting a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (iv) copies of each Loan Party’s certificate or articles of incorporation and bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and a certificate of good standing (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from such Loan Party’s jurisdiction of organization and from each jurisdiction where such Loan Party’s ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

     (v) a favorable opinion of (x) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Domestic Loan Parties, addressed to the Administrative Agent and each Domestic Lender, as to customary matters concerning the Domestic Loan Parties and the Loan Documents; and (y) Fraser Milner Casgrain LLP and McInnes Cooper LLP, counsels to the Canadian Loan Parties, addressed to the Canadian Agent and each Canadian Lender, as to customary matters concerning the Canadian Loan Parties and the Loan Documents;
     (vi) a certificate signed by a Responsible Officer of the Lead Borrower, satisfactory in form and substance to the Agents, certifying (A) that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied, (B) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect, (C) that, as of the Closing Date after giving effect to the transactions contemplated hereby, the Loan Parties on a consolidated basis are Solvent, and (D) that this Agreement and all Obligations satisfy the requirements of section 3.3 of the Senior Note Indenture;
     (vii) intentionally omitted;
     (viii) except as set forth in the post-Closing Letter, evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Administrative Agent or the Canadian Agent, as applicable, required under the Loan Documents have been obtained and are in effect;
     (ix) a payoff letter from the agent for the lenders under the Existing Credit Agreement reasonably satisfactory in form and substance to the Agents evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full (except to the extent expressly set forth therein), and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released;
     (x) the Security Documents set forth on Schedule 4.01(a)(x) hereto and copies of certificates evidencing any stock being pledged under the Pledge Agreement on the Closing Date (to the extent required by the Pledge Agreement), together with copies of undated stock powers executed in blank, each duly executed by the applicable Loan Parties (originals of which are being delivered to the US Term Loan Agent subject to the Intercreditor Agreement);
     (xi) all other Loan Documents set forth on Schedule 4.01(a)(xi) hereto, each duly executed by the applicable Loan Parties;
     (xii) the Intercreditor Agreement;
     (xiii) (A) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be reasonably satisfactory to the Co-Collateral Agents and (B) background checks on the Parent, the Loan Parties and their management reasonably requested by any Agent, in each case with results reasonably satisfactory to the Agents;
     (xiv) results of searches or other evidence reasonably satisfactory to the Co-Collateral Agents (in each case dated as of a date reasonably satisfactory to the Co-Collateral Agents) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases are being tendered concurrently with the initial extension of credit hereunder or other arrangements reasonably satisfactory to the Co-Collateral Agents for the delivery of such termination statements and releases, satisfactions and discharges have been made; and

     (xv) (A) all UCC financing statements and PPSA financing statements, required by Law or reasonably requested by the Agents or the Canadian Agent, as applicable, to be filed, registered or recorded to create, perfect or protect the Liens intended to be created under the Loan Documents, and (B) Credit Card Notifications and Blocked Account Agreements required to be delivered on or prior to the Closing Date pursuant to Section 6.13 hereof.
                    (b) After giving effect to (i) the first funding under the Loans (if any) on the Closing Date, (ii) the payment of all fees and other amounts due to the Credit Parties by the Borrowers on the Closing Date as required under the Loan Documents, (iii) all Letters of Credit to be issued on the Closing Date, and (iv) the pay off of obligations under the Existing Credit Agreement on the Closing Date, and with the Loan Parties’ trade payables being paid currently and the Loan Parties’ expenses and liabilities being paid in the ordinary course of business and without acceleration of sales, Domestic Availability shall be not less than $80,000,000 and Canadian Availability shall not be less than $10,000,000.
                    (c) The Administrative Agent and the Canadian Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on June 30, 2009, and executed by a Responsible Officer of the Lead Borrower or the Parent.
                    (d) The Co-Collateral Agents shall be reasonably satisfied with the results of the inventory appraisal conducted by Great American Group dated April, 2009.
                    (e) The Administrative Agent shall have received, (i) and the Agents shall be reasonably satisfied with a Consolidated balance sheet of the Parent and its Subsidiaries as at the Fiscal Quarter ended April 30, 2009, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, and (ii) a detailed forecast for the period commencing with the Fiscal Quarter ending July 31, 2009 and ending with the end of the Fiscal Quarter ending October 31, 2010, which shall include an Availability model, Americas Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP (in the case of clause (i)) and consistent with the Loan Parties’ then current practices.
                    (f) The Lead Borrower or any Subsidiary shall have entered into the Term Loan Credit Agreements substantially consistent with the term sheet attached to Rhône Capital III L.P.’s commitment letter dated June 8, 2009 relating thereto or otherwise in form and substance reasonably satisfactory to the Agents and received, or substantially simultaneously with the initial Credit Extension under this Agreement shall receive, gross proceeds of the Term Loans in a minimum amount of $125,000,000.
                    (g) The Agents shall have received (i) the Intercreditor Agreement duly executed by all parties thereto and (ii) copies of all material documents and agreements duly executed by all parties thereto with respect to the Term Loans and such agreements described in this clause (ii) shall be substantially consistent with the term sheet dated June 8, 2009 relating thereto or otherwise in form and substance reasonably acceptable to the Agents.
                    (h) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained.
                    (i) All fees required to be paid by the Borrowers to any of the Agents or the Arrangers on or before the Closing Date shall have been paid in full, and all fees required to be paid by the Borrowers to the Lenders on or before the Closing Date shall have been paid in full.

     (j) The Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsels to the Agents and Arrangers to the extent payable by the Borrowers hereunder and invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements payable by the Borrowers hereunder as shall constitute such counsels’ reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimates shall not thereafter preclude a final settling of accounts between the Borrowers and any Agent or Arranger).
     (k) The Agents shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the Patriot Act.
     (l) Since June 8, 2009, no material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.
     (m) intentionally omitted.
     (n) The Closing Date shall have occurred on or before July 31, 2009. The Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender (other than an Agent or the Canadian Agent) that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of a Committed Loan to another Type of Committed Loan, or a continuation of LIBO Rate Loans or BA Equivalent Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (f) of Section 5.05 shall be deemed to refer to the most recent statements, if any, furnished pursuant to clauses (a), (b) and (d), respectively, of Section 6.01.
     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     (c) The Administrative Agent or the Canadian Agent, if applicable, and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of a Committed Loan to another Type of Committed Loan or a continuation of LIBO Rate Loans or BA Equivalent Loans) submitted by the Lead Borrower or the Canadian Borrower, as applicable, shall be deemed to be a representation and warranty by the Domestic Borrowers or the Canadian Borrower, as applicable, that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but unless and until the Required Lenders otherwise direct the Administrative Agent and the Canadian Agent (in accordance with the terms of this Agreement) to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans that are requested by the Lead Borrower or the Canadian Borrower, as applicable, of all L/C Advances required to be made hereunder and participate in all Swing Line Loans and Letters of Credit whenever made or issued in accordance with the provisions of this Agreement, and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, are agreed to by the Administrative Agent or the Canadian Agent, as applicable; provided that, the making of any such Loans or the issuance of any Letters of Credit in the event the provisions of this Article IV are not complied with shall not be deemed to be a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party and each Americas Subsidiary (and, in the case of Section 5.06, 5.09, 5.11 and 5.16, for each Subsidiary of the Parent) represents and warrants to the Administrative Agent, the L/C Issuer and the Lenders that:
     5.01 Existence, Qualification and Power. Each Loan Party and each Americas Subsidiary (a) is a corporation, limited liability company, unlimited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (in the case of any Americas Subsidiary that is not a Loan Party), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, in each case as of the Closing Date, each Loan Party’s name as it appears in official filings in its state or province of incorporation or organization, its state or province of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization (in the case of each Domestic Loan Party), and its federal employer identification number (if any).
     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than any Loan Document) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Administrative Agent or the Canadian Agent, as applicable, under the Security Documents and other than in accordance with the Intercreditor Agreement); or (d) violate any applicable Law.
     5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, and no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which such Person is a party, except for (a) the perfection or maintenance of the Liens created under the Security Documents or (b) such as have been obtained or made and are in full force and effect.
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     5.05 Financial Statements; No Material Adverse Effect.
          (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
          (b) The unaudited Consolidated balance sheet of the Parent and its Subsidiaries dated April 30, 2009, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all materials respects the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness of the Loan Parties and their Consolidated Subsidiaries (other than any intercompany Indebtedness) outstanding as of the Closing Date (after giving effect to all the transactions occurring on the Closing Date).
          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (d) To the knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and the Americas Subsidiaries on an Americas Consolidated basis.
          (e) Intentionally Omitted.

          (f) The Americas Consolidated forecasted balance sheet and statements of income and cash flows of the Parent and Americas Subsidiaries delivered pursuant to Section 4.01 and (if applicable) Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ reasonable estimate of their future financial performance (it being understood that such forecasted financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that actual results may differ and that such differences may be material).
     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby to occur on the Closing Date, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.07 No Default. No Loan Party or any Americas Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness (exclusive of the Term Loan Documents or the Senior Note Indenture). No Default has occurred and is continuing or would result on the Closing Date from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08 Ownership of Property; Liens.
          (a) Each of the Loan Parties and each Americas Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or failure to have such title or other interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Americas Subsidiary has good title to, valid leasehold interests in, or valid licenses or other rights to use all personal property and assets material to the ordinary conduct of its business, except where failure to have such title, interest, license or other right could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) Schedule 5.08(b)(1) sets forth the address (including street address and state, province or territory and postal or zip code) of all Real Estate that is owned by the Loan Parties as of the Closing Date, together with a list of the holders of any mortgage thereon as of the Closing Date. Schedule 5.08(b)(2) sets forth the address (including street address and state or province or territory) of all locations leased by the Loan Parties as of the Closing Date.
          (c) The property of each Loan Party and each of the Americas Subsidiaries is subject to no Liens, other than Permitted Encumbrances.
     5.09 Environmental Compliance.
          (a) No Loan Party or any Subsidiary (i) is in violation of any Environmental Law or has not obtained or, to its knowledge, has not complied with any Environmental Permit required under any Environmental Law, (ii) is subject to any Environmental Liability that remains outstanding, or (iii) has received written notice of any claim alleging Environmental Liability by any of them, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect: (i) none of the properties currently owned by any Loan Party or any Subsidiary, or to the knowledge of any Loan Party, leased by any Loan Party or any Subsidiary, is listed or, to the knowledge of any Loan Party, proposed for listing on the NPL or any analogous foreign, state, provincial, territorial, municipal or local list; (ii) there are no underground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed of except in compliance with applicable Environmental Laws on any property currently owned by any Loan Party or any Subsidiary in violation of applicable Environmental Law and (iii) to the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed on any property currently owned by any Loan Party or any Subsidiary in violation of applicable Environmental Law.
          (c) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect: (i) no Loan Party or any Subsidiary is undertaking, either individually or together with other “potentially responsible parties” (as that term is defined in CERCLA), any investigation, assessment, or remedial or response action to remove Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.
     5.10 Insurance. The properties of the Loan Parties and their Americas Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Americas Subsidiary operates. Schedule 5.10 sets forth a summary of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
     5.11 Taxes. The Loan Parties and their Subsidiaries have filed all material federal, state, provincial, local and other material tax returns and reports required to be filed, and have paid all material federal, state, provincial, territorial, municipal, local and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP, as to which taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement, other than any tax sharing agreement between or among such Loan Party (or any Subsidiary thereof) and any Affiliate of such Loan Party (or any Subsidiary thereof).
     5.12 Plans.
          (a) Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each Plan in respect of employees of any Domestic Loan Party is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; (ii) each Plan in respect of employees of any Domestic Loan Party that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification; (iii) the Domestic Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan in respect of employees of any Domestic Loan Party; and (iv) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan in respect of employees of any Domestic Loan Party.
          (b) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan in respect of employees of any Domestic Loan Party that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) Except as would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Domestic Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Domestic Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
          (d) As of the Closing Date, no Plan in respect of employees of any Canadian Loan Party or any of their Related Parties is a pension plan or subject to any pension benefits legislation. As of the Closing Date, no Canadian Loan Party has any Canadian Pension Plan.
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no direct Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth, in each case as of the Closing Date, the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests owned by a Loan Party in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for Permitted Encumbrances. As of the Closing Date, the Loan Parties have no equity investments in any other corporation or entity other than (i) Investments described in clause (g) and (h) of the definition of “Permitted Investments” and (ii) those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties (other than the Parent) have been validly issued, and are fully paid and non-assessable and, as of the Closing Date, are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for Permitted Encumbrances.
     5.14 Margin Regulations; Investment Company Act.
          (a) None of the proceeds of the Credit Extensions shall be used directly or indirectly for any purpose that would entail a violation of Regulations T, U, or X issued by the FRB.
          (b) None of the Loan Parties is, or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure. No financial statement, certificate or other factual written information (excluding projections, forward-looking information and information of a general economic or general industry nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished, and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ and that such differences may be material).
     5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     5.17 Intellectual Property; Licenses, Etc. Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Americas Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses as currently conducted, without violation of the rights of any other Person. To the knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, by any Loan Party infringes upon any rights held by any other Person, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. No claim or litigation against any Loan Party alleging any such infringement is pending or, to the knowledge of the Lead Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     5.18 Labor Matters.
     There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Americas Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened that, in any case, could reasonably be expected to have a Material Adverse Effect. The hours worked by, and payments made to employees of, the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, provincial, territorial, municipal, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Americas Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar federal, state, provincial, local or foreign Law dealing with such matters that, in any case, could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party and its Americas Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Loan Party or any Americas Subsidiary is a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board or other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition that, in any case, could reasonably be expected to have a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Americas Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Americas Subsidiaries that, in any case, could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Americas Subsidiaries is bound.
     5.19 Security Documents.
     The Security Documents create in favor of the Administrative Agent (for the benefit of itself and the other Credit Parties) or the Canadian Agent (for the benefit of itself and the other Canadian Credit Parties), as applicable, a legal, valid, continuing and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of financing statements or other requisite registrations and recordations (including, with respect to IP Collateral, the filing and recordation of the

Intellectual Property Security Agreement with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office and any substitute or successor agency) and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable UCC or similar legislation of any jurisdiction, including, without limitation, the PPSA and the Civil Code of Quebec, the creation of a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral that may be perfected in the United States or Canada by filing, recording or registering a financing statement or analogous document (and, in the case of IP Collateral and any other Intellectual Property, the filing and recordation of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office or the Canadian Intellectual Property Office) or, to the extent required by the Loan Documents (it being understood that subsequent recordings in the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or a substitute or successor agency may be necessary to perfect a Lien on Intellectual Property acquired, register or applied for after the date hereof). Notwithstanding anything to the contrary herein, the Loan Parties shall have no obligation to prefect Liens on any IP Collateral or other Intellectual Property in any jurisdiction outside the United States of America or Canada.
     5.20 Solvency.
     After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
     5.21 Deposit Accounts; Credit Card Arrangements.
          (a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA and in each case as of the Closing Date: (i) the name of the depository; (ii) the account number(s) maintained with such depository; and (iii) the identification of each Blocked Account Bank.
          (b) Annexed hereto as Schedule 5.21(b) is a list of all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.
     5.22 Brokers. Except as disclosed on Schedule 5.22 no broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
     5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations except to the extent that any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
     5.24 Material Contracts. Schedule 5.24 sets forth a list of all Material Contracts to which any Loan Party is a party as of the Closing Date (other than the Loan Documents and the Term Loan Documents). The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract (exclusive of the Term Loan Documents or the Senior Note Indenture) and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

     5.25 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Americas Subsidiaries are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
ARTICLE VI
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification Obligations for which a claim has not then been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall, (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03), cause each Americas Subsidiary and, in the case of the covenants set forth in Sections 6.08 and 6.16, cause each of its Subsidiaries to:
     6.01 Financial Statements. Deliver to the Administrative Agent (for distribution to each Lender):
     (a) within ninety (90) days after the end of each Fiscal Year of the Parent, (i) a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) an Americas Consolidated and consolidating balance sheet of the Parent and the Americas Subsidiaries as at the end of such Fiscal Year, and the related Americas Consolidated and consolidating statements of income or operations of the Parent and the Americas Subsidiaries, and Americas Consolidated cash flows for such Fiscal Year, setting forth in each case (in the case of clause (ii), to the extent practicable) in comparative form the figures for the previous Fiscal Year, such consolidating statements of the Parent and its Americas Subsidiaries to be certified by a Responsible Officer of the Lead Borrower or the Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the Americas Consolidated financial statements of the Parent and its Americas Subsidiaries;
     (b) within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, (i) a Consolidated balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, and (ii) an Americas Consolidated and consolidating balance sheet of the Parent and the Americas Subsidiaries as at the end of such Fiscal Quarter, and the related Americas Consolidated and consolidating statements of income or operations and Shareholders’ Equity of the Parent and the Americas Subsidiaries and (commencing with the first such Fiscal Quarter which ends after delivery of the first 10-K annual report of the Parent following the Closing Date) an Americas Consolidated cash flows for such Fiscal Quarter and (to the extent practicable) for the portion of the Parent’s Fiscal Year then ended, setting forth in each case (to the extent practicable) in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Americas Consolidated statements to be certified by a Responsible Officer of the Lead Borrower or the Parent as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and the Americas Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements of the Parent and its Americas Subsidiaries to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Americas Consolidated financial statements of the Parent and the Americas Subsidiaries;
     (c) within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of the Parent (commencing with the first such Fiscal Month which occurs after the first full six (6) months following the Closing Date), an Americas Consolidated and consolidating balance sheet of the Parent and the Americas Subsidiaries as at the end of such Fiscal Month, and the related Americas Consolidated and consolidating statements of income or operations, Shareholders’ Equity and Americas Consolidated cash flows for such Fiscal Month, and (to the extent practicable) for the portion of the Parent’s Fiscal Year then ended, setting forth in each case (to the extent practicable) in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, to the extent applicable, subject to normal year end audit adjustments and in the absence of footnotes, and in any event, in a manner consistent with the Parent’s accounting practices, such Americas Consolidated statements to be certified by a Responsible Officer of the Lead Borrower or the Parent as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and the Americas Subsidiaries as of the end of such Fiscal Month and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower or the Parent to the effect that such statements are fairly stated in all material respects when considered in relation to the Americas Consolidated financial statements of the Parent the Americas Subsidiaries; and
     (d) within thirty (30) days after the end of each Fiscal Year of the Parent, forecasts prepared by management of the Parent and Lead Borrower, in form reasonably satisfactory to the Agents, of Americas Consolidated balance sheets, statements of income or operations and cash flows, and Availability projections of the Parent and the Americas Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and promptly after they become available, any significant revisions to such forecast with respect to such Fiscal Year.
     6.02 Certificates; Other Information. Deliver to the Administrative Agent (for distribution to each Lender) and, with respect to items (b), (c) and (f) below, the Co-Collateral Agents:
     (a) intentionally omitted;
     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower or the Parent (to be furnished even if a Covenant Compliance Event is not then in effect) and (ii) a copy of management’s discussion and analysis with respect to such financial statements. In the event of any change in GAAP used in the preparation of such financial statements, the Lead Borrower or the Parent shall also provide a statement of reconciliation conforming such financial statements to GAAP;
     (c) until the first month following delivery of the first 10-K annual report of the Parent following the Closing Date, on the fifteenth (15th) day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), and thereafter, on the tenth (10th) day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day) (or more frequently at the option of the Lead Borrower), a Borrowing Base Certificate showing the Domestic Borrowing Base and the Canadian Borrowing Base, as of the close of business as of the last day of the immediately preceding Fiscal Month; provided that, upon the occurrence and during the continuance of an Accelerated Borrowing Base Delivery Event, such Borrowing Base Certificate (which shall include information relating to the Inventory only to the extent then available) shall be delivered on Wednesday of each week (or, if any Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;
     (d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;
     (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report which any Loan Party files with the SEC and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party files with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 or with any national or foreign securities exchange or applicable Governmental Authority, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (f) the financial and collateral reports described on Schedule 6.02 hereto, no later than the times set forth in such Schedule, provided that certain of the reports listed on Schedule 6.02 may not be required if such delivery is not required by all of the Agents, and, if applicable, the Canadian Agent;
     (g) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of the Senior Note Indenture (or any other indenture relating to Material Indebtedness) or the US Term Loan Credit Agreement or the Euro Term Loan Credit Agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
     (h) within thirty (30) days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Americas Subsidiaries and containing such additional information as the Administrative Agent, Canadian Agent, any Co-Collateral Agent, or any Lender through the Administrative Agent, may reasonably specify;
     (i) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which could reasonably be expected to have a Material Adverse Effect; and
     (j) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Americas Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, Canadian Agent, any Co-Collateral Agent, or any Lender (through the Administrative Agent or the Canadian Agent, as applicable) may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Lead Borrower shall deliver paper copies of such documents to any Agent or Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Agent or such Lender. No Agent shall have any obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents
     The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) the Lead Borrower shall use commercially reasonable efforts to provide that such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of all applicable securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     6.03 Notices. Promptly, and in any event within five (5) Business Days after any Responsible Officer of any Loan Party obtains knowledge thereof, notify the Administrative Agent (and the Co-Collateral Agents in the case of (h), (i) or (j), below) of:
     (a) the occurrence of any Default or Event of Default;

     (b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event;
     (d) any material change in accounting policies or financial reporting practices by any Loan Party;
     (e) any change in the Parent’s senior executive officers;
     (f) the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;
     (g) any collective bargaining agreement to which a Loan Party becomes a party;
     (h) the filing of any Lien for unpaid Taxes against any Loan Party in excess of $500,000;
     (i) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and
     (j) any failure by any Loan Party to pay rent at (i) five (5%) or more of such Loan Party’s locations, (ii) any location which is a distribution center or warehouse, or (iii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and, in any such case, such failure would be reasonably likely to result in a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Lead Borrower or the Parent setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with reasonable particularity the provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness and the other provisions of Section 7.07, to the extent applicable, except, in each case, where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (iv) no Lien has been filed with respect thereto or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to establishing or modifying Reserves in manner permitted by this Agreement.

     6.05 Preservation of Existence, Etc.
          (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except (i) in a transaction permitted by Section 7.04 or 7.05 or (ii) in the case of any Americas Subsidiary that is not a Loan Party, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
          (b) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.
          (c) Preserve or renew all of its Intellectual Property, except (i) to the extent such Intellectual Property is no longer used or useful in the conduct of the business of such Loan Party, (ii) pursuant to a transaction permitted by Section 7.04 or 7.05 or (iii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and Equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty or condemnation events excepted, and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     6.07 Maintenance of Insurance.
          (a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Agents (which insurance companies are not Affiliates of the Loan Parties), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Agents.
          (b) In each case except as set forth in the post-Closing Letter: Fire and extended coverage policies maintained with respect to any Collateral shall name the Administrative Agent or the Canadian Agent, as applicable, as a loss payee and shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Canadian Agent, as applicable, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Agents and the Canadian Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Administrative Agent or the Canadian Agent, as applicable, as an additional insured. Business interruption policies shall name the Administrative Agent or the Canadian Agent, as applicable, as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent or the Canadian Agent, as applicable (subject to the rights of the US Term Loan Agent, the Euro Term Loan Agent and the Term Loan Collateral Agent and as described in the Intercreditor Agreement), (provided that unless a Cash Dominion Event then exists, the Administrative and/or Canadian Agent shall promptly remit the proceeds to the Lead Borrower or as the Lead Borrower may direct), (ii) a provision to the effect that none of the Loan Parties, the Agents, the Canadian Agent or any other party shall be a co-insurer and (iii) such other provisions as the Agents or, if applicable, the Canadian Agent, may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(b) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days prior written notice thereof by the insurer to the Administrative Agent or the Canadian Agent, as applicable, (giving such Person the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days prior written notice thereof by the insurer to the Administrative Agent or the Canadian Agent, as applicable. The Lead Borrower shall deliver to the Agents, and the Canadian Borrower shall deliver to the Canadian Agent, on or prior to the date of the cancellation or expiration of any such policy of insurance, or modification materially reducing the scope or amount of coverage of such policies of insurance, a copy of any applicable renewal or replacement insurance certificate.
          (c) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
          (d) Maintain for themselves and their Americas Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by any Agent, furnish the Administrative Agent certificates evidencing renewal of each such policy.
     6.08 Compliance with Laws. Comply, and cause each Subsidiary to comply, with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a)(i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; and (ii) such contest effectively suspends enforcement of the contested Laws, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents or the Canadian Agent with respect to establishing or modifying Reserves in a manner permitted by this Agreement.
     6.09 Books and Records.
     (i) Maintain proper books of record and account, in which entries full, true and correct in all material respects and in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Americas Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
     6.10 Inspection Rights.
          (a) Permit representatives and independent contractors of the Co-Collateral Agents (acting in consultation with the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and insurance policies, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and (in the presence of a Responsible Officer of the Parent or the Lead Borrower) Registered Public Accounting

Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Co-Collateral Agents (acting in consultation with the Administrative Agent) (or any of their representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.
          (b) Upon the request of any Co-Collateral Agent (acting in consultation with the Administrative Agent) after reasonable prior notice, permit such Co-Collateral Agent (acting in consultation with the Administrative Agent) or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Domestic Borrowing Base and the Canadian Borrower’s practices in the computation of the Canadian Borrowing Base and (ii) the assets included in the Domestic Borrowing Base and the Canadian Borrowing Base, respectively, and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Subject to the following sentence, the Loan Parties shall pay the reasonable and documented out-of-pocket fees and expenses of any of the Administrative Agent and the Co-Collateral Agents and such professionals with respect to such evaluations and appraisals. Without limiting the foregoing, the Loan Parties acknowledge that (A) subject to clause (B) below, the Co-Collateral Agents (acting in consultation with the Administrative Agent) shall undertake up to two (2) inventory appraisals and two (2) commercial finance examinations each Fiscal Year for each of the Domestic Borrowers and the Canadian Loan Parties at the Loan Parties’ expense, and (B) if the Domestic Borrowers fail to maintain Domestic Availability, for three (3) consecutive Business Days, at least equal to the greater of (x) thirty percent (30%) of the Total Loan Cap and (y) $45,000,000, the Co-Collateral Agents (acting in consultation with the Administrative Agent) shall undertake up to three (3) inventory appraisals and three (3) commercial finance examinations each Fiscal Year for each of the Borrowing Base Parties at the Loan Parties’ expense. Notwithstanding the foregoing, any Co-Collateral Agent (acting in consultation with the Administrative Agent) may cause additional appraisals and commercial finance examinations to be undertaken (i) as it in its Permitted Discretion deems necessary or appropriate, at its own expense or, (ii) if required by applicable Law or if a Default shall have occurred and be continuing, at the expense of the Loan Parties. In all events, any professional engaged to perform any evaluations, appraisals, commercial finance examinations or other services pursuant to this clause (b) shall be retained by the Administrative Agent and no other Person.
          (c) Notwithstanding anything to the contrary in this Section 6.10, none of the Parent or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agents, the Canadian Agent, any Lender (or any of their representatives) is then prohibited by Law or any agreement binding on the Parent or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.
     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions only (a) to refinance Indebtedness of the Parent and its Subsidiaries under the Existing Credit Agreement, (b) to finance transaction fees and expenses related hereto, (c) to finance the acquisition of working capital assets of the Loan Parties, including the purchase of Inventory and Equipment, in each case, in the ordinary course of business, (d) to finance Capital Expenditures of the Loan Parties, and (e) for other general corporate purposes of the Loan Parties, in each case to the extent not prohibited under applicable Law and the Loan Documents.
     6.12 Additional Loan Parties.
          (a) Notify the Administrative Agent promptly after any Person becomes a Domestic Subsidiary that is a Wholly Owned Subsidiary of any Domestic Loan Party (other than any Immaterial

Subsidiary), and promptly thereafter (and in any event within thirty (30) days or such longer period as the Agents may agree), (a) cause any such Domestic Subsidiary that is a Wholly Owned Subsidiary (other than any Immaterial Subsidiary) to (i) become a Domestic Borrower or Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement, and, in the case of a Guarantor, a Facility Guaranty (or a counterpart or supplement thereto), (ii) grant a Lien to the Administrative Agent on such Person’s assets to the extent required by the Security Documents, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv), (xiv) and (xv) of Section 4.01(a) and, if requested by the Administrative Agent, customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by any Domestic Loan Party, such Domestic Loan Party shall pledge such Equity Interests and promissory notes evidencing such Indebtedness (if any) (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary will not be required to be pledged), in the manner and format required by the Pledge Agreement; provided that, no Equity Interests of any Foreign Subsidiary which is not a Canadian Loan Party shall be required to be pledged.
          (b) Notify the Canadian Agent promptly after any Person becomes a Canadian Subsidiary that is a Wholly Owned Subsidiary of any Canadian Loan Party (other than any Immaterial Subsidiary), and promptly thereafter (and in any event within thirty (30) days or such longer period as the Canadian Agent may agree), (a) cause any such Canadian Subsidiary that is a Wholly Owned Subsidiary (other than any Immaterial Subsidiary) to (i) become a Guarantor of the Canadian Liabilities by executing and delivering to the Canadian Agent a Joinder Agreement and a Facility Guaranty (or a counterpart or supplement thereto), (ii) grant a Lien to the Canadian Agent on such Person’s assets to secure the Canadian Liabilities by executing and delivering to the Canadian Agent Canadian Security Documents, to the extent required by the Security Documents, and (iii) deliver to the Canadian Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if requested by the Canadian Agent, customary opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by any Canadian Loan Party, such Canadian Loan Party shall pledge such Equity Interests and promissory notes evidencing such Indebtedness (if any) (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary will not be required to be pledged), in the manner and format required by the Pledge Agreement; provided that, no Equity Interests of any Foreign Subsidiary which is not a Canadian Loan Party, and no Equity Interests of any unlimited company incorporated or amalgamated and existing under the laws of the Province of Nova Scotia, shall be required to be pledged.
          (c) In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrowing Base Party or permit the inclusion of any acquired assets in the computation of the Domestic Borrowing Base or the Canadian Borrowing Base, as applicable.
     6.13 Cash Management.
          (a) On or prior to the Closing Date or such later dates specified in the Post-Closing Letter:
          (i) deliver to the Administrative Agent (with respect to the Domestic Loan Parties) and the Canadian Agent (with respect to the Canadian Loan Parties) copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and
          (ii) enter into a Blocked Account Agreement with each Blocked Account Bank maintained by the Loan Parties as of the Closing Date with respect to each DDA specified by the Agents (other than payroll and other specific DDAs as may be acceptable to the Agents) established or maintained by any Loan Party as of the Closing Date with such Blocked Account Bank (collectively, the “Blocked Accounts”).
          (b) Subject to the terms of the Post-Closing Letter, the Loan Parties shall ACH or wire transfer no less frequently than once each Business Day (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA (net of such minimum balance consistent with past practices, but not to exceed $200,000 in the aggregate for all DDAs in any event) and all payments received by any Loan Party from credit card processors.
          (c) After the occurrence and during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Administrative Agent or the Canadian Agent, as applicable, to the Lead Borrower and the applicable Blocked Account Bank), the Loan Parties and each Blocked Account Bank shall ACH or wire transfer no less frequently than once each Business Day (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Bank of America (the “Domestic Concentration Account”) (in the case of any Domestic Loan Party) or maintained by the Canadian Agent at Bank of America-Canada Branch (the “Canadian Concentration Account”) (in the case of any Canadian Loan Party) all cash receipts and collections by the Loan Parties (other than Operating Cash, and Cash Equivalents being held in accordance with the terms of the proviso at the end of the definition of “Permitted Investments”), including, without limitation, the following:
          (i) all available cash receipts of the Loan Parties from the sale of Inventory and other assets (other than Operating Cash);
          (ii) all proceeds of collections of Accounts of the Loan Parties;
          (iii) all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, all Net Proceeds from any Prepayment Event;
          (iv) the then cash balance of each DDA (net of any minimum balance, not to exceed $200,000 in the aggregate) for all DDAs combined;
          (v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $200,000 in the aggregate) for all Blocked Accounts combined; and
          (vi) the cash proceeds of all credit card charges received by any Loan Party.
          (d) The Domestic Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent, and the Canadian Concentration Account shall at all times be under the sole dominion and control of the Canadian Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Domestic Concentration Account or the Canadian Concentration Account, (ii) the funds on deposit in each Domestic Concentration Account shall at all times be collateral security for the Secured Obligations (as defined in the Security Agreement), (iii) the funds on deposit in each Canadian Concentration Account shall at all times be collateral security for all of the Canadian Liabilities and (iv) the funds on deposit in the Domestic Concentration Account and the Canadian Concentration Account shall be applied as provided in Section 2.05 of this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Domestic Loan Party or Canadian Loan Party receives or otherwise has dominion and control of any such proceeds or collections (other than Operating Cash, and Cash Equivalents being held in accordance with the terms of the proviso at the end of the definition of “Permitted Investments”) while a Cash Dominion Event Exists, such proceeds and collections shall be held in trust by such Domestic Loan Party for the Administrative Agent and by such Canadian Loan Party for the Canadian Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Domestic Concentration Account or the Canadian Concentration Account, as applicable, or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent or the Canadian Agent, as applicable.

          (e) Upon the request of the Administrative Agent, the Domestic Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above. Upon the request of the Canadian Agent, the Canadian Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above. So long as no Cash Dominion Event has occurred and is continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts. Any amounts held or received in the Domestic Concentration Account at any time when no Cash Dominion Event exists or while no Loans are outstanding (except as provided in Section 8.02) shall be promptly remitted to an account of the Lead Borrower, or as the Lead Borrower may otherwise direct. Any amounts held or received in the Canadian Concentration Account at any time when no Cash Dominion Event exists or while no Loans are outstanding (except as provided in Section 8.02) shall be promptly remitted to an account of the Canadian Borrower or as the Canadian Borrower may otherwise direct.
          (f) The Loan Parties shall not permit cash in an aggregate amount in excess of 10% of the aggregate of the Domestic Borrowing Base and the Canadian Borrowing Base, each as then in effect (other than (i) “store” cash, cash held in local, non-concentration deposit accounts, cash in transit between stores and depository accounts and cash receipts from sales in the process of inter-account transfers, in each case as a result of the ordinary course operations of the Loan Parties, and (ii) to the extent necessary for the Loan Parties to satisfy in the ordinary course of their business the current liabilities incurred by them in the ordinary course of their business and without acceleration of the satisfaction of such current liabilities) to accumulate and be maintained in the deposit accounts or Cash Equivalents of the Loan Parties; provided, however, that the Loan Parties’ obligations under this Section 6.13(f) shall be suspended if and for so long as there are no Loans outstanding.
     6.14 Information Regarding the Collateral.
     Furnish to the Administrative Agent at least fifteen (15) days’ (or such shorter period as the Administrative Agent shall agree) prior written notice of any change in: (i) any Loan Party’s legal name; (ii) the location of any Loan Party’s chief executive office or its principal place of business; (iii) any Loan Party’s organizational type or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC, PPSA or otherwise that are required in order for the Administrative Agent or the Canadian Agent, as applicable, to continue, following such change, to have a valid, legal and perfected security interest in the Collateral for its own benefit and the benefit of the other applicable Credit Parties (to the extent a security interest in such Collateral can be perfected by the filing of a financing statement under the UCC or a filing under the PPSA).
     6.15 Physical Inventories.
          (a) Cause (i) not less than two (2) physical inventories of raw materials to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period, conducted by a Loan Party or such other inventory takers as are reasonably satisfactory to the Co-Collateral Agents and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably satisfactory to the Co-Collateral Agents and (ii) daily cycle counts of finished goods located at distribution centers, in each case consistent with past practices; provided, however, until such time as the Canadian Borrower transitions to periodic cycle counts with respect to its Inventory, (x) any physical inventory undertaken by the Canadian Borrower shall only include finished goods and (y) the Canadian Borrower shall not be required to comply with clause (ii) above. In the event that at any time Domestic Availability is less than twenty-five percent (25%) of the

Total Loan Cap, any Agent may require that in addition to the two (2) physical inventories of raw materials, an additional physical inventory of all inventory be undertaken, at the expense of the Loan Parties, in the manner described above, during such twelve (12) month period. The Co-Collateral Agents, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower (with respect to the inventory of the Domestic Loan Parties) and the Canadian Borrower (with respect to the inventory of the Canadian Loan Parties), within twenty (20) days following the completion of such physical inventory, shall provide the Administrative Agent or the Canadian Agent, as applicable, with a reconciliation of the results of such physical inventory (as well as of any other physical inventory) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable. At the request of the Administrative Agent, the Lead Borrower shall, within thirty (30) days after such request, provide the Administrative Agent a summary of the average daily cycle count for the most recently ended Fiscal Quarter.
(b) Any Agent (after consultation with the Administrative Agent), in its discretion, if any Default or Event of Default exists, may cause additional inventories to be taken as such Agent determines (each, at the expense of the Loan Parties).
     6.16 Environmental Laws.
          (a) Conduct, and cause each Subsidiary to conduct, its operations in compliance with all Environmental Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) obtain and renew, and cause each Subsidiary to obtain and renew, all Environmental Permits required for its operations, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) implement, and cause each Subsidiary to implement, any and all investigation, remediation, removal and response actions that are required under applicable Environmental Laws to prevent the release of any Hazardous Materials on, at, or from any of its Real Estate; provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such investigation, cleanup, removal, remedial or other action to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP or (ii) failure to undertake any investigation, clean up, removal, remedial or other action would not reasonably be expected to have a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents or the Canadian Agent with respect to establishing or modifying Reserves in a manner permitted by this Agreement.
     6.17 Further Assurances.
          (a) Execute any and all further documents, financing statements, filings, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, amendments to financing statements or other documents under the UCC, the PPSA or any other similar legislation), that may be required under any applicable Law, or which any Agent or the Canadian Agent may reasonably request, to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties and to the extent required by, and subject to the limitations set forth in, the Security Documents and this Agreement.
          (b) If any material personal property assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof (in the case of Intellectual Property, solely with respect to Intellectual Property which is the subject of a registration or application with the PTO, Copyright Office or CIPO and within the time frames set forth in Schedule 6.02), and the Loan Parties will cause such assets to be subjected to a perfected Lien securing the Secured Obligations (as defined in the Security Agreement) of the Domestic Loan Parties (in the case of a Domestic Loan Party) or the Canadian Liabilities (in the case of a Canadian Loan Party), as applicable, and will take such actions as shall be necessary or shall be requested by any Agent or the Canadian Agent, as applicable, to grant and perfect such Liens, in each case to the extent required by, and subject to the limitations set forth in, the Security Documents and this Agreement, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.
          (c) If, after the Closing Date, any Loan Party acquires a fee interest in real property located in the United States with a fair market value of $5.0 million or more (other than to the extent such real property was financed through the incurrence of any Indebtedness permitted by Section 7.03), such Loan Party shall notify the Administrative Agent and, if requested by any Agent, take such actions and execute such documents as any Agent shall reasonably require to create a mortgage Lien on such real property.
     6.18 Intentionally Omitted
     6.19 Material Contracts. In each case, exclusive of the Term Loan Documents or the Senior Note Indenture or any other Material Contract relating to Material Indebtedness, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect (other than expirations pursuant to the terms thereof), and enforce each such Material Contract in accordance with its terms.
     6.20 Canadian Pension Benefit Plans.
     Each Canadian Loan Party shall cause each of its Canadian Pension Plans to be duly qualified and administered in all respects in compliance with, as applicable, the Supplemental Pension Plans Act (Quebec) and the Pension Benefits Act (Ontario) and all other applicable laws (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto. Each Canadian Loan Party shall ensure:
     (a) it has no unfunded, solvency, or deficiency on windup liability and no accumulated funding deficiency (whether or not waived), or any amount of unfunded benefit liabilities in respect of any Canadian Pension Plan, including any Canadian Pension Plan to be established and administered by it or them;
     (b) all amounts required to be paid by it or them are paid when due;
     (c) no liability upon it or them or Lien on any of its or their asset property arises or exists in respect of any Canadian Pension Plan;
     (d) it makes all required contributions to any Canadian Pension Plan when due; and
     (e) it does not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Canadian Pension Plan that could reasonably be expected to result in liability.
ARTICLE VII
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification Obligations for which a claim has not then been asserted), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Americas Subsidiary to, directly or indirectly:
     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file under the UCC, the PPSA or any similar Law or statute of any jurisdiction a financing statement or similar document that names any Loan Party or any Americas Subsidiary as debtor; or sign or authorize any security agreement authorizing any Person thereunder to file such financing statement or similar document other than, as to all of the above, Permitted Encumbrances.
     7.02 Investments. Make any Investments, except Permitted Investments.
     7.03 Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness. The accrual of interest and the accretion or amortization of original issue discount on Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred in accordance with this Section 7.03 will not constitute an incurrence of Indebtedness. In the event that any item of Indebtedness meets more than one of the categories set forth in the definition of “Permitted Indebtedness”, the Lead Borrower may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one or more of such clauses, at its election. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.
     7.04 Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to, or immediately after giving effect to, any action described below or would result therefrom:
     (a) any Subsidiary which is not a Loan Party may merge, amalgamate or consolidate with or into (i) a Loan Party, provided that a Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any Americas Subsidiary that is a Wholly-Owned Subsidiary is merging or amalgamating with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person;
     (b) any Loan Party or any Subsidiary which is a Loan Party may merge, amalgamate, or consolidate with or into any other Subsidiary which is a Loan Party, provided that in any merger, amalgamation or consolidation involving a Borrowing Base Party, a Borrowing Base Party shall be the continuing or surviving Person;
     (c) in connection with a Permitted Investment, any Loan Party or any Americas Subsidiary may merge, amalgamate with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that in any merger, amalgamation or consolidation involving a Loan Party, a Loan Party is the surviving Person;
     (d) (i) any Loan Party or any Americas Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party; and (ii) any Subsidiary which is not a Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary which is not a Loan Party; and
     (e) any Guarantor or any Subsidiary which is not a Loan Party may liquidate or dissolve or change its legal form if the Parent determines in good faith that such action is in the best interests of the Parent and its Subsidiaries and is not materially disadvantageous to the Lenders.
     7.05 Dispositions. Make any Disposition, except Permitted Dispositions. To the extent any Collateral is Disposed of as permitted by this Section 7.05 to any Person other than any Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents.
     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
     (a) each Loan Party and each Americas Subsidiary may make Restricted Payments to any Loan Party;
     (b) the Loan Parties and each Americas Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Stock not otherwise permitted by Section 7.03);
     (c) each Americas Subsidiary that is not a Loan Party may make Restricted Payments to any other Americas Subsidiary that is not a Loan Party;
     (d) the Parent may pay for and otherwise effect the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Parent by any employee, director or officer of the Parent or any of its Subsidiaries pursuant to any equity plan, stock option plan or any other benefit plan or any agreement with any employee, director or officer of the Parent or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed $1,000,000 in any calendar year;
     (e) any Loan Party and each Americas Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Investment and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion;
     (f) any Canadian Subsidiary may make Restricted Payments to any direct or indirect Subsidiary of the Parent so long as an amount equal to such Restricted Payments made by such Canadian Subsidiary is transferred to a Domestic Loan Party substantially concurrently with such Restricted Payment; and
     (g) if the Payment Conditions are satisfied, the Loan Parties and each Americas Subsidiary may make Restricted Payments in addition to those set forth in clauses (a) through (f) above.

     7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Permitted Indebtedness (other than the Obligations or Indebtedness between Loan Parties), or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Event of Default then exists or would arise therefrom, regularly scheduled or mandatory repayments, repurchases, redemptions, defeasances or other satisfaction of Permitted Indebtedness (other than Subordinated Indebtedness), (b) as long as no Event of Default has occurred and is continuing, voluntary prepayments, redemptions, repurchases, defeasances or other satisfaction of Permitted Indebtedness (but excluding any payment in violation of the subordination terms of any Subordinated Indebtedness) (i) in an amount less than $6,000,000 in the aggregate during the Availability Period as long as the Availability Condition is satisfied, or (ii) constituting intercompany Indebtedness owing by a Loan Party to any Subsidiary that is not a Loan Party so long as an amount equal to such amount prepaid, redeemed, purchased or otherwise satisfied is transferred to a Loan Party substantially concurrently with such prepayment, redemption, purchase or other satisfaction, (c) as long as no Event of Default then exists, repayments and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof, (d) voluntary prepayments, repurchases, redemptions, defeasances or other satisfaction of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied, and (e) any Permitted Amendment/Refinancings of such Indebtedness.
     7.08 Change in Nature of Business
     Engage in any line of business substantially different from the lines of business conducted by such Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Americas Subsidiary as would be obtainable by the Loan Parties or such Americas Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties not prohibited hereunder; (b) transactions not otherwise prohibited hereunder between or among the Parent or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction; (c) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Parent permitted under Section 7.06; (d) the transactions occurring on the Closing Date and the payment of fees and expenses related thereto; (e) the issuance of Equity Interests to any officer, director, employee or consultant of the Parent or any of its Subsidiaries; (f) transactions, arrangements, reimbursements and indemnities permitted between or among such parties under this Agreement; (g) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Parent or any of its Subsidiaries; (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans of the Parent or any of its Subsidiaries; (i) any transfers by or among any Affiliates to pay tax liabilities, or (j) transactions pursuant to and in connection with the Term Loan Documents (including the issuance of warrants in connection therewith and any Permitted Amendment/Refinancing thereof).
     7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than (x) this Agreement or any other Loan Document or (y) the Term Loan Credit Agreements or any document relating thereto or (z) the Senior Note Indenture or any Permitted Amendment/Refinancing of any of the foregoing) that limits the ability (i) any Americas Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (ii) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent or the Canadian Agent, as applicable, under the Loan Documents; provided, however, that none of the foregoing shall prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (B) customary anti-assignment provisions in contracts restricting the assignment thereof or in contracts for the Disposition of any assets or any Person, provided that the restrictions in any such contract shall apply only to the assets or Person that is to be Disposed of; (C) provisions in leases of real property that prohibit mortgages or pledges of the lessee’s interest under such lease or restricting subletting or assignment of such lease; (D) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are not prohibited hereunder; (E) customary restrictions arising under licenses and other contracts entered into in the ordinary course of business; (F) Contractual Obligations which (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.10) are listed on Schedule 7.10 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation; or (G) Contractual Obligations which are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary.
     7.11 Use of Proceeds. Use the proceeds of any Credit Extension in a manner inconsistent with Section 6.11 or in any manner which violates Regulations T, U or X of the FRB.
     7.12 Amendment of Material Documents.
     Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract (other than any Loan Document) or Material Indebtedness (other than on account of any refinancing or Permitted Amendment/Refinancing otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.
     7.13 Fiscal Year.
     Change the Fiscal Year of any Loan Party without the prior consent of the Administrative Agent, except as required by GAAP.
     7.14 Deposit Accounts; Credit Card Processors.
     In the case of any Loan Party, open new Blocked Accounts or engage any new credit card processors unless the Loan Parties shall have delivered to the Administrative Agent appropriate Blocked Account Agreements or Credit Card Notifications, as applicable, consistent with the provisions of Section 6.13 or otherwise reasonably satisfactory to the Agents and, if applicable, the Canadian Agent.
     7.15 Financial Covenants.
     (a) Consolidated Fixed Charge Coverage Ratio. During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each Measurement Period during such continuation, to be less than 1.1:1.0.
     (b) Availability. Permit Domestic Availability at any time to be less than or equal to seven and one half percent (7.5%) of the Total Loan Cap.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) Non-Payment. Any Borrower or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, which failure continues for two (2) Business Days, or (iii) any other amount payable hereunder or under any other Loan Document which failure continues for two (2) Business Days; or
     (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02 (exclusive of Section 6.02(f)), 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13, 6.14 or Article VII; or any Loan Party fails to deliver any one or more of the financial and collateral reports described on Schedule 6.02 hereto, no later than the times set forth in such Schedule, and such failure continues for three (3) Business Days after notice thereof by the Administrative Agent to the Lead Borrower, or
     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Lead Borrower; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein or in any other Loan Document, shall be incorrect or misleading in any material respect (or in the case of any representation or warranty qualified by materiality, in any respect) when made or deemed made; or
     (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due, after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that any such failure is unremedied and is not waived by the holders of such Indebtedness; provided further that this clause (i)(B) shall not apply to (x) secured Indebtedness of a Loan Party or a Subsidiary that becomes due upon the sale or transfer by such Loan Party or Subsidiary of the property or assets securing such Indebtedness; or (y) scheduled payments, defeasances or redemptions of Indebtedness on the dates set forth in the instruments and agreements governing such Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $15,000,000; provided that such failure is unremedied and is not waived by the applicable counterparty to such Swap Contract; or
     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding or makes any filing under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer and such receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 45 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 45 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issuance or levy; or
     (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments for the payment of money in an aggregate amount (as to all such final judgments) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case such judgment is not, within 30 days after the entry thereof, satisfied, vacated, discharged or execution thereof stayed or bonded pending appeal, or such final judgment is not satisfied, vacated or discharged prior to the expiration of any such stay; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000 or which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000 or which could reasonably be expected to result in a Material Adverse Effect; or
     (j) Canadian Pension Plan. Any event or condition shall occur or exist with respect to a Canadian Pension Plan that could reasonably be expected to subject any Canadian Loan Party to any tax, penalty or other liabilities under the Supplemental Pension Plans Act (Quebec) and the Pension Benefits Act (Ontario) or any other applicable Laws, or if a Canadian Loan Party is in default with respect to required payments to a Canadian Pension Plan or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, and which could reasonably be expected to result in a Material Adverse Effect.
     (k) Invalidity of Loan Documents. (i) Any provision of any material Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any Subsidiary not to be, a valid and (to the extent required by the Security Documents and this Agreement) perfected Lien on any Collateral (other than an immaterial portion of the Collateral), with the priority required by the applicable Security Document; or
     (l) Change of Control. There occurs any Change of Control; or
     (m) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of the business of the Loan Parties, taken as a whole, in the ordinary course or liquidate all or a material portion of the assets of the Loan Parties, taken as a whole;
     (n) Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or
     (o) Intentionally Omitted.
     (p) Indictment. The indictment against any Loan Party or any Subsidiary thereof, under any federal, state, provincial, territorial, municipal, foreign or other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony and such indictment remains unquashed or undismissed for a period of ninety (90) days or more, unless the Administrative Agent, in its reasonable discretion, determines that the indictment is not material; or
     (q) Guaranty. The termination, revocation or attempted termination or revocation by any Loan Party of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or
     (r) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent and, if applicable, the Canadian Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:
     (a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
     (c) require that the Domestic Borrowers Cash Collateralize the Domestic L/C Obligations (other than L/C Borrowings), and require that the Canadian Loan Parties Cash Collateralize the Canadian L/C Obligations (other than L/C Borrowings); and
     (d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;
provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations (other than L/C Borrowings) as aforesaid shall automatically become effective, in each case without further act of the Agents, the Canadian Agent, the L/C Issuer, or any Lender.
     No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
     8.03 Application of Funds.
          (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from any Domestic Loan Party, from the liquidation of any Collateral of any Domestic Loan Party, or on account of the Obligations (excluding the Canadian Liabilities), shall be applied by the Administrative Agent against the Obligations in the following order:
     First, to payment of that portion of the Obligations (excluding the Other Liabilities and the Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Co-Collateral Agents and amounts payable under Article III) payable to the Administrative Agent and the Co-Collateral Agents, each in its capacity as such;

     Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Domestic Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to the extent not previously reimbursed by the Domestic Lenders, to payment to the Domestic Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Domestic Overadvances, ratably among the Domestic Lenders in proportion to the amounts described in this clause Third payable to them;
     Fourth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Committed Domestic Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans made to the Domestic Borrowers;
     Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Domestic Loans, Domestic L/C Borrowings and other Obligations (other than the Canadian Liabilities), and fees (including Letter of Credit Fees, other than any fees due on account of any Canadian Letter of Credit), ratably among the Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;
     Sixth, to the extent that Swing Line Loans made to the Domestic Borrowers have not been refinanced by a Committed Domestic Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans made to the Domestic Borrowers;
     Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Domestic Loans and Domestic L/C Borrowings, ratably among the Domestic Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;
     Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Domestic L/C Obligations comprised of the aggregate undrawn amount of Domestic Letters of Credit;
     Ninth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Agent and amounts payable under Article III) payable to the Canadian Agent, in its capacity as such;
     Tenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the L/C Issuer (on account of Canadian Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Canadian Letters of Credit) and amounts payable under Article

III), ratably among them in proportion to the amounts described in this clause Tenth payable to them;
     Eleventh, to the extent not previously reimbursed by the Canadian Lenders and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment to the Canadian Lenders of that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Canadian Overadvances, ratably among the Canadian Lenders in proportion to the amounts described in this clause Eleventh payable to them;
     Twelfth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Committed Canadian Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Swing Line Loans made to the Canadian Borrower;
     Thirteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Liabilities, and fees (including Letter of Credit Fees not paid pursuant to clause Fifth above), ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Thirteenth payable to them;
     Fourteenth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Committed Canadian Loan and subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the Swing Line Lender as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting unpaid principal of the Swing Line Loans made to the Canadian Borrower;
     Fifteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer as cash collateral to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Canadian Loans and Canadian L/C Borrowings, ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifteenth held by them;
     Sixteenth, subject to Section 8.03(c), to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders and the L/C Issuer, to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit;
     Seventeenth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations for which a claim has been made as provided in Section 10.04, but excluding any Other Domestic Liabilities and Other Canadian Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventeenth held by them;

     Eighteenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighteenth held by them;
     Nineteenth, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Nineteenth held by them; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Domestic Loan Parties or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Domestic Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Domestic Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Domestic Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
          (b) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received from any Canadian Loan Party, from the liquidation of any Collateral of any Canadian Loan Party, or on account of the Canadian Liabilities, shall be applied by the Canadian Agent against the Canadian Liabilities in the following order:
     First, to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Canadian Agent and amounts payable under Article III) payable to the Canadian Agent, in its capacity as such;
     Second, to payment of that portion of the Canadian Liabilities (excluding the Other Canadian Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the L/C Issuer (on account of Canadian Letters of Credit) (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the L/C Issuer (on account of Canadian Letters of Credit) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to the extent not previously reimbursed by the Canadian Lenders, to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment to the Canadian Lenders of that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Canadian Overadvances, ratably among the Canadian Lenders in proportion to the amounts described in this clause Third payable to them;
     Fourth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Committed Canadian Loan, to the Canadian Agent to be held by the Canadian Agent, for the ratable benefit of the Canadian Lenders as cash collateral to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Swing Line Loans made to the Canadian Borrower;
     Fifth, to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Liabilities,

and fees (including Letter of Credit Fees due on account of Canadian Letters of Credit), ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;
     Sixth, to the extent that Swing Line Loans made to the Canadian Borrower have not been refinanced by a Committed Canadian Loan, to payment to the Swing Line Lender of that portion of the Canadian Liabilities constituting unpaid principal of the Swing Line Loans made to the Canadian Borrower;
     Seventh, to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Canadian Loans and Canadian L/C Borrowings, ratably among the Canadian Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;
     Eighth, to the Canadian Agent for the account of the L/C Issuer, to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit;
     Ninth, to payment of all other Canadian Liabilities (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04, but excluding any Other Canadian Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;
     Tenth, to payment of that portion of the Canadian Liabilities arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;
     Eleventh, to payment of all other Canadian Liabilities arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and
     Last, the balance, if any, after all of the Canadian Liabilities have been indefeasibly paid in full, to the Canadian Loan Parties or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Liabilities, if any, in the order set forth above.
          (c) Any amounts received by the Canadian Agent pursuant to clauses Ninth through Sixteenth of Section 8.03(a) shall be held as cash collateral for the applicable Canadian Liabilities until the earlier of (i) the substantial Liquidation of the Collateral granted by the Canadian Loan Parties to secure the Canadian Liabilities, or (ii) such date that the Canadian Agent and the Administrative Agent shall otherwise determine.
     8.04 Waivers By Loan Parties. Except as otherwise provided for in this Agreement or by applicable Law, each Loan Party waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, and hereby ratifies and confirms whatever the Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to the Administrative Agent’s taking possession or control of, or to the Administrative Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing the Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption Laws.
ARTICLE IX
AGENTS AND LENDERS
     9.01 Appointment and Authority.
          (a) Each of the Domestic Lenders and the L/C Issuer (with respect to Domestic Letters of Credit) hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are for the benefit of the Agents, the Domestic Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions (other than the provisions of Section 9.06).
          (b) Each of the Canadian Lenders and the L/C Issuer (with respect to Canadian Letters of Credit) hereby irrevocably appoints Bank of America-Canada Branch to act on its behalf as the Canadian Agent hereunder and under the other Loan Documents and authorizes the Canadian Agent to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are for the benefit of the Canadian Agent, the Canadian Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions (other than the provisions of Section 9.06).
          (c) Without limiting the generality of the foregoing Section 9.01(b), for the purposes of creating a solidarité active in accordance with article 1541 of the Civil Code of Québec between each Credit Party that is owed any Canadian Liabilities, taken individually, on the one hand, and the Canadian Agent, on the other hand, each Canadian Loan Party and each such Credit Party acknowledge and agree with the Canadian Agent that such Credit Party and the Canadian Agent are hereby conferred the legal status of solidary creditors of the Canadian Loan Parties in respect of all Canadian Liabilities, present and future, owed by any Canadian Loan Party to each such Credit Party and the Canadian Agent (collectively, for the purposes of this paragraph, the “solidary claim”). Accordingly, but subject (for the avoidance of doubt) to article 1542 of the Civil Code of Québec, the Canadian Loan Parties are irrevocably bound towards the Canadian Agent and each such Credit Party in respect of the entire solidary claim of the Canadian Agent and such Credit Party. As a result of the foregoing, the Canadian Loan Parties confirm and agree that subject to Section 9.01(b), above, the rights of the Canadian Agent and each of the Credit Parties who are owed Canadian Liabilities from time to time a party to this Agreement or any of the other Loan Documents by way of assignment or otherwise are solidary and, as regards the Canadian Liabilities owing from time to time to each such Credit Party, each of the Canadian Agent and such Credit Party is entitled, when permitted pursuant to Section 8.01, to: (i) demand payment of all outstanding amounts from time to time in respect of the Canadian Liabilities; (ii) exact the whole performance of such Canadian Liabilities from the Canadian Loan Parties; (iii) benefit from the Canadian Agent’s Liens in the Collateral in respect of such Canadian Liabilities; (iv) give a full acquittance of such Canadian Liabilities (each Credit Party that is owed Canadian Liabilities hereby agreeing to be bound by any such acquittance); and (v) exercise all rights and recourses under the Loan Documents with respect to those Canadian Liabilities. The Canadian Liabilities of the Canadian Loan Parties will be secured by the Canadian Agent’s Liens in the Collateral and the Canadian Agent and the Credit Parties who are owed Canadian Liabilities will have a solidary interest therein.

          (d) Each of the Lenders (in its capacities as a Lender), the Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America as Administrative Agent and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Domestic Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.
     9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent, the Canadian Agent or the Co-Collateral Agents and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent, the Canadian Agent or the Co-Collateral Agents hereunder in its individual capacity. Such Person and its Lender Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent, the Canadian Agent or the Co-Collateral Agents hereunder and without any duty to account therefor to the Lenders.
     9.03 Exculpatory Provisions. The Agents and the Canadian Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents and the Canadian Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent, the Canadian Agent or the Co-Collateral Agents, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent nor the Canadian Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent or the Canadian Agent to liability or that is contrary to any Loan Document or applicable Law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Canadian Agent, the Co-Collateral Agents or any of its Lender Affiliates in any capacity.
No Agent nor the Canadian Agent shall be liable to any Credit Party for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
     The Agents and the Canadian Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent or the Canadian Agent by the Loan Parties, a Lender or the L/C Issuer. In the event that the Agents or the Canadian Agent obtains such actual knowledge or receives such a notice, the Agents or the Canadian Agent, as applicable, shall give prompt notice thereof to each of the other Lenders. Upon the occurrence of an Event of Default, the Agents or the Canadian Agent, as applicable, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents or the Canadian Agent, as applicable, shall have received such direction, the Agents and the Canadian Agent, as applicable, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents or the Canadian Agent be required to comply with any such directions to the extent that any Agent or the Canadian Agent believes that its compliance with such directions would be unlawful.
     The Agents and the Canadian Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents or the Canadian Agent.
     9.04 Reliance by Agents.
     Each Agent and the Canadian Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent and the Canadian Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent and the Canadian Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent or the Canadian Agent, as applicable, shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent and the Canadian Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     9.05 Delegation of Duties. Each Agent and the Canadian Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent or the Canadian Agent. Each Agent, the Canadian Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents or the Canadian Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent or the Canadian Agent.
     9.06 Resignation of Agents. Any Agent or the Canadian Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which, in the case of any Agent, shall be a bank with an office in the United States, or a Lender Affiliate of any such bank with an office in the United States and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed), and in the case of the Canadian Agent, shall be a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution deals at arm’s length with each Canadian Loan Party for purposes of the Income Tax Act (Canada) and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Canadian Borrower (whose consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent or Canadian Agent, as applicable, gives notice of its resignation, then the retiring Agent or Canadian Agent, as applicable, may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent, Canadian Agent or Co-Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent, the Canadian Agent or the Co-Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent or Canadian Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Person on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent or Canadian Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent or Canadian Agent, as applicable, is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Canadian Agent, as applicable, shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent or Canadian Agent, as applicable, as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent, Canadian Agent or Co-Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent or Canadian Agent, as applicable, and the retiring Agent or Canadian Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent or Canadian Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s or Canadian Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent or Canadian Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent, or Canadian Agent, or Co-Collateral Agent hereunder.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b)

the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     Any resignation by Bank of America-Canada Branch as Canadian Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Canadian Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     9.07 Non-Reliance on Agents, Canadian Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents, the Canadian Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents and the Canadian Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents or the Canadian Agent, as applicable.
     9.08 No Other Duties, Etc. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, no Person who is or becomes an Arranger, a Bookrunner or a Syndication Agent shall have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, interim receiver, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment, compromise or composition or proposal affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
     9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents and the Canadian Agent, at their option and in their discretion,
     (a) to release any Lien on any property granted to or held by the Administrative Agent or the Canadian Agent under any Loan Document (i) upon termination of the Aggregate Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) solely with respect to any Lien on any property of the Canadian Loan Parties, upon termination of the Aggregate Canadian Commitments and payment in full of all Canadian Liabilities (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Canadian Letters of Credit, (iii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.01;
     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Canadian Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and
     (c) to release any Guarantor from its obligations under any Facility Guaranty and each other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by any Agent or the Canadian Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing such Agent’s or Canadian Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents or Canadian Agent (as applicable) will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and Lien granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

     9.11 Notice of Transfer.
     The Agents and the Canadian Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans and Commitments for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.
     9.12 Reports and Financial Statements.
     By signing this Agreement, each Lender:
     (a) agrees to furnish the Administrative Agent or the Canadian Agent, as applicable, after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent or the Canadian Agent may reasonably request) with a summary of all Other Domestic Liabilities or Other Canadian Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent and the Canadian Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent or the Canadian Agent, as applicable, has received written notice thereof from such Lender;
     (b) is deemed to have requested that the Administrative Agent or the Canadian Agent, as applicable, furnish such Lender, promptly after they become available, copies of all financial statements, notices or other written communications required to be delivered by any Loan Party hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents or the Canadian Agent (collectively, the “Reports”) and the Administrative Agent and the Canadian Agent each hereby agrees to honor each such request;
     (c) expressly agrees and acknowledges that neither the Administrative Agent nor the Canadian Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;
     (d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents, the Canadian Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;
     (e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and
     (f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents, the Canadian Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents, the Canadian Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents, the Canadian Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
     9.13 Agency for Perfection.
     Each Agent and Lender hereby appoints each other Agent and Lender as agent for the purpose of perfecting Liens for the benefit of the Agents, the Canadian Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable Law of the United States or Canada can be perfected only by possession. Should any Lender (other than the Agents and the Canadian Agent) obtain possession of any such Collateral, such Lender shall notify the Agents and the Canadian Agent, as applicable, thereof, and, promptly upon the Administrative Agent’s or the Canadian Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or the Canadian Agent, as applicable, or otherwise deal with such Collateral in accordance with the Administrative Agent’s or the Canadian Agent’s instructions.
     9.14 Indemnification of Agents and Canadian Agent. The Lenders shall indemnify the Agents and the Canadian Agent (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent or the Canadian Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent or the Canadian Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or the Canadian Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents and the Canadian Agent) authorized to act for, any other Lender.
     9.16 Defaulting Lender.
          (a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent or the Canadian Agent, as applicable, its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swing Line Loans or L/C Borrowings and such failure is not cured within one (1) Business Day of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.08(b) hereof from the date when originally due until the date upon which any such amounts are actually paid.
          (b) The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Domestic Commitments of those Domestic Lenders electing to exercise such right, and the respective Canadian Commitments of those Canadian Lenders electing to exercise such right), of the Defaulting Lender’s Domestic Commitment or Canadian Commitment, as applicable, to fund future Loans. Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Assumption.
          (c) Each Defaulting Lender shall indemnify the Administrative Agent or the Canadian Agent, as applicable, and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or the Canadian Agent, as applicable, or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.
     9.17 Actions In Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Agents and the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Agents or the Required Lenders.
     9.18 Collateral Issues. Notwithstanding any other provisions of this Agreement or any of the other Loan Documents to the contrary, each Co-Collateral Agent shall have rights at least as expansive as the rights afforded to the Administrative Agent or the Canadian Agent relating to (i) (x) the definitions herein of the terms “Domestic Availability” and “Canadian Availability” and any component definition of either of the foregoing, and (y) the definitions herein of the terms “Domestic Borrowing Base” and “Canadian Borrowing Base” and any component thereof (including, without limitation, Reserves, advance rates, eligibility criteria, reporting requirements and appraisals, examinations and collateral audits) and (ii) the validity, extent, perfection or priority of the Liens granted to the Administrative Agent or the Canadian Agent in regards to the Collateral (collectively, the “Collateral Issues”), and any provision in this Agreement or any other Loan Document relating to a Collateral Issue which would otherwise only need the consent of or to be satisfactory or acceptable to the Administrative Agent or the Canadian Agent shall be deemed to require the consent of or be satisfactory or acceptable (as the case may be) to the Co-Collateral Agents. In addition, in the event that all of the Agents and, as applicable, the Canadian Agent, cannot agree on issues relating to the Domestic Borrowing Base, the Canadian Borrowing Base, Domestic Availability, Canadian Availability, Domestic Borrowing Base eligibility standards, Canadian Borrowing Base eligibility standards, Reserves, advance rates, borrowing base reporting, appraisals or examinations or any other action or determination relating to a Collateral Issue, the determination shall be made by the Agent and, if applicable, the Canadian Agent, either asserting the more conservative credit judgment (that is, that would result in the least amount of credit being available to the Borrowers hereunder) or declining to permit the requested action.

ARTICLE X
MISCELLANEOUS
     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent, with the Consent of the Required Lenders), and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;
     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the applicable Lenders (or any of them) hereunder without the written Consent of each Lender entitled to such payment;
     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees payable hereunder, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
     (d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of each Lender;
     (e) change any provision of this Section or change the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;
     (f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;
     (g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;
     (h) except as provided in Section 2.15, increase the Aggregate Domestic Commitments or the Aggregate Canadian Commitments without the written Consent of each Lender;
     (i) change the definition of the term “Domestic Borrowing Base”, “Canadian Borrowing Base” or any component definition of either term, if as a result thereof the amount of credit available to the Borrowers hereunder would be increased without the written Consent of each Lender, provided that, subject to Section 9.18 hereof, the foregoing shall not limit the discretion of any Agent to change, establish or eliminate any Reserves with respect to the Domestic Borrowing Base, or of any Agent or the Canadian Agent to change, establish or eliminate any Reserves with respect to the Canadian Borrowing Base even if such change or elimination results in an increase in the amount of credit available to the Borrowers hereunder;

     (j) modify the definition of “Permitted Domestic Overadvance” or the definition of “Permitted Canadian Overadvance” so as to increase the amount thereof or, except as provided in such definitions, the time period for a Permitted Domestic Overadvance or a Permitted Canadian Overadvance without the written Consent of each Lender; and
     (k) except as expressly permitted herein or in any other Loan Document, subordinate any of the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;
and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Canadian Agent in addition to the Lenders required above, affect the rights or duties of the Canadian Agent under this Agreement or any other Loan Document; (v) no amendment, waiver or Consent shall, unless in writing and signed by the Co-Collateral Agents in addition to the Lenders required above, affect the rights or duties of any Co-Collateral Agent under this Agreement or any other Loan Document; and (vi) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each or each affected Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).
     10.02 Notices; Effectiveness; Electronic Communications.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Loan Parties, the Agents, the Canadian Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or the Canadian Agent, as applicable, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower or the Canadian Agent and the Canadian Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents, the Canadian Agent or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Agent Parties’ transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Loan Parties, the Agents, the Canadian Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the Canadian Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

          (e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the Canadian Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the Canadian Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents and the Canadian Agent, may be recorded by the Agents or the Canadian Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
     10.04 Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses (provided that the Canadian Borrower shall be obligated to pay only those Credit Party Expenses which constitute Credit Party Expenses incurred by the Canadian Agent or the Canadian Lenders in connection with the Canadian Loans and Canadian Letters of Credit).
          (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents and the Canadian Agent (and any of their sub-agents), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding Taxes which shall be governed by Section 3.01), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents and the Canadian Agent (and any of their sub-agents) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided that with respect to the Canadian Loan Parties, “Indemnitees” shall only refer to the Canadian Credit Parties and each Related Party of the Canadian Credit Parties.
          (c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents and the Canadian Agent (and any of their sub-agents), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents and the Canadian Agent (and any of their sub-agents) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents and the Canadian Agent (and any of their sub-agents) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (e) Payments. All amounts due under this Section shall be payable on demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of any Agent, the Canadian Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Total Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
     10.05 Reinstatement; Payments Set Aside. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization or otherwise under any Debtor Relief Law, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator or similar officer, or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, (b) each Domestic Lender and the L/C Issuer (with respect to Domestic Letters of Credit) severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, and (c) each Canadian Lender and the L/C Issuer (with respect to Canadian Letters of Credit) severally agrees to pay to the Canadian Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Canadian Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Canadian Prime Rate from to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) and clause (c) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     10.06 Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts
               (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or a Lender Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and
               (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
               (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, a Lender Affiliate of a Lender or an Approved Fund; and
               (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, a Lender Affiliate of such Lender or an Approved Fund with respect to such Lender; and
               (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) if such assignment is to a Person that is not a Lender, a Lender Affiliate of such Lender or an Approved Fund with respect to such Lender; and
               (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment if such assignment is to a Person that is not a Lender, a Lender Affiliate of such Lender or an Approved Fund with respect to such Lender provided that the provisions of this clause (iii) shall not apply to any assignment to Rhône Capital L.P. or its Affiliates pursuant to the purchase right in Section 5.4 of the Intercreditor Agreement. The parties agree that Rhône Capital L.P. (“Rhône”) is a vested third party beneficiary of this Section 10.06 solely to the extent of its purchase right in the Intercreditor Agreement, and the parties agree that this Section 10.06 shall not be amended in a manner that would prohibit such purchase right without the prior written consent of Rhône.
          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (v) Restrictions on Canadian Lenders. No Person may be a Canadian Lender unless it (or any of its Lender Affiliates) also has a Domestic Commitment in an amount at least equal to its Canadian Commitment, unless consented to by the Administrative Agent.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,

3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the applicable Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Canadian Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 10.06(c) shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any regulations promulgated thereunder (and any other relevant or successor provisions of the Code or such regulations).
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Domestic Commitment, Canadian Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b), provided that such Participant’s participation is recorded in the Register as set forth in Section 10.06(c) as though it were a Lender. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender and such Participant’s participation is recorded in the Register as set forth in Section 10.06(c) as though it were a Lender..
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant complies, for the benefit of the Loan Parties, with Section 3.01(e), as though it were a Lender.

          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by Bank of America or its Lender Affiliates outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Prime Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Prime Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or Bank of America, N.A. (acting through its Canada branch), as applicable, to effectively assume the obligations of Bank of America or Bank of America, N.A. (acting through its Canada branch), as applicable, with respect to such Letters of Credit.
     10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Lender Affiliates and to its and its Lender Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Lender Affiliates on a non-confidential basis from a source other than the Loan Parties (only if such Credit Party has no knowledge that such source itself is not in breach of a confidentiality obligation).
     For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof (provided that if such information is furnished by a source known to such Credit Party to be subject to a confidentiality obligation, such source, to the knowledge of such Credit Party, is not in violation of such obligation by such disclosure). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Lender Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Lender Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations existing under this Agreement or any other Loan Document then due and owing to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Lender Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Lender Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, any amounts of the Canadian Loan Parties so offset shall be applied solely to the Canadian Liabilities.
     10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, the Canadian Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent, the Canadian Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous letters of intent, commitment letters, agreements and understandings, oral or written, relating to the subject matter hereof; provided that the Fee Letter shall survive the execution and delivery of this Agreement and shall continue to be a binding obligation of each of the parties thereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.
     10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than contingent indemnity obligations for which claims have not been asserted) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Article III, Article IX and Section 10.04 all survive and remain in full force and effect after the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof and repayment of all of the Obligations (including, without limitation, those arising under Article III, Article IX and Section 10.04) hereunder. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents or the Canadian Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.
     10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender delivers a notice described in Section 3.02, the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Lead Borrower may, at the Borrowers’ (in the case of the Canadian Borrower, only in respect of any Canadian Lender) sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the applicable Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees in respect thereof and all other amounts payable to it hereunder and under the other Loan Documents in respect thereof (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
     10.14 Governing Law; Jurisdiction; Etc.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH LOAN PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          (e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Lender Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Lender Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.
     10.17 USA PATRIOT Act Notice; Proceeds of Crime Act . Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and all applicable “know your customer” rules, regulations and procedures applicable to such Lender in Canada), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “Proceeds of Crime Act”). No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     10.18 Foreign Asset Control Regulations. Neither of the advance of the Loans, the issuance of the Letters of Credit, nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Loan Parties or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
     10.19 Reserved
     10.20 Time of the Essence.
     Time is of the essence of the Loan Documents.
     10.21 Foreign Subsidiaries.
     Notwithstanding any provision of any Loan Document to the contrary, (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language), (i) no more than 65% of the total combined voting power of all classes of stock entitled to vote in or of any CFC shall be pledged or similarly hypothecated to guarantee or support any Obligation of the Domestic Borrowers, (ii) no CFC shall guarantee or support any Obligation of the Domestic Borrowers and (iii) no security or similar interest shall be granted in the assets of any CFC, which security or similar interest guarantees or supports any Obligation of the Domestic Borrowers. The parties agree that any pledge, guaranty or similar interest made or granted in contravention of this Section 10.21 shall be void ab initio. For purposes of this Section 10.21, a CFC shall include a Subsidiary substantially all of the assets of which consist of Equity Interests in one or more CFCs.
     10.22 Press Releases.
          (a) Each Credit Party executing this Agreement agrees that neither it nor its Lender Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or Agent or the Canadian Agent or such Person’s Lender Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to such Lender or Agent or Canadian Agent and without the prior written consent of such Lender or Agent or Canadian Agent unless (and only to the extent that) such Credit Party or Lender Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Lender Affiliate will consult with such Lender or Agent or Canadian Agent before issuing such press release or other public disclosure.
          (b) Each Credit Party agrees that neither it nor its Lender Affiliates will in the future issue any press releases or other public disclosure using the name of the Parent or its Subsidiaries without at least two (2) Business Days’ prior notice to the Administrative Agent and without the prior written consent of the Administrative Agent unless (and only to the extent that) such Credit Party or Lender Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Lender Affiliate will consult with the Lead Borrower before issuing such press release or other public disclosure. Subject to the foregoing, each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof and reasonably cooperate with Lead Borrower in connection with any modifications requested by Lead Borrower. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
     10.23 Additional Waivers.
          (a) Except as provided herein or in any other Loan Document or pursuant to any amendment or waiver executed pursuant to Section 10.01, the Obligations (including, for avoidance of doubt, the Canadian Liabilities) are the joint and several obligation of each Loan Party; provided that the Canadian Borrower and the other Canadian Loan Parties shall be liable only for the Canadian Liabilities. To the fullest extent permitted by applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any release of any other Loan Party from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Canadian Agent, the Co-Collateral Agents or any other Credit Party.
          (b) Except as provided herein or in any other Loan Document or pursuant to any amendment or waiver executed pursuant to Section 10.01, the Obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of each Loan Party shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations after the termination of the Commitments).
          (c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Administrative Agent, the Canadian Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
          (d) Each Domestic Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. Any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations but may be paid in the ordinary course of business. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent or the Canadian Agent, as applicable, to be credited against the payment of the applicable Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Domestic Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Domestic Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Domestic Borrowers (or the Canadian Borrower, if applicable) in an amount, (x) for each of such other Domestic Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Domestic Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Domestic Borrowers, or (y) for the Canadian Borrower, in an amount equal to such Accommodation Payment. As of any date of determination, the “Allocable Amount” of each Domestic Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Domestic Borrower hereunder without (a) rendering such Domestic Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Domestic Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Domestic Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
     Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.
     10.24 Judgment Currency(a) . If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the applicable Agent or the Canadian Agent, as applicable, is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by such Agent or the Canadian Agent, as applicable, of the amount due such Agent or the applicable Loan Party will, on the date of receipt by such Agent or the Canadian Agent, as applicable, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by such Agent or the Canadian Agent, as applicable, on such date, as applicable, is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Canadian Agent, as applicable, is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the applicable Agent or the Canadian Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the applicable Loan Party shall indemnify and save the Agents, the Canadian Agent, the L/C Issuer and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent or the Canadian Agent, as applicable, from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.
     10.25 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     10.26 Attachments. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits (other than the Intercreditor Agreement) and the provisions of this Agreement, the provisions of this Agreement shall prevail.
     10.27 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents (other than the Intercreditor Agreement), the provision contained in this Agreement shall govern and control.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

QUIKSILVER AMERICAS, INC., a California corporation, as the Lead Borrower
By:	/s/ Bradley Sell
	Name:	Bradley Sell
	Title:	Chief Financial Officer

DC SHOES, INC., a California corporation, as a Domestic Borrower
By:	/s/ Bradley Sell
	Name:	Bradley Sell
	Title:	Chief Financial Officer

HAWK DESIGNS, INC., a California corporation, as a Domestic Borrower
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President & Secretary

MERVIN MANUFACTURING, INC., a California corporation, as a Domestic Borrower
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President & Secretary

QS WHOLESALE, INC., a California corporation, as a Domestic Borrower
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President & Secretary

QS RETAIL, INC., a California corporation, as a Domestic Borrower
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President & Secretary

QUIKSILVER, INC., Delaware corporation, as a Guarantor
By:	/s/ Joseph Scirocco
	Name:	Joseph Scirocco
	Title:	Chief Financial Officer

QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company, as the Canadian Borrower
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President & Secretary

QS RETAIL CANADA CORP., a Nova Scotia unlimited liability company, as a Guarantor
By:	/s/ Charles S. Exon
	Name:	Charles S. Exon
	Title:	President

BANK OF AMERICA, N.A., as Administrative Agent and as a Co-Collateral Agent
By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Agent
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

BANK OF AMERICA, N.A., as a Domestic Lender, L/C Issuer and Swing Line Lender
By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender, L/C Issuer and Swing Line Lender
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent
By:	/s/ Mark J. Forti
	Name:	Mark J. Forti
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as a Domestic Lender
By:	/s/ Mark J. Forti
	Name:	Mark J. Forti
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as a Canadian Lender
By:	/s/ Mark J. Forti
	Name:	Mark J. Forti
	Title:	Duly Authorized Signatory

Schedule 1.01
to Credit Agreement
BORROWERS
1.	Quiksilver Americas, Inc.
2.	DC Shoes, Inc.
3.	Hawk Designs, Inc.
4.	Mervin Manufacturing, Inc.
5.	QS Wholesale, Inc.
6.	QS Retail, Inc.

Schedule 1.02
to Credit Agreement
GUARANTOR OF OBLIGATIONS
1.	Quiksilver, Inc.
GUARANTOR OF CANADIAN OBLIGATIONS
1.	QS Retail Canada Corp.

Schedule 2.01
to Credit Agreement
DOMESTIC COMMITMENTS AND APPLICABLE PERCENTAGES

Domestic Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$92,500,000	50%

General Electric Capital Corporation	$92,500,000	50%

Total:	$185,000,000	100%
CANADIAN COMMITMENTS AND APPLICABLE PERCENTAGES

Canadian Lender	Commitment	Applicable Percentage
Bank of America, N.A. (acting through its Canada branch)	$7,500,000	50%

General Electric Capital Corporation	$7,500,000	50%

Total:	$15,000,000	100%

Schedule 4.01(a)(x)
to Credit Agreement
CLOSING DATE SECURITY DOCUMENTS
1. Security Agreement (Domestic Loan Parties)
2. General Security Agreement (Quiksilver Canada Corp.)
3. General Security Agreement (QS Retail Canada Corp.)
4. Intellectual Property Security Agreement (Domestic Loan Parties)
5. Deed of Hypothec to be filed in Quebec for Quiksilver Canada Corp.
6. Deed of Hypothec to be filed in Quebec for QS Retail Canada Corp.
7. Pledge Agreement from Quiksilver, Inc., Quiksilver Americas, Inc., and DC Shoes Inc. with respect to the Pledged Securities

Schedule 4.01(a)(xi)
to Credit Agreement
OTHER CLOSING DATE LOAN DOCUMENTS
1. Guaranty of Obligations from Guarantors which are Domestic Loan Parties
2. Guaranty of Canadian Liabilities from Guarantors which are Canadian Loan Parties
3. Perfection Certificate for all Canadian Loan Parties
4. Committed Loan Notice (Domestic)
5. Committed Loan Notice (Canadian)
6. Post Closing Agreement

Schedule 5.01
to Credit Agreement
LOAN PARTIES’ ORGANIZATIONAL INFORMATION

Organizational ID
	Jurisdiction of		Number / Registry	FEIN / Corporate
Name	Organization	Type of Organization	Number	Tax Number
Quiksilver, Inc.	Delaware	Corporation	2105452	33-0199426
Quiksilver Americas, Inc.	California	Corporation	C2670927	14-1914126
DC Shoes, Inc.	California	Corporation	C1844922	33-0610965
Hawk Designs, Inc.	California	Corporation	C2119497	33-0831121
Mervin Manufacturing, Inc.	California	Corporation	C1685430	33-0461211
QS Wholesale, Inc.	California	Corporation	C2670928	80-0118795
QS Retail, Inc.	California	Corporation	C2000264	33-0740505
Quiksilver Canada Corp.	Nova Scotia	Unlimited Liability	3096129	86029 6037 RC0001
Company
QS Retail Canada Corp.	Nova Scotia	Unlimited Liability	3192873	834615569--RC0001
Company

Schedule 5.05
to Credit Agreement
MATERIAL INDEBTEDNESS AND OTHER LIABILITIES
1. Indenture, dated as of July 22, 2005 (the “Indenture”), among Quiksilver, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust Company, as trustee.
2. Credit Agreement, dated as of July 31, 2009, among Quiksilver, Inc., Quiksilver Americas, Inc., the lenders party thereto and Rhône Group L.L.C., as administrative agent.
3. Credit Agreement, dated as of July 31, 2009, among Quiksilver, Inc., Mountain & Wave S.à r.l., the lenders party thereto and Rhône Group L.L.C., as administrative agent.
4. Indebtedness outstanding under the Societe General Agreement, and associated guaranty obligations of Parent.
5. Indebtedness outstanding under the Pilot SAS Facility, and associated guaranty obligations of Parent.
6. AR Financing Facility Contract, dated September 19, 2008, among Na Pali S.A.S. and GE Factofrance SNC (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).
7. Indebtedness of Na Pali S.A.S. in an approximate outstanding principal amount of €14,532,000 owing to Caissse Regionale de Credit Agricole Mutuel Pyrenees Gascogne in connection with a certain term loan facility.
8. Indebtedness of Na Pali S.A.S. in an approximate outstanding principal amount of €18,159,000 owing to Societe Generale SA in connection with a certain term loan facility.
9. Indebtedness Na Pali S.A.S., Cariboo S.à r.l., Zebraska S.à r.l., and Emerald Coast S.A.S. in an approximate outstanding principal amount of €84,853,000 owing to BNP Paribas SA, Banqu Populaire du Sud-Ouest, Credit Agricole, HSBC, Societe Generale SA and certain other lenders under certain uncommitted overdraft facilities.
10. Indebtedness Na Pali S.A.S. and Emerald Coast S.A.S. in an approximate outstanding amount of €23,100,000 owing to BNP Paribas SA, Banqu Populaire du Sud-Ouest, Credit Agricole, Societe Generale SA and certain other lenders under certain uncommitted letters of credit facilities.
11. Facilities Agreement, dated as of July 31, 2009, by and among, inter alia, Pilot SAS, a Société par Actions Simplifiée, Na Pali, a Société par Actions Simplifiée, as borrowers, the Parent and Credit Lyonnais SA, BNP Paribas SA and Societe Generale SA, as mandated lead arrangers, and associated guaranty obligations of Parent.
12. Deferred purchase price obligations of approximately $43,300,000 incurred in connection with the Ski Rossignol S.A.

13. Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥1,600,000,000 owing to Tokyo Mitsubishi UFJ in connection with a certain short-term loan facility, and associated guaranty obligations of Parent of approximately $5,000,000.
14. Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥200,000,000 owing to Tokyo Mitsubishi UFJ in connection with a certain overdraft facility, and associated guaranty obligations of Parent.
15. Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥1,000,000,000 owing to Resona in connection with a certain short-term loan facility, and associated guaranty obligations of Parent.
16. Indebtedness of UG Manufacturing Co. Pty in an approximate potential principal amount of AUD$22,000,000 owing to Westpac Banking Corporation in connection with a certain commercial bill line, trade finance, letters of credit, overdraft and short-term loan facilities.

Schedule 5.08(b)(1)
to Credit Agreement
OWNED REAL ESTATE

Loan Party	Property Address	Lien / Mortgage Holders
QS Retail, Inc.	59-176 Kamehameha Highway Sunset Beach, HI 96712	N/A

Schedule 5.08(b)(2)
to Credit Agreement
LEASED REAL ESTATE

Loan Party / Lessee	Address	Type of Property
Quiksilver, Inc.	c/o Quiksilver, Inc.	Chief Executive Office
Quiksilver Americas, Inc.	15202 Graham Street
Huntington Beach, CA 92649

DC Shoes, Inc.	DC Shoes, Inc.	Chief Executive Office
1255 & 1333 Keystone Way
Vista, CA 92081

Mervin Manufacturing, Inc.	155 Business Park Loop	Chief Executive Office
Sequim, WA 98382

DC Shoes, Inc.	1496 West Red Hawk Trail	Marketing Facility / Office
Park City, UT 84098

Quiksilver, Inc.	c/o Quiksilver, Inc.	Books and Records
15362 Graham Street
Huntington Beach, CA 92649

Quiksilver, Inc.	5600 Argosy Circle	Books and Records
Suite 100 - 300
Huntington Beach, CA 92649

Quiksilver Canada Corp.	c/o Quiksilver Canada	Books and Records
140-890 Harbourside Drive
North Vancouver, BC V7P 3T7
Canada

Quiksilver Canada Corp.	Quiksilver Toronto	Regional Office
67 Mowat Ave., Suite 249
Toronto, Ontario
M6K3E3
Canada

Quiksilver Canada Corp.	Econo Moving & Storage	Storage Facility
991 West 1st St
North Vancouver, BC V7P 1A4
Canada

QS Wholesale, Inc.	c/o Quiksilver Wholesale	Inventory
11310 Cantu Galleano Ranch Rd.
Mira Loma, CA 91752

Quiksilver, Inc.	530 Seventh Avenue	Inventory
Unit 1201
New York, NY 10018

Mervin Manufacturing, Inc.	169 Business Park Loop	Inventory
Sequim, WA 98382

Mervin Manufacturing, Inc.	71 Ruths Place, Unit 2 & 3	Inventory
Sequim, WA 98382

Quiksilver Canada Corp.	174 Spadina Avenue	Regional Office
Suite 600
Toronto, Ontario, Canada

Quiksilver Canada Corp.	15 Notre-Dame St. East, 2nd floor	Regional Office
Montreal, Canada

QS Retail, Inc.	#22 QUIKSILVER - MAUI	Retail Store
851 Front Street
Lahaina, HI 96761

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#23 QS YOUTH - PARK CITY	Retail Store
577 Main Street Suite B
Park City, UT 84060

QS Retail, Inc.	#24 DC - SOHO	Retail Store
109-111 Spring Street
New York, NY 10012

QS Retail, Inc.	#26 QUIKSILVER - MIAMI	Retail Store
750 Collins Ave.
Miami Beach, FL 33139

QS Retail, Inc.	#27 QUIKSILVER- UNIVERSAL CITYWALK	Retail Store
1000 Universal Studios Blvd.
Space V114
Universal City, CA 91608

QS Retail, Inc.	#28 QUIKSILVER - SEATTLE	Retail Store
409 Pike Street
Seattle, WA 98101

QS Retail, Inc.	#29 ROXY - SOUTH COAST PLAZA	Retail Store
3333 Bristol Street
Space 2031
Costa Mesa, CA 92626

QS Retail, Inc.	#30 ROXY - GARDEN STATE PLAZA	Retail Store
1 Garden State Plaza
Space 2210
Routes 4 & 17
Paramus, NJ 07652

QS Retail, Inc.	#30 QUIKSILVER - GARDEN STATE PLAZA	Retail Store
1 Garden State Plaza
Space 2210
Routes 4 & 17
Paramus, NJ 07652

QS Retail, Inc.	#32 QUIKSILVER - WAIKIKI (IMP)	Retail Store
2330 Kalakaua Ave.
Honolulu, HI 96815

QS Retail, Inc.	#35 QUIKSILVER - ARDEN FAIR	Retail Store
1689 Arden Way
Space 2182
Sacramento, CA 95815

QS Retail, Inc.	#38 QUIKSILVER - THE GATEWAY	Retail Store
136 S. Rio Grande
Salt Lake City, UT 84101

QS Retail, Inc.	#39 QUIKSILVER - THE GATEWAY	Retail Store
136 S. Rio Grande
Salt Lake City, UT 84101

QS Retail, Inc.	#40 QUIKSILVER - CHANDLER FASHION SQUARE	Retail Store
3111 W. Chandler Blvd.
Space 2192
Chandler, AZ 85226

QS Retail, Inc.	#41 QUIKSILVER - MALL OF AMERICA	Retail Store
60 E. Broadway
Space N-144
Bloomington, MN 55425

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#42 QUIKSILVER - THE GROVE	Retail Store
189 The Grove Drive
Space G-80
Los Angeles, CA 90036

QS Retail, Inc.	#43 QS YOUTH - THE GROVE	Retail Store
189 The Grove Drive
Space O-20
Los Angeles, CA 90036

QS Retail, Inc.	#44 QUIKSILVER - STONERIDGE MALL	Retail Store
2221 Stoneridge Mall Rd.
Pleasanton, CA 94588

QS Retail, Inc.	#48 QUIKSILVER - THE MALL AT MILLENIA	Retail Store
4200 Conroy Road
Suite 213
Orlando, FL 32839

QS Retail, Inc.	#49 QUIKSILVER - THE AVENUES MALL	Retail Store
10300 South Side Blvd. #249
Jacksonville, FL 32256

QS Retail, Inc.	#50 QUIKSILVER - TIMES SQUARE	Retail Store
3 Times Square
New York, NY 10036

QS Retail, Inc.	#51 QUIKSILVER - VALLEY FAIR	Retail Store
2855 Stevens Creek Blvd., #2505
Santa Clara, CA 95050

QS Retail, Inc.	#52 QUIKSILVER - CHARLESTON	Retail Store
299 King Street
Charleston, SC 29401

QS Retail, Inc.	#53 QUIKSILVER - WHALERS VILLAGE MAUI	Retail Store
2435 Kaanapali Parkway, #K1
Maui, HI 96761

QS Retail, Inc.	#53 ROXY - WHALERS VILLAGE MAUI	Retail Store
2435 Kaanapali Parkway, #K1
Maui, HI 96761

QS Retail, Inc.	#54 QUIKSILVER - LAS VEGAS	Retail Store
3200 Las Vegas Blvd. South #1250
Las Vegas, NV 89109

QS Retail, Inc.	#55 QUIKSILVER - LINCOLN ROAD	Retail Store
1023 Lincoln Road
Miami Beach, FL 33139

QS Retail, Inc.	#56 QUIKSILVER - GASLAMP	Retail Store
402 5th Ave
San Diego, CA 92101

QS Retail, Inc.	# 57 QUIKSILVER - DOWNTOWN DISNEY	Retail Store
1570 South Disneyland Drive # 103
Anaheim, CA 92802

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	# 58 QUIKSILVER - HOLLYWOOD, FL	Retail Store
5780 Seminole Way
Hollywood, FL 33314

QS Retail, Inc.	# 59 QUIKSILVER - SANTA MONICA	Retail Store
1422 3rd Street Promenade
Santa Monica, CA 90401

QS Retail, Inc.	#60 QUIKSILVER - TAMPA	Retail Store
2223 N. Westshore # 182
Tampa, FL 33607

QS Retail, Inc.	#62 QUIKSILVER - BROADWAY	Retail Store
519 Broadway
New York, NY 10012

QS Retail, Inc.	#64 QUIKSILVER - ASPEN	Retail Store
428 East Hyman
Aspen, CO 81611

QS Retail, Inc.	#65 QS YOUNG MENS - SOUTH COAST PLAZA	Retail Store
3333 Bristol Street Space #2007
Costa Mesa, CA 92626

QS Retail, Inc.	#67 QUIKSILVER - POWELL	Retail Store
207 Powell Street
San Francisco, CA 94102

QS Retail, Inc.	#68 QUIKSILVER - ATLANTIC CITY	Retail Store
1 Atlantic Ocean Space BW218
Atlantic City, NJ 08401

QS Retail, Inc.	#69 QUIKSILVER - MIRACLE MILE SHOPS	Retail Store
3663 Las Vegas Blvd South Space H-123
Las Vegas, NV 89109

QS Retail, Inc.	#70 QUIKSILVER - WAIKIKI BEACH WALK	Retail Store
270 Lewers St. suite 101
Honolulu, HI 96815

QS Retail, Inc.	#72 QUIKSILVER - PALM DESERT	Retail Store
73-595 El Paseo Suite 1216
Palm Desert, CA 92260

QS Retail, Inc.	#73 QUIKSILVER - CITY PLACE	Retail Store
550 S Rosemary Ave. Suite 164
West Palm Beach, FL 33401

QS Retail, Inc.	#74 QUIKSILVER - TYLER MALL	Retail Store
2279 Galleria @ Tyler Space EU11
Riverside, CA 92503

QS Retail, Inc.	#75 ROXY - SCOTTSDALE	Retail Store
7014-590 E. Camelback Rd
Scottsdale, AZ 85251

QS Retail, Inc.	#76 DC - PARK CITY	Retail Store
577 Main St. Suite C
Park City UT 84060

QS Retail, Inc.	#77 QUIKSILVER - BRANDON MALL	Retail Store
459 Brandon Town Ctr. Space 925
Brandon, FL 33511

QS Retail Canada Corp.	#78 QUIKSILVER - ST. CATHERINE	Retail Store
1192 Rue Ste-Catherine Ouest
Montreal, Quebec H3Z-2P9 Canada

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#80 QUIKSILVER - VINTAGE FAIR	Retail Store
3401 Dale Road #T09
Modesto, CA 95356

QS Retail, Inc.	#81 QUIKSILVER - BOULDER	Retail Store
1122 Pearl St.
Boulder, CO 80302

QS Retail, Inc.	#82 ROXY/QUIKSILVER - LA JOLLA	Retail Store
1111 Prospect St.
La Jolla, CA 92037

QS Retail, Inc.	#83 QUIKSILVER - TEMPE MARKET PLACE	Retail Store
2000 E. Rio Salado Pkwy Suite 1124
Tempe, AZ 85281

QS Retail, Inc.	#84 QUIKSILVER - QUEEN'S MARKET PLACE	Retail Store
201 Waikoloa Beach Dr. Suite F14-16
Waikoloa, HI 96738

QS Retail, Inc.	#85 ROXY/QUIKSILVER - FLORIDA MALL	Retail Store
8001 S. Orange Blossom Trail Space 306B
Orlando, FL 32809

QS Retail Canada Corp.	#86 QUIKSILVER - TORONTO	Retail Store
339 Queen St. West
Toronto, Ontario M5V2A4 Canada

QS Retail, Inc.	#87 ROXY/QUIKSILVER - TROY	Retail Store
2800 W. Big Beaver Space W 314 & W 312
Troy, Michigan 48084

QS Retail Canada Corp.	#88 QUIKSILVER - VANCOUVER	Retail Store
820 Granville St.
Vancouver, British Columbia V6Z1K3 Canada

QS Retail, Inc.	#89 QUIKSILVER - FRESNO FASHION FAIRE	Retail Store
645 E. Shaw Ave. #101 Space E - 08
Fresno, CA 93710

QS Retail, Inc.	#90 ROXY - WAILEA	Retail Store
3750 Wailea Alanui Space B - 3
Wailea, HI 96753

QS Retail, Inc.	#91 QUIKSILVER - PASADENA	Retail Store
380 E. Colorado Blvd Suite 149
Pasadena, CA 91101

QS Retail, Inc.	#92 QUIKSILVER - PARK CITY	Retail Store
570 Main St
Park City, UT 84060

QS Retail, Inc.	#93 ROXY/QUIKSILVER - TOWN SQUARE	Retail Store
6611 Las Vegas Blvd. South Bldg. G A-157
Las Vegas, NV 89119

QS Retail, Inc.	#94 QUIKSILVER - ANNAPOLIS	Retail Store
2002 Annapolis Mall
Annapolis, MD 21401

QS Retail, Inc.	#95 DC- MELROSE	Retail Store
8025 Melrose Ave
Los Angeles, CA 90046

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#96 QUIKSILVER - WAILEA	Retail Store
3750 Wailea Alanui Space B- 45
Wailea, Hawaii 96753

QS Retail, Inc.	#97 QUIKSILVER - WESTGATE	Retail Store
6770 Sunrise Blvd Suite G-101
Glendale, AZ 85305

QS Retail, Inc.	#98 QUIKSILVER - KAI KANE	Retail Store
5-5088 Kuhio Highway
Hanalei, Hawaii 96714

QS Retail Canada Corp.	#99 QUIKSILVER - OAKRIDGE CENTER	Retail Store
650 West 41st Ave Ste 272A
Vancouver, British Columbia V5Z 2M9 Canada

QS Retail Canada Corp.	#100 QUIKSILVER - BANFF	Retail Store
114 Banff Ave
Banff, Alberta, Canada T1L 1A1

QS Retail Canada Corp.	#101 QUIKSILVER - LAVAL	Retail Store
3003 Blvd le Carrefour, #T030B
Chomedey, Quebec, Canada H7T 1C7

QS Retail, Inc.	#102 QUIKSILVER - SCOTTSDALE	Retail Store
7014 E Camelback Rd Ste 2117
Scottsdale, AZ 85251

QS Retail, Inc.	#103 DC - IRVINE SPECTRUM	Retail Store
71 Fortune Dr. Suite 824
Irvine, CA 92618

QS Retail, Inc.	#104 QUIKSILVER - FIFTH AVENUE	Retail Store
587 Fifth Ave.
New York, NY 10017

QS Retail, Inc.	#105 QUIKSILVER YOUTH - THE OAKS MALL	Retail Store
196 West Hillcrest Drive Suite #95
Thousand Oaks, CA 91360

QS Retail, Inc.	#106 QUIKSILVER - AVENTURA MALL	Retail Store
19501 Biscayne Blvd. #1265
Aventura, FL 33180

QS Retail Canada Corp.	#107 QUIKSILVER - POLO PARK	Retail Store
1485 Portage Ave Space 0240 A
Winnipeg, Manitoba R3G 0W4

QS Retail, Inc.	#109 DC - MIRACLE MILE	Retail Store
3663 Las Vegas Blvd. South #D4
Las Vegas, NV 89109

QS Retail, Inc.	#801 QUIKSILVER FACTORY STORE - SAWGRASS	Factory Store
12801 West Sunrise Blvd., #811
Sunrise, FL 33323

QS Retail, Inc.	#802 QUIKSILVER FACTORY STORE - ARUNDEL	Factory Store
7000 Arundel Mills Circle, #423
Hanover, MD 21076

QS Retail, Inc.	#803 QUIKSILVER FACTORY STORE - CORONA	Factory Store
530 Hidden Valley Parkway #101
Corona, CA 92879

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#805 QUIKSILVER FACTORY STORE - PROVO	Factory Store
2255 North University Parkway, #22
Provo, UT 84604

QS Retail, Inc.	#806 QUIKSILVER FACTORY STORE - CENTRALIA	Factory Store
1324 Lum Road
Centrailia, WA 98531

QS Retail, Inc.	#807 QUIKSILVER FACTORY STORE - PHOENIX	Factory Store
4250 West Anthem Way, #715
Phoenix, AZ 85086

QS Retail, Inc.	#808 QUIKSILVER FACTORY STORE - LINCOLN CITY	Factory Store
1500 SE Devils Lake Road, #114
Lincoln City, OR 97367

QS Retail, Inc.	#810 QUIKSILVER FACTORY STORE - BARSTOW	Factory Store
2796 Tanger Way Suite204
Barstow, CA 92311

QS Retail, Inc.	#811 QUIKSILVER FACTORY STORE - SAN MARCOS	Factory Store
4015 Interstate 35 South Suite 880
San Marcos, TX 78666

QS Retail, Inc.	#815 QUIKSILVER FACTORY STORE - CABAZON	Factory Store
48650 Seminole Drive, #236
Cabazon, CA 92230

QS Retail, Inc.	#817 QUIKSILVER FACTORY STORE - DAWSONVILLE	Factory Store
800 Highway 400 South, #850
Dawsonville, GA 30534

QS Retail, Inc.	#818 QUIKSILVER FACTORY STORE - QUEENSTOWN	Factory Store
407 Outlet Center Drive
Queenstown, MD 21658

QS Retail, Inc.	#821 QUIKSILVER FACTORY STORE - WRENTHAM	Factory Store
1 Premium Outlets Blvd., #475
Wrentham, MA 02093

QS Retail, Inc.	#822 QUIKSILVER FACTORY STORE - PRIMM	Factory Store
32100 Las Vegas Blvd., #306
Primm, NV 89019

QS Retail, Inc.	#823 QUIKSILVER FACTORY STORE - COMMERCE	Factory Store
100 Citadel Drive, #434
Commerce, CA 90040

QS Retail, Inc.	#825 QUIKSILVER FACTORY STORE - ELLENTON	Factory Store
5131 Factory Shops Blvd.
Ellenton, FL 34222

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#826 QUIKSILVER FACTORY STORE - CENTRAL VALLEY	Factory Store

954 Grapevine Court
Central Valley, NY 10917

QS Retail, Inc.	#828 QUIKSILVER FACTORY STORE - ELIZABETH	Factory Store
651 Kapkowski Road, #2222
Elizabeth, NJ 07201

QS Retail, Inc.	#829 QUIKSILVER FACTORY STORE - CLINTON	Factory Store
20 Killingworth Turnpike, #160
Clinton, CT 06413

QS Retail, Inc.	#830 QUIKSILVER FACTORY STORE - MIAMI	Factory Store
11401 NW 12 Street, #289
Miami, FL 33172

QS Retail, Inc.	#831 QUIKSILVER FACTORY STORE - LAS VEGAS	Factory Store
605 South Grand Central Parkway, #1247
Las Vegas, NV 89106

QS Retail, Inc.	#833 QUIKSILVER FACTORY STORE - GILROY	Factory Store
681 Leavesley Road, Space C110
Gilroy, CA 95020

QS Retail, Inc.	#834 QUIKSILVER FACTORY STORE - LAKEWOOD	Factory Store
14500 West Colfax Avenue Space #447
Lakewood, CO 80401

QS Retail, Inc.	#835 QUIKSILVER FACTORY STORE - TULALIP	Factory Store
10600 Quil Ceda Blvd. Suite #359
Tulalip, WA 98271

QS Retail, Inc.	#836 QUIKSILVER FACTORY STORE - ONTARIO	Factory Store
1 East Mills Circle Suite 123
Ontario, CA 91764

QS Retail, Inc.	#837 QUIKSILVER FACTORY STORE - BELZ	Factory Store
7400 Las Vegas Blvd S Space #B32
Las Vegas, NV 89123

QS Retail, Inc.	#838 DC FACTORY STORE - PISMO	Factory Store
333 Five cities Drive Suite 126
Pismo Beach, CA 93449

QS Retail, Inc.	#839 QUIKSILVER FACTORY STORE - WOODBURN	Factory Store
1001 Arney Rd Suite 422
Woodburn, OR 97071

QS Retail, Inc.	#840 DC FACTORY STORE - TULALIP	Factory Store
10600 Quil Ceda Blvd #316
Tulalip, WA 98271

QS Retail, Inc.	#841 QUIKSILVER FACTORY STORE - LAUGHLIN	Factory Store
1955 S. Casino Dr. Space 202
Laughlin, NV 89029

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#842 QUIKSILVER FACTORY STORE - ROUND ROCK	Factory Store
4401 North & I-35 #824
Round Rock, TX 78664

QS Retail, Inc.	#843 DC FACTORY STORE- CAMARILLO	Factory Store
610 E. Ventura Blvd Suite 1317
Camarillo, CA 93010

QS Retail, Inc.	#844 DC FACTORY STORE - VEGAS	Factory Store
705 Grand Central Pkwy Suite 1043
Las Vegas, NV 89106

QS Retail, Inc.	#845 DC FACTORY STORE - PRIMM	Factory Store
32100 Las Vegas Blvd South Suite 416
Primm, NV 89019

QS Retail, Inc.	#846 DC FACTORY STORE - TULARE	Factory Store
1549 Rethford Suite C-75
Tulare, CA 93274

QS Retail, Inc.	#847 DC FACTORY STORE - COMMERCE	Factory Store
100 Citadel Drive South Suite 432
Commerce City, CA 90040

QS Retail, Inc.	#848 QUIKSILVER FACTORY STORE - FOLSOM	Factory Store
13000 Folsom Blvd. Ste 302/303
Folsom, CA 95630

QS Retail, Inc.	#848 DC FACTORY STORE - FOLSOM	Factory Store
13000 Folsom Blvd. Ste 302, 303
Folsom, CA 95630

QS Retail Canada Corp.	#849 QUIKSILVER FACTORY STORE - NEW	Factory Store
WESTMINSTER
805 Boyd Street Unit D120
Queensborough Shopping Centre
New Westminster, BC V3M5X2

QS Retail, Inc.	#850 DC FACTORY STORE - EL PASO	Factory Store
7051 South Desert Blvd Suite D 425
Canutillo, TX 79835

QS Retail, Inc.	#851 DC FACTORY STORE - SAN MARCOS	Factory Store
4015 I-35, Suite 1020
San Marcos, TX 78666

QS Retail, Inc.	#852 DC FACTORY STORE - GILROY	Factory Store
681 Leavesley Rd Ste 270
Gilroy, CA 95020

QS Retail, Inc.	#853 QUIKSILVER FACTORY STORE - EL PASO	Factory Store
Sun Valley Factory Shoppes
7051 South Desert Blvd. STE A 137
Canutillo, TX 79835

QS Retail, Inc.	#854 BOARDRIDERS - OAKVIEW	Factory Store
3001 South 144th St. Space F-04
Omaha, NE 68144

QS Retail, Inc.	#855 BOARDRIDERS - HAMILTON PLACE	Factory Store
2100 Hamilton Place Space 125B
Chattanooga, TN 37421

Loan Party / Lessee	Address	Type of Property
QS Retail, Inc.	#856 BOARDRIDERS - THE AVENUES MALL	Factory Store
2615 Medical Center Pkwy Ste 1355
Murfreesboro, TN 37129

QS Retail, Inc.	#857 QUIKSILVER FACTORY STORE - RIO GRANDE	Factory Store
5001 E. Expressway 83 Suite 319
Mercedes, TX 78570

QS Retail, Inc.	#858 QUIKSILVER FACTORY STORE - POTOMAC MILLS	Factory Store

2700 Potomac Mills Cir. Suite 242
Prince Williams County, VA 22192

QS Retail, Inc.	#859 DC FACTORY STORE - LAUGHLIN	Factory Store
1955 South Casino Dr Suite 248
Laughlin, NV 89029

QS Retail, Inc.	#860 QUIKSILVER FACTORY STORE - HOUSTON	Factory Store
29300 Hempstead Road Suite 610
Cypress, TX 77433

QS Retail, Inc.	#861 DC FACTORY STORE - DOLPHIN MALL	Factory Store
11401 N. W. 12th Street #289
Miami, Florida 33172

QS Retail Canada Corp.	#862 DC FACTORY STORE - NEW WESTMINSTER	Factory Store
805 Boyd St. #F180
New Westminster, BC V3M5X2

Quiksilver Canada Corp.	6455 Macleod Trail	Retail Store
South Calgary, Alberta, Canada

DC Shoes, Inc.	2620 Progress Street	Other
Vista, California 92010

Schedule 5.10
to Credit Agreement
INSURANCE

Limit
Insurance	Broker	Insurer	Coverage Definition	Deductible
Global

Foreign Liability	Willis	Chubb	Global Difference in Conditions/ Difference in Limits general, auto, product, operations liability	Limit: $1M Ded: $0

Umbrella Liability	Willis	Chubb, Liberty Mutual	Third party general, auto, product, operations liability	Limit: $40M Ded: $0

Athlete AD&D	Willis	ACE	Athlete accidental death and dismemberment	Limit: $250K/$150K Ded: $0

D&O / Fiduciary	Willis	Chubb primary, various excess carriers	Directors and officers management and fiduciary liability	Limit: $50M Ded: $1M ($0 for Side-A)

U.S. and Canada

Property	Willis	FM Global	First party building, tenant improvement, business interruption	Limit: $200M Ded: $10K

General Liability	Willis	Chubb	Third party general and product liability	Limit: $1M Ded: $25K, $100K/$350K

Auto	Willis	Chubb	Third party auto bodily and property damage liability, and first party auto damage	Limit: $1M Ded: $1K

Computer and Information Security Liability	Willis	Lloyd’s of London	Third party loss or compromise of sensitive customer data	Limit: $5M Ded: $100K

Marine Cargo	Expeditors		First party product marine cargo loss	Limit: $2M Ded: $1K

Work Comp	Willis	ACE	Statutory employee work injury	Limit: Statutory Ded: $500K

Schedule 5.13
to Credit Agreement
SUBSIDIARIES; EQUITY INTERESTS
(a) Loan Party Subsidiaries:

			Authorized	Issued
			Equity	Equity	Ownership
Direct Parent	Subsidiary	Jurisdiction	Interests	Interests	Percentage
Quiksilver, Inc.	Quiksilver Americas, Inc.	California	1,000	1,000	100%
Quiksilver, Inc.	Mountain & Wave S.à r.l.	Luxembourg	N/A	2,739,552	100%
Quiksilver, Inc.	Quiksilver Greater China Ltd.	Hong Kong	10,000	10,000	100%
Quiksilver Americas, Inc.	Q.S. Optics, Inc.*	California	7,000	800	100%
Quiksilver Americas, Inc.	Quiksilver Wetsuits, Inc.*	California	1,000,000	660	100%
Quiksilver Americas, Inc.	Mt. Waimea, Inc.*	California	100,000	1,000	100%
Quiksilver Americas, Inc.	Quiksilver Entertainment, Inc.*	California	1,000	1,000	100%
Quiksilver Americas, Inc.	DC Shoes, Inc.	California	100,000,000	6,000,000	100%
Quiksilver Americas, Inc.	Fidra, Inc.*	California	1,000	100	100%
Quiksilver Americas, Inc.	Hawk Designs, Inc.	California	100	100	100%
Quiksilver Americas, Inc.	Mervin Manufacturing, Inc.	California	100,000	10,000	100%
Quiksilver Americas, Inc.	QS Wholesale, Inc.	California	1,000	1,000	100%
Quiksilver Americas, Inc.	QS Retail, Inc.	California	1,000	100	100%
Quiksilver Americas, Inc.	QS Mexico Holdings	Delaware	N/A	N/A	60%
DC Shoes, Inc.	DC Direct, Inc.*	California	100,000	N/A	100%
Quiksilver Canada Corp.	QS Retail Canada Corp.	Nova Scotia	100,000,000	100	100%

*	Indicates Immaterial Subsidiary as of the Closing Date

(b)	Equity Investments:

			Authorized	Issued
			Equity	Equity	Ownership
Holder	Issuer	Jurisdiction	Interests	Interests	Percentage
Quiksilver Americas, Inc.	QS Mexico Holdings	Delaware	N/A	N/A	60%[1]

[1]	40% held by PBM International, LLC, a Delaware limited liability company.

(c) Loan Party:

	Direct	Ownership
Loan Party	Parent	Percentage
Quiksilver Americas, Inc.	Quiksilver, Inc.	100%
QS Retail, Inc.	Quiksilver Americas, Inc.	100%
QS Wholesale, Inc.	Quiksilver Americas, Inc.	100%
DC Shoes, Inc.	Quiksilver Americas, Inc.	100%
Hawk Designs, Inc.	Quiksilver Americas, Inc.	100%
Mervin Manufacturing, Inc.	Quiksilver Americas, Inc.	100%
Quiksilver Canada Corp.	Quiksilver Deluxe S.à r.l.	100%
QS Retail Canada Corp.	Quiksilver Canada Corp.	100%

Schedule 5.21(a)
to Credit Agreement
DDAs
Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Name of Bank or Financial
Loan Party	Institution		Account Number		Type of Account
Quiksilver, Inc.	*	****	*	****	*	****
Quiksilver Americas, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Wholesale, Inc.	*	****	*	****	*	****
DC Shoes, Inc.	*	****	*	****	*	****
Hawk Designs, Inc.	*	****	*	****	*	****
Mervin Manufacturing, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
Quiksilver Americas, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Wholesale, Inc.	*	****	*	****	*	****
DC Shoes, Inc.	*	****	*	****	*	****
Hawk Designs, Inc.	*	****	*	****	*	****
Mervin Manufacturing, Inc.	*	****	*	****	*	****
Quiksilver, Inc.	*	****	*	****	*	****
Quiksilver Americas, Inc.	*	****	*	****	*	****
QS Retail, Inc.	*	****	*	****	*	****
QS Wholesale, Inc.	*	****	*	****	*	****
DC Shoes, Inc.	*	****	*	****	*	****
Hawk Designs, Inc.	*	****	*	****	*	****
Mervin Manufacturing, Inc.	*	****	*	****	*	****

Name of Bank or Financial
Loan Party	Institution		Account Number		Type of Account
Quiksilver Canada Corp.	*	****	*	****	*	****
QS Retail Canada Corp.	*	****	*	****	*	****
QS Retail Canada Corp.	*	****	*	****	*	****
Quiksilver Canada Corp.	*	****	*	****	*	****
Quiksilver Canada Corp.	*	****	*	****	*	****
QS Retail Canada Corp.	*	****	*	****	*	****

*	Blocked Account Bank

Schedule 5.21(b)
to Credit Agreement
CREDIT CARD ARRANGEMENTS
1.	First Data Corporation (QS Retail, Inc.)[1]

2.	Elavon, Inc. (QS Wholesale, Inc. and DC Shoes, Inc.)

[1]	Agreement between First Data and QS Retail, Inc. has on one-year term with automatic renewal on March 15.

Schedule 5.22
to Credit Agreement
BROKERS
1.	Banc of America Securities LLC

2.	GE Capital Markets, Inc.

3.	Rhône Group L.L.C.

4.	Peter J. Solomon Company

5.	Lazard Ltd.

Schedule 5.24
to Credit Agreement
MATERIAL CONTRACTS
1. Indenture, dated as of July 22, 2005 (the “Indenture”), among Quiksilver, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust Company, as trustee.
2. Guaranty obligations of Parent associated with the Societe General Agreement.
3. Guaranty obligations of Parent associated with the Pilot SAS Facility.
4. Facilities Agreement, dated as of July 31, 2009, by and among, inter alia, Pilot SAS, a Société par Actions Simplifiée, Na Pali, a Société par Actions Simplifiée, as borrowers, the Parent and Credit Lyonnais SA, BNP Paribas SA and Societe Generale SA, as mandated lead arrangers.

Schedule 6.02
Financial and Collateral Reporting
Quiksilver Americas, Inc. et al.
Note: System-generated reports should be provided where applicable.
Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement to which this Schedule 6.02 is attached (the “Credit Agreement”) shall have the meanings assigned to such terms in the Credit Agreement.

		DATE	(X)
Monthly (due on 15th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day) until delivery of Fiscal 2009 10-K of the Parent, and due on the 10th day of each Fiscal Month thereafter (or, if such day is not a Business Day, on the next succeeding Business Day)), or if required under the Credit Agreement, weekly, (due on Wednesday of each week (or, if such Wednesday is not a Business Day, on the next succeeding Business Day) provided that, if Borrowing Base Certificates are required to be delivered weekly, updated inventory reports shall only be required in connection therewith to the extent then available):
•	Borrowing Base Certificate (BBC)
Borrowing Base backup to be received with BBC:
•	Accounts Receivable Aging Summary
•	Schedule Detailing Extended Terms Customers
•	Schedule Detailing Cross-Age Customers
•	Schedule of Foreign Receivables
•	Schedule of Government Receivables
•	Schedule of Intercompany Receivables
•	Schedule of Employee Receivables
•	Schedule of Accounts due from Bankrupt Customers
•	Schedule of Chargebacks on Aging
•	Schedule of Finance Charges/Interest on Aging
•	Schedule Detailing Calculation of Contra Accounts
•	Schedule Detailing Customers Exceeding 15% of Eligible A/R
•	Eligible Credit Card Receivables Summary

•	Inventory Perpetual/Stock Ledger Summary
•	Schedule of Irregulars/Seconds (Season “W” Inventory)
•	Schedule of Off-Price Styles (Season “O” Inventory)
•	Schedule of Drop-Ship Inventory (QDS Warehouse)
•	Schedule of Hawaii Virtual Warehouse Inventory
•	Schedule of Inventory in Foreign Locations (incl. Hong Kong)
•	Schedule of Inventory Located at Outside Processors
•	Schedule of Supplies & Packaging Inventory
•	Schedule of Samples Inventory
•	Raw Materials Summary – Fabric & Trim
•	Raw Materials Summary – Specialty (Season “Y”)
•	Raw Materials Summary – Mervin Raw Materials
•	Work-in-Process Inventory Summary
•	Schedule of Inventory In-Transit Between Retail Stores
•	Schedule of Inventory In-Transit From Warehouse to Stores
•	Schedule of Inventory In-Transit From U.S. to Canada
•	Detail of Any Unreconciled Variance Between Perpetual and G/L
•	Monthly Cycle Count Results on a Trailing 12 Month Basis

		DATE	(X)

•	Eligible Import In-Transit Inventory Summary
•	Eligible Import Letter of Credit Inventory Summary

•	Backup to Support Gift Certificates and Merchandise Credits
•	Backup to Support Customer Deposits
•	Rent Reserve Detail
•	Monthly Self-Funded Insurance Claims on Trailing 12 Mo. Basis
•	Schedule of additional (since date of prior BBC) registered or applied-for Intellectual Property
•	Schedule of new (since date of prior BBC) contracts with any Governmental Authority

		DATE	(X)
Monthly (within thirty (30) days after the end of each Fiscal Month of each Fiscal Year of the Parent, commencing with the first such Fiscal Month which occurs after the first full six (6) months following the Closing Date):
•	Monthly Financial Statements with MD&A
•	Compliance Certificate

Quarterly (within 45 days after Fiscal Quarter end):
•	Quarterly Financial Statements with MD&A (Form 10-Q)
•	Compliance Certificate

Annually (within 90 days after Fiscal Year end):
•	Audited Financial Statements with MD&A (Form 10-K)
•	Compliance Certificate

Annually (within 30 days after Fiscal Year end):
•	Forecast for Immediately Following Fiscal Year

Email / Mail to:	Theresa Espinola
Bank of America
100 Federal Street
MA5-100-09-09 Boston, MA 02110
theresa.m.espinola@bankofamerica.com

Schedule 7.01
to Credit Agreement
EXISTING LIENS
Liens:

Collateral
Debtor(S)	Jurisdiction	Secured Party	File No./ File Date	Description
QS Retail, Inc.	CA SOS	Vestar TM-OPCO, L.L.C.	06-7089343858 10/20/2006	Fixtures, improvements and additions to Suite F-5 Tempe Marketplace, Tempe, AZ

Quiksilver Canada Corp.	British Columbia	The Royal Bank of Canada	793112C 1/17/2006 Amended: 104218F 7/30/2009	Guaranteed Investment Certificate No. 00920153700 in the amount of $300,000 and all extensions, renewals and replacements thereof
Tax Liens:
None.

Schedule 7.02
to Credit Agreement
EXISTING INVESTMENTS

			Authorized	Issued
Holder	Issuer	Jurisdiction	Equity Interests	Equity Interests	Ownership Percentage
Quiksilver Americas, Inc.	QS Mexico Holdings LP	Delaware	N/A	N/A	60%
Quiksilver, Inc.	Kelly Slater Wave Company, LLC	Delaware	N/A	N/A	8.5%

Schedule 7.03
to Credit Agreement
EXISTING INDEBTEDNESS
1. Master Installment Payment Agreement among Parent and CIT Technology Financing Services, Inc., in connection with worldwide software license agreements with Microsoft Corp., in an the original principal amount of $3,000,000, maturing on September 1, 2010, of which approximately $1,447,315 remains outstanding as of the Closing Date.
2. Deferred purchase price obligations of Parent of approximately $43,300,000 incurred in connection with the Ski Rossignol S.A.
3. Guaranty obligations of Parent associated with Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥1,600,000,000 owing to Tokyo Mitsubishi UJF in connection with a certain short-term loan facility.
4. Guaranty obligations of Parent associated with Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥200,000,000 owing to Tokyo Mitsubishi UFJ in connection with a certain overdraft facility.
5. Guaranty obligations of Parent associated with Indebtedness of Quiksilver Japan K.K. in an approximate outstanding principal amount of ¥1,000,000,000 owing to Resona in connection with a certain short-term loan facility.
6. Guaranty obligations of Quiksilver, Inc. in connection with that certain lease, dated as of May 30, 2006, between Cottonwood Newpark Two L.C. and Rossignol Ski Company.
7. Indebtedness of Quiksilver Canada Corp. in an approximate outstanding principal amount of $2,500,000 owing to QS Holdings S.à r.l.

Schedule 7.10
to Credit Agreement
EXISTING RESTRICTIONS
1. Indenture, dated as of July 22, 2005 (the “Indenture”), among Quiksilver, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust Company, as trustee.

Schedule 10.02
to Credit Agreement
ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES

Party	Notice Information
Loan Parties:	c/o Quiksilver, Inc.
Quiksilver, Inc.	15202 Graham Street
Quiksilver Americas, Inc.	Huntington Beach, CA 92649
DC Shoes, Inc.	Attention: Chief Financial Officer
Hawk Designs, Inc.	Telephone: (714) 889-2200
Mervin Manufacturing, Inc.	Telecopier: (714) 889-2322
QS Wholesale, Inc.	Email: Joe.scirocco@quiksilver.com

QS Retail, Inc.	with a copy to:

Quiksilver Canada Corp.	Skadden, Arps, Slate, Meagher & Flom LLP
QS Retail Canada Corp.	300 South Grand Avenue
Los Angeles, California 90071-3144
Attention: K. Kristine Dunn, Esq.
Telephone: (213) 687-5493
Facsimile: (213) 621-5493
Email: kristine.dunn@skadden.com

Lead Borrower’s Website: www.quiksilverinc.com

Administrative Agent, Co-Collateral	Bank of America, N.A.
Agent, L/C Issuer & Swing Line	100 Federal Street, 9th Floor
Lender:	Boston, Massachusetts 02110
Bank of America, N.A.	Attention: Stephen J. Garvin, Managing Director
Telephone: (617) 434-9399
Facsimile: (617) 434-6685
Email: stephen.garvin@bankofamerica.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Jason S. DelMonico, Esquire
Telephone: (617) 880-3496
Facsimile: (617) 880-3456
Email: jdelmonico@riemerlaw.com

Administrative Agent’s Account:

Party	Notice Information
Bank of America
ABA: 026-009-593
Account Name: Bank of America Retail Group Collection
Account Number: 0050252044
Ref: Quiksilver Americas, Inc.

Co-Collateral Agent General Electric Capital Corporation	General Electric Capital Corporation 10 Riverview Drive Danbury, CT 06810
Attention: Quiksilver Account Manager
Telephone: (203) 749-6296
Facsimile: (203) 749-4666
Email: joshua.osher@ge.com

with a copies to:

Kilpatrick Stockton LLP
Suite 2800
1100 Peachtree Street NE
Atlanta, GA 30309-4530
Attention: Hilary P. Jordan, Esq.
Telephone: (404) 815- 6362
Facsimile: (404) 541-3256
Email: hjordan@kilpatrickstockton.com

and

General Electric Capital Corporation
201 Merritt 7
Norwalk, CT 06851
Attention: Corporate Counsel-Commercial Finance
Telephone: (203) 956-4378
Facsimile: (203) 956-4001
Email: john.pistocchi@ge.com

Canadian Agent: Bank of America, N.A. (acting through its Canada branch)	Bank of America, N.A. (acting through its Canada branch) 200 Front Street West Toronto, Ontario, Canada M5V 3L2 Attention: Medina Sales de Andrade, Vice President
Telephone: (416) 349-5433
Facsimile: (416) 349-4283
Email: medina.sales_de_andrade@bankofamerica.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: Jason S. DelMonico, Esquire
Telephone: (617) 880-3496
Facsimile: (617) 880-3456

Party	Notice Information
Email: jdelmonico@riemerlaw.com

and

Ogilvy Renault LLP
Suite 3800
Royal Bank Plaza, South Tower
200 Bay Street
P.O. Box 84
Toronto, Ontario M5J 2Z4
Attention: C. Nicole Sigouin, Esq.
Telephone: (416) 216-3929
Facsimile: (416) 216-3930
Email: nsigouin@ogilvyrenault.com

Canadian Agent’s Account for Canadian Loans (US Dollar):

Bank America International New York
335 Madison Avenue, New York, NY. 10017
Swift Code: BOFAUS3N ABA# 026009593
For the Account of: Bank of America, N.A., Canada Branch
Account # 65502-01805
Swift Code: BOFACATT
Ref: Quiksilver Canada Corp

Canadian Agent’s Account for Canadian Loans (Canadian
Dollar):

LVTS — Large Value Transaction System
Bank of America NA, Canada Branch
200 Front Street West, Toronto
Swift Code: BOFACATT
A/C # 90083255
Attn: Loans Department
Transit #: 024156792
Ref: Quiksilver Canada Corp

Exhibit A-1
Committed Loan Notice (Committed Domestic Borrowing)
Date:

To:	Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
          Re: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Ladies and Gentlemen:
     The [Lead Borrower] [Parent] refers to the above described Credit Agreement and hereby irrevocably notifies you of the [Committed Domestic Borrowing] [conversion of a Committed Domestic Loan] [continuation of a LIBO Rate Loan] (the “Requested Action”) requested below:
1.	The Business Day of the Requested Action is , 20[ ][1].

2.	The principal amount of the Requested Action[2] is $ , which shall consist of the following Types:
[remainder of page intentionally left blank]

[1]	Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of LIBO Rate Loans, or of any conversion of LIBO Rate Loans to Domestic Prime Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Committed Borrowing of Domestic Prime Rate Loans.

[2]	Each Committed Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $1,000,000.00 or a whole multiple of $1,000,000.00 in excess thereof, and, except as provided in Sections 2.03(c) and 2.04(c) of the Credit Agreement, each Committed Borrowing of or conversion to Domestic Prime Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $100,000.00 in excess thereof.

Type of Committed Domestic Loans (Domestic Prime Rate Loans
or		Interest Period for LIBO Rate
LIBO Rate Loans)[3]	Amount	Loans[4]
	$__________	[1] [2] [3] [6] months

	$__________	[1] [2] [3] [6] months

	$__________	[1] [2] [3] [6] months

	$__________	[1] [2] [3] [6] months

3.	[Proceeds of the requested Committed Domestic Borrowing are to be disbursed to the following account(s):

                                        ]
     The [Lead Borrower] [Parent] hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the requested Committed Borrowing.

[QUIKSILVER AMERICAS, INC., a California corporation, as Lead Borrower
By:
Name:
	Title:	]

[QUIKSILVER, INC., a Delaware corporation
By:
Name:
	Title:	]

[3]	Type of Committed Domestic Loans to be borrowed or to which existing Committed Domestic Loans are to be converted. If no election of Type of Committed Domestic Loans is specified, such Committed Domestic Loans shall be made as Domestic Prime Rate Loans.

[4]	If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

Exhibit A-2
Committed Loan Notice (Committed Canadian Borrowing)
Date:
To:	Bank of America, N.A. (acting through its Canada branch), as Canadian Agent 200 Front Street West Toronto, Ontario, Canada M5V 3L2
Re: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Ladies and Gentlemen:
     The [Lead Borrower] [Parent] [Canadian Borrower] refers to the above described Credit Agreement and hereby irrevocably notifies you of the [Committed Canadian Borrowing] [conversion of a Committed Canadian Loan] [continuation of a BA Equivalent Loan] (the “Requested Action”) requested below:
1.	The Business Day of the Requested Action is , 20[___][1].
2.	The principal amount of the Requested Action[2] is CD$ , which shall consist of the following Types:
[remainder of page intentionally left blank]

[1]	Each such notice must be received by the Canadian Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of BA Equivalent Loans, or of any conversion of BA Equivalent Loans to Canadian Prime Rate Loans and (ii) one (1) Business Day prior to the requested date of any Committed Borrowing of Canadian Prime Rate Loans.

[2]	Each Committed Borrowing of, conversion to or continuation of BA Equivalent Loans shall be in a principal amount of CD$[ ] or a whole multiple of CD$[ ] in excess thereof, and, except as provided in Sections 2.03(c) and 2.04(c) of the Credit Agreement, each Committed Borrowing of Canadian Prime Rate Loans shall be in a principal amount of CD$500,000.00 or a whole multiple of CD$100,000.00 in excess thereof.

Type of Committed Canadian
Loan
(Canadian Prime Rate Loans or
BA Equivalent Loans)[3]	Amount	Interest Period for BA Equivalent Loans[4]
	CD$	[1] [2] [3] [6] months
	CD$	[1] [2] [3] [6] months
	CD$	[1] [2] [3] [6] months
	CD$	[1] [2] [3] [6] months
3.	[Proceeds of the requested Committed Canadian Borrowing are to be disbursed to the following account(s):

                                        ]
     The [Lead Borrower] [Parent] [Canadian Borrower] hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the requested Committed Borrowing.

[QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company
By:
Name:
Title: ]

[QUIKSILVER AMERICAS, INC., a California corporation
By:
Name:
Title: ]

[QUIKSILVER, INC., a Delaware corporation
By:
Name:
Title: ]

[3]	Type of Committed Canadian Loans to be borrowed or to which existing Committed Canadian Loans are to be converted. If no election of Type of Committed Canadian Loans is specified, such Committed Canadian Loans shall be made as Canadian Prime Rate Loans.

[4]	If no election of Interest Period is specified, such notice shall be deemed a request for an Interest Period of one (1) month.

Exhibit B-1
Swing Line Loan Notice (Domestic)
Date:
To:	Bank of America, N.A., as Administrative Agent and as Swing Line Lender 100 Federal Street, 9th Floor Boston, Massachusetts 02110
Re: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Ladies and Gentlemen:
     The [Lead Borrower] [Parent] refers to the above described Credit Agreement and hereby irrevocably notifies you of the Swing Line Borrowing requested below:
1.	The Business Day of the requested Swing Line Borrowing is , 20[___].[1]
2.	The aggregate amount of the requested Swing Line Borrowing[2] is $ , which Swing Line Borrowing shall consist of a Domestic Prime Rate Loan.
3.	Proceeds of the requested Swing Line Borrowing are to be disbursed to the following account(s):

[remainder of page intentionally left blank]

[1]	Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date.

[2]	Each such Borrowing shall be in a principal amount of not less than $100,000.00.

     The [Lead Borrower] [Parent] hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the requested Swing Line Borrowing.

[QUIKSILVER AMERICAS, INC., a California corporation, as Lead Borrower
By:
Name:
Title: ]

[QUIKSILVER, INC., a Delaware corporation
By:
Name:
Title: ]

Exhibit B-2
Swing Line Loan Notice (Canadian)
Date:
To:	Bank of America, N.A. (acting through its Canada branch), as Canadian Agent and as Swing Line Lender 200 Front Street West Toronto, Ontario, Canada M5V 3L2
Re: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
Ladies and Gentlemen:
     The [Lead Borrower] [Parent] [Canadian Borrower] refers to the above described Credit Agreement and hereby irrevocably notifies you of the Swing Line Borrowing requested below:
1.	The Business Day of the requested Swing Line Borrowing is , 20[___].[1]
2.	The aggregate amount of the requested Swing Line Borrowing[2] is CD$ , which Swing Line Borrowing shall consist of a Canadian Prime Rate Loan.
3.	Proceeds of the requested Swing Line Borrowing are to be disbursed to the following account(s):

[remainder of page intentionally left blank]

[1]	Each such notice must be received by the Swing Line Lender and the Canadian Agent not later than 1:00 p.m. on the requested borrowing date.

[2]	Each such Borrowing shall be in a principal amount of not less than CD$100,000.00.

     The [Lead Borrower] [Parent] [Canadian Borrower] hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied on and as of the date of the requested Swing Line Borrowing.

[QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company
By:
Name:
Title: ]

[QUIKSILVER AMERICAS, INC., a California corporation
By:
Name:
Title: ]

[QUIKSILVER, INC., a Delaware corporation
By:
Name:
Title: ]

Exhibit C-1

CANADIAN NOTE

$[ ]	July [___], 2009
     FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”) promises to pay to the order of [                                        ] (hereinafter, with any subsequent holders, the “Lender”), c/o Bank of America, N.A. (acting through its Canada branch), 200 Front Street West, Toronto, Ontario, Canada M5V 3L2, the principal sum of [                                        ] ($                    ), or, if less, the aggregate unpaid principal balance of Committed Canadian Loans made by the Lender to or for the account of any Canadian Borrower pursuant to the Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent, with interest at the rate and payable in the manner stated therein.
     This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Canadian Agent’s books and records concerning the Committed Canadian Loans, the accrual of interest thereon, and the repayment of such Committed Canadian Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by the Canadian Agent, any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     The Canadian Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof. The Canadian Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Canadian Agent, any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Canadian Borrower or any other Person obligated on account of this Note.

1

     This Note shall be binding upon the Canadian Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.
     The liabilities of the Canadian Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Canadian Agent, any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to the Canadian Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE CANADIAN BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE CANADIAN BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH. THE CANADIAN BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     THE CANADIAN BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     THE CANADIAN BORROWER AGREES THAT ANY ACTION COMMENCED BY THE CANADIAN BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE

2

BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     The Canadian Borrower, each guarantor, endorser, surety and Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Note, the Canadian Agent, the Agents and the Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Note, is relying thereon. THE CANADIAN BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE CANADIAN BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGE FOLLOWS]

3

     IN WITNESS WHEREOF, the Canadian Borrower has caused this Note to be duly executed as of the date set forth above.
CANADIAN BORROWER:

QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company
By:
Name:
Title:

Signature Page to Canadian Note

Exhibit C-2

DOMESTIC NOTE

$[ ]	July [___], 2009
     FOR VALUE RECEIVED, the undersigned (singly, a “Domestic Borrower”, and collectively, the “Domestic Borrowers”) jointly and severally promise to pay to the order of [                                        ] (hereinafter, with any subsequent holders, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of [                                        ] ($                    ), or, if less, the aggregate unpaid principal balance of Committed Domestic Loans made by the Lender to or for the account of any Domestic Borrower pursuant to the Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the other Lenders (as defined in the Credit Agreement) from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent.
     This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Administrative Agent’s books and records concerning the Committed Domestic Loans, the accrual of interest thereon, and the repayment of such Committed Domestic Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     Each Domestic Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof. Each Domestic Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Domestic Borrower or any other Person obligated on account of this Note.

1

     This Note shall be binding upon each Domestic Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Lender and its successors, endorsees, and permitted assigns.
     The liabilities of each Domestic Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to each Domestic Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     EACH PARTY HERETO AGREES THAT ANY ACTION COMMENCED BY ANY DOMESTIC BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK

2

COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     Each Domestic Borrower, guarantor, endorser, surety and Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Note, the Agents and the Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Note, is relying thereon. EACH DOMESTIC BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGES FOLLOWS]

3

     IN WITNESS WHEREOF, the Domestic Borrowers have caused this Note to be duly executed as of the date set forth above.
DOMESTIC BORROWERS:

QUIKSILVER AMERICAS, INC., a California corporation
By:
Name:
Title:

DC SHOES, INC., a California corporation
By:
Name:
Title:

HAWK DESIGNS, INC., a California corporation
By:
Name:
Title:

MERVIN MANUFACTURING, INC., a California corporation
By:
Name:
Title:

Signature Page to Domestic Note

QS WHOLESALE, INC., a California corporation

By:
Name:
Title:

QS RETAIL, INC., a California corporation
By:
Name:
Title:

Signature Page to Domestic Note

Exhibit C-3

CANADIAN SWING LINE NOTE

$[ ]	July [___], 2009
     FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”) promises to pay to the order of BANK OF AMERICA, N.A. (acting through its Canada branch) (hereinafter, with any subsequent holders, the “Swing Line Lender”), c/o Bank of America, N.A. (acting through its Canada branch), 200 Front Street West, Toronto, Ontario, Canada M5V 3L2, the principal sum of [                                        ] ($                    ), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Canadian Borrower pursuant to the Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent, with interest at the rate and payable in the manner stated therein.
     This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Canadian Agent’s books and records concerning the Swing Line Loans made to the Canadian Borrowers, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by the Canadian Agent, any Agent or the Swing Line Lender in exercising or enforcing any of such Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     The Canadian Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Swing Line Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof. The Canadian Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Canadian Agent, any Agent and/or the Swing Line Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Canadian Borrower or any other Person obligated on account of this Swing Line Note.

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     This Swing Line Note shall be binding upon the Canadian Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Swing Line Lender and its successors, endorsees, and permitted assigns.
     The liabilities of the Canadian Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, however, the release by the Canadian Agent, any Agent or the Swing Line Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to the Canadian Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.
     THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE CANADIAN BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE CANADIAN BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     THE CANADIAN BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH. THE CANADIAN BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     THE CANADIAN BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SWING LINE NOTE WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     THE CANADIAN BORROWER AGREES THAT ANY ACTION COMMENCED BY THE CANADIAN BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT SHALL

2

BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     The Canadian Borrower, each guarantor, endorser, surety and Swing Line Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Swing Line Note, the Canadian Agent, the Agents and the Swing Line Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Swing Line Note, is relying thereon. THE CANADIAN BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE CANADIAN BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS SWING LINE NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Canadian Borrower has caused this Swing Line Note to be duly executed as of the date set forth above.
CANADIAN BORROWER:

QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company
By:
Name:
Title:
Signature Page to Canadian Swing Line Note

Exhibit C-4

DOMESTIC SWING LINE NOTE

$[ ]	July [___], 2009
     FOR VALUE RECEIVED, the undersigned (singly, a “Domestic Borrower”, and collectively, the “Domestic Borrowers”) jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Swing Line Lender”), 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of [                                        ] ($                    ), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Domestic Borrower pursuant to the Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent, with interest at the rate and payable in the manner stated therein.
     This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     The Administrative Agent’s books and records concerning the Swing Line Loans made to the Domestic Borrowers, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.
     No delay or omission by any Agent or the Swing Line Lender in exercising or enforcing any of such Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.
     Each Domestic Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice (other than any notice expressly required by the terms of this Swing Line Note or the other Loan Documents), and protest, and also waives any delay on the part of the holder hereof. Each Domestic Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swing Line Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Domestic Borrower or any other Person obligated on account of this Swing Line Note.

1

     This Swing Line Note shall be binding upon each Domestic Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Swing Line Lender and its successors, endorsees, and permitted assigns.
     The liabilities of each Domestic Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, however, the release by any Agent or the Swing Line Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to each Domestic Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.
     THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SWING LINE NOTE WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     EACH PARTY HERETO AGREES THAT ANY ACTION COMMENCED BY ANY DOMESTIC BORROWER ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT SHALL

2

BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
     Each Domestic Borrower, guarantor, endorser, surety and Swing Line Lender makes the following waiver knowingly, voluntarily, and intentionally, and understands that the other parties to this Swing Line Note, the Agents and the Swing Line Lender, in the establishment and maintenance of their respective relationship with each other contemplated by this Swing Line Note, is relying thereon. EACH DOMESTIC BORROWER, EACH GUARANTOR, ENDORSER, SURETY, AND SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT, THIS SWING LINE NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.
[SIGNATURE PAGES FOLLOW]

3

     IN WITNESS WHEREOF, the Domestic Borrowers have caused this Swing Line Note to be duly executed as of the date set forth above.
DOMESTIC BORROWERS:

QUIKSILVER AMERICAS, INC., a California corporation
By:
Name:
Title:

DC SHOES, INC., a California corporation
By:
Name:
Title:

HAWK DESIGNS, INC., a California corporation
By:
Name:
Title:

MERVIN MANUFACTURING, INC., a California corporation
By:
Name:
Title:
Signature Page to Domestic Swing Line Note

QS WHOLESALE, INC., a California corporation
By:
Name:
Title:

QS RETAIL, INC., a California corporation
By:
Name:
Title:
Signature Page to Domestic Swing Line Note

Exhibit D
Compliance Certificate
Date of Certificate:

To:	Bank of America, N.A., as Administrative Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Mr. Stephen J. Garvin, Managing Director
     Re: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     The undersigned, a duly authorized and acting Responsible Officer of the [Lead Borrower] [Parent], hereby certifies on behalf of the Loan Parties as of the date hereof the following:
1.	Covenant Compliance Event.

As of the date hereof, there [is a/is no] continuing Covenant Compliance Event.

2.	Consolidated Fixed Charge Coverage Ratio.

[Set forth in Appendix I, in reasonable detail, are calculations with respect to Consolidated Fixed Charge Coverage Ratio for the [four (4) Fiscal Quarters/twelve (12) Fiscal Months]1 ending [ ].]

3.	No Material Accounting Changes, Etc.
(a)	The financial statements furnished to the Administrative Agent for the [Fiscal Year/Fiscal Quarter/Fiscal Month] ending [ ] were prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements and the Americas Consolidated statements present fairly in all material respects the financial condition and

1	To be the most recently completed four (4) Fiscal Quarters of the Parent for which financial statements have been or were required to be delivered for any period prior to the end of the first Fiscal Month which occurs after the first full eighteen (18) months following the Closing Date and the twelve (12) Fiscal Months most recently ended for which financial statements are available all periods thereafter.

results of operations of the Parent and its Americas Subsidiaries, as of the end of the period(s) covered, subject to (i) with respect to the monthly and quarterly financial statements, normal year end audit adjustments and the absence of footnotes and (ii) any changes as disclosed on Appendix II hereto.

(b)	Except as set forth in Appendix II, there has been no change in GAAP which has been applied in the most recent audited financial statements delivered by Lead Borrower since [ ] (the date of the most recent audited financial statements delivered by Lead Borrower), and if such a change has occurred, the effect of such change on the financial statements is detailed in Appendix II.
4.	No Default or Event of Default.

[As of the date hereof, no Default or Event of Default has occurred and is continuing.][ No Default or Event of Default has occurred and is continuing, except as set forth on Appendix III. The Borrowers have taken or propose to take those actions with respect to such Default or Event of Default as described on said Appendix III.]
[Signature Page Follows]

     IN WITNESS WHEREOF, the [Lead Borrower] [Parent], on behalf of itself and each of the other Loan Parties, has duly executed this Compliance Certificate as the date first written above.

[LEAD BORROWER] [PARENT]: [QUIKSILVER AMERICAS, INC., a California corporation
By:
Name:
Title: ]

[QUIKSILVER, INC., a Delaware corporation
By:
Name:
Title: ]

APPENDIX I
The following is a reasonably detailed calculation of the Consolidated Fixed Charge Coverage Ratio:

1.	Consolidated EBITDA For Such Measurement Period:

(a)	Consolidated Net Income of the Parent and the Americas Subsidiaries on an Americas Consolidated basis for the most recently completed Measurement Period:

Plus the following (to the extent deducted in calculating such Consolidated Net Income) (in each case of or by the Parent and the Americas Subsidiaries for such Measurement Period):

(b)	Consolidated Interest Charges:

(c)	the provision for federal, state, local and foreign income Taxes:

(d)	depreciation and amortization expense:

(f)	other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period:

(g)	costs, fees and expenses in connection with the Loan Documents, the Term Loan Documents and the other transactions occurring on or about the Closing Date:

(h)	costs, fees and expenses of business consultants, advisors and other outside professionals incurred prior to July 31, 2009, not to exceed $2,000,000:

(i)	impairment charges and asset write-offs pursuant to GAAP and any non-cash stock compensation expenses:

(j)	other non-cash restructuring, severance and integration charges reducing such Consolidated Net Income (provided that if any such non-cash charge represents an accrual or reserve for any potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent for such future period):

(k)	the sum of lines 1(a) through 1(j):

minus the sum of the following (to the extent included in calculating such Consolidated Net Income) (in each case of or by the Parent and the Americas Subsidiaries for such Measurement Period):

(l)	federal, state, local and foreign income tax credits:

(m)	all non-cash items increasing Consolidated Net Income:

(n)	the sum of line 1(l) and Line 1(m):

(o)	Consolidated EBITDA [line 1(k) minus line 1(n)]:

2.

(a)	Capital Expenditures for such period:

(b)	aggregate amount of federal, state, local, provincial, territorial, municipal and foreign income taxes paid in cash during such Measurement Period (net of federal, state, local, provincial, territorial, municipal and foreign income tax refunds received in cash during such Measurement Period:

(c)	the sum of lines 2(a) through 2(b):

3.	line 1(o) minus line 2(c):

4.	Debt Service Charges for such Measurement Period (in each case determined on an Americas Consolidated basis, in accordance with GAAP, as applicable):

(a)	Consolidated Interest Charges paid in cash or required to be paid in cash for such Measurement Period:

(b)	principal amount of all scheduled amortization payments made in cash or required to be made in cash by the Parent or the Americas Subsidiaries on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, any Capital Lease Obligations) during such Measurement Period:

(c)	Debt Service Charges: [the sum of lines 4(a) and 4(b)]:

5.	The aggregate amount of all Restricted Payments Paid in cash by the Parent during such Measurement Period:

6.	the sum of line 5 and line 4(c):

7.	Consolidated Fixed Charge Coverage Ratio [line 3 divided by line 6]:

COVENANT: During the continuance of a Covenant Compliance Event, the Consolidated Fixed Charge Coverage Ratio referenced on line 7 above may not be less than 1.10: 1.00.

8.	In Compliance?	[N/A][Yes/No]

APPENDIX II
     Except as set forth below, no change in GAAP which has been applied in the most recent audited financial statements delivered by Lead Borrower has occurred since [                                        ] (the date of the most recent audited financial statements delivered by Lead Borrower). [If any such change has occurred, the following describes the nature of the change in reasonable detail and the effect, if any, of each such change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].

[APPENDIX III
     Except as set forth below, no Default or Event of Default has occurred and is continuing as of the date hereof. The following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

Exhibit E-1
Assignment and Assumption (Domestic Lenders)
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Domestic Lender][their respective capacities as Domestic Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, with respect to the Domestic L/C Obligations and the Swing Line Loans made to the Domestic Borrowers included in such facilities5) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Domestic Lender)][the respective Assignors (in their respective capacities as Domestic Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities, if any.

Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]
3.	Domestic Borrowers: Quiksilver Americas, Inc., as Lead Borrower, and the other Domestic Borrowers party to the Credit Agreement.

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent.
[remainder of page intentionally left blank]
6.	Assigned Interest[s]:

		Amount of	Amount of	Percentage
		Assignor’s Domestic	Domestic	of Aggregate		Resulting Domestic	Resulting Domestic
		Commitment	Commitment/Domestic	Domestic Commitment/		Commitment/	Commitment/
		/Domestic	Loans	Domestic Loans		Domestic Loans of	Domestic Loans of	CUSIP
Assignor[s][6]	Assignee[s][7]	Loans	Assigned[8]	Assigned[9]		Assignor	Assignee	Number
		$	$		%	$	$

		$	$		%	$	$

		$	$		%	$	$

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

[9]	Set forth, to at least 9 decimals, as a percentage of the Domestic Commitment/Domestic Loans of all Domestic Lenders thereunder.

[7.	Trade Date: __________________][10]

Effective Date: ____________________, 20___[ TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

Acknowledged, consented to:11
BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[11]	To the extent required under Section 10.06(b)(i)(B) or Section 10.06(b)(iii)(B) of the Credit Agreement.

Acknowledged and consented to:12

BANK OF AMERICA, N.A., as Swing Line Lender
By:
Name:
Title:

[12]	To the extent required under Section 10.06(b)(iii)(D) of the Credit Agreement.

Acknowledged and consented to:13

BANK OF AMERICA, N.A., as L/C Issuer
By:
Name:
Title:

[13]	To the extent required under Section 10.06(b)(iii)(C) of the Credit Agreement.

Acknowledged and consented to:14

QUIKSILVER AMERICAS, INC., as the Lead Borrower
By:
Name:
Title:

[14]	To the extent required under Section 10.06(b)(i)(B) or Section 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Reference is made to a certain Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Domestic Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Domestic Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Domestic Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any other Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, any other Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Domestic Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via email) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
          4. Fees. Unless waived by the Administrative Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.00.
          5. Delivery. If [the][any] Assignee is not a Lender, such Assignee shall deliver to the Administrative Agent an Administrative Questionnaire.

Exhibit E-2
Assignment and Assumption (Canadian Lenders)
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Canadian Lender][their respective capacities as Canadian Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, with respect to the Canadian L/C Obligations and the Swing Line Loans made to the Canadian Borrower included in such facilities5) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Canadian Lender)][the respective Assignors (in their respective capacities as Canadian Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities, if any.

Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

[for each Assignee, indicate if [Affiliate][Approved Fund] of [identify Lender]]

3.	Canadian Borrower: Quiksilver Canada Corp.

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.	Canadian Agent: Bank of America, N.A. (acting through its Canada branch), as the Canadian Agent under the Credit Agreement.

6.	Credit Agreement: Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent.
[remainder of page intentionally left blank]

7.	Assigned Interest[s]:

		Amount of	Amount of	Percentage	Resulting Canadian	Resulting Canadian
		Assignor’s Canadian	Canadian	of Aggregate	Commitment/Canadian	Commitment/Canadian
		Commitment/	Commitment/Canadian	Canadian Commitment/	Loans of	Loans of	CUSIP
Assignor[s][6]	Assignee[s][7]	Canadian Loans	Loans Assigned[8]	Canadian Loans Assigned[9]	Assignor	Assignee	Number
		CD$___	CD$___	%	CD$___	CD$___
		CD$___	CD$___	%	CD$___	CD$___
		CD$___	CD$___	%	CD$___	CD$___
[8.	Trade Date: ][10]
     Effective Date:                     , 20___ [ TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]	Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

[9]	Set forth, to at least 9 decimals, as a percentage of the Canadian Commitment/Canadian Loans of all Canadian Lenders thereunder.

[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Acknowledged, consented to:11

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[11]	To the extent required under Section 10.06(b)(i)(B) or Section 10.06(b)(iii)(B) of the Credit Agreement.

Acknowledged and consented to:12

BANK OF AMERICA, N.A., as Swing Line Lender
By:
Name:
Title:

[12]	To the extent required under Section 10.06(b)(iii)(D) of the Credit Agreement.

Acknowledged and consented to:13

BANK OF AMERICA, N.A., as L/C Issuer
By:
Name:
Title:

[13]	To the extent required under Section 10.06(b)(iii)(C) of the Credit Agreement.

Acknowledged and consented to:14

QUIKSILVER AMERICAS, INC., as the Lead Borrower
By:
Name:
Title:

[14]	To the extent required under Section 10.06(b)(i)(B) or Section 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
Reference is made to a certain Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Canadian Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Canadian Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Canadian Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, Canadian Agent, any other Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, Canadian Agent, any other Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Canadian Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy other electronic image scan transmission (e.g., “pdf” or “tif” via email) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
     4. Fees. Unless waived by the Administrative Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.00.
     5. Delivery. If [the][any] Assignee is not a Lender, such Assignee shall deliver to the Administrative Agent an Administrative Questionnaire.

Exhibit F-1
Form of Joinder Agreement – Domestic Loan Parties
JOINDER AGREEMENT
     This JOINDER AGREEMENT (this “Joinder”) is made as of                                         , by and among:
                                                                 , a                                                               (the “New [Borrower/Guarantor]”), with its principal executive offices at                                                             ; and
     BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Lenders;
     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H :
     A. Reference is made to that certain Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, including, without limitation, the Domestic Borrowers party thereto (collectively, the “Existing Domestic Borrowers”) (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     B. Reference is also made to that certain Facility Guaranty, dated as of July 31, 2009, executed by that certain Guarantor that is a Domestic Loan Party and party thereto (the “Existing Domestic Guarantor”) in favor of the Administrative Agent and the other Credit Parties.

1

     C. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement in the same capacity and to the same extent as the Existing Domestic [Borrowers/Guarantor] thereunder.
     D. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement as provided herein, the New [Borrower/Guarantor] and the Existing Domestic Borrowers and Existing Domestic Guarantor are required to execute this Joinder.
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement, and hereby:
(a)	joins in the execution of, and becomes a party to, the Credit Agreement as a [Domestic Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Domestic Borrower/Guarantor] under the Credit Agreement as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Domestic Borrower/Guarantor] therein;

(c)	makes all representations, warranties, and other statements of a [Domestic Borrower/Guarantor] under the Credit Agreement as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Domestic Borrower/Guarantor] therein; and

(d)	assumes and agrees to perform all applicable duties and obligations of the Existing Domestic [Borrowers/Guarantor] under the Credit Agreement.
2.	Supplemental Schedules. To the extent that any representations, warranties, and covenants of the New [Borrower/Guarantor] require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

2

3.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

4.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Agents:
(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto.

(b)	The New [Borrower/Guarantor] shall have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Agents:
(i)	Copies of the New [Borrower’s/Guarantor’s] Organization Documents.

(ii)	Certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New [Borrower/Guarantor] evidencing (A) the authority of the New [Borrower/Guarantor] to enter into this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party.

(iii)	Certificate of good standing (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from the New [Borrower/Guarantor]’s jurisdiction of organization.

(iv)	Certificates of good standing (where applicable or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from each jurisdiction where the New [Borrower’s/Guarantor’s] ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not be reasonably expected to have a Material Adverse Effect.

(v)	Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:

3

a)	[In the case of a New Borrower, Joinders to the Domestic Note and the Domestic Swing Line Note, as applicable];

b)	[Joinder Agreement to the Security Agreement];

c)	[If the New [Borrower/Guarantor] maintains Blocked Account(s), Blocked Account Agreement(s) with _________];

d)	[In the case of a New Guarantor, a Facility Guaranty]; and

e)	To the extent required by the Loan Documents, such other documents and agreements as any of the Agents may reasonably require.
(c)	Upon the request of Administrative Agent, the Administrative Agent shall have received a customary written legal opinion of the New [Borrower/Guarantor]’s counsel, addressed to the Administrative Agent and each Domestic Lender, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request.

(d)	To the extent required by the Loan Documents, the Administrative Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by applicable Laws or reasonably requested by any Agent to create or perfect the Liens intended to be created under any Security Document and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Agents.

(e)	The New [Borrower/Guarantor] shall have paid in full all reasonable fees and documented out-of-pocket expenses incurred by the Agents (including, without limitation, the reasonable and documented fees and expenses of counsel to the Agents) in connection with the preparation, negotiation, execution and delivery of this Joinder and related documents.
5.	Miscellaneous.
(a)	This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Joinder and the other Loan Documents and instruments referred to herein express the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

4

(c)	Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)	The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of any Agent or the other Credit Parties or their counsel in entering into this Joinder.

(e)	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURE PAGES FOLLOW]

5

     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/GUARANTOR]: [ ]
By:
Name:
Title:

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.
By:
Name:
Title:

Signature Page to Joinder Agreement

Acknowledged and Agreed:

EXISTING DOMESTIC BORROWERS:

QUIKSILVER AMERICAS, INC., a California corporation

By:
Name:
Title:

DC SHOES, INC., a California corporation

By:
Name:
Title:

HAWK DESIGNS, INC., a California corporation

By:
Name:
Title:

MERVIN MANUFACTURING, INC., a California corporation

By:
Name:
Title:

QS WHOLESALE, INC., a California corporation

By:
Name:
Title:

QS RETAIL, INC., a California corporation

By:
Name:
Title:

Signature Page to Joinder Agreement

EXISTING DOMESTIC GUARANTOR:

QUIKSILVER, INC., a Delaware corporation

By:
Name:
Title:

Signature Page to Joinder Agreement

Supplemental Schedules to Loan Documents
[see attached]
Joinder Agreement

Exhibit F-2
Form of Joinder Agreement — Canadian Loan Parties
JOINDER AGREEMENT
     This JOINDER AGREEMENT (this “Joinder”) is made as of                                         , by and among:
                                                                 , a                                                               (the “New [Borrower/Guarantor]”), with its principal executive offices at                                                             ; and
     BANK OF AMERICA, N.A. (acting through its Canada branch), a national banking association with offices at 200 Front Street West, Toronto, Ontario, Canada, as Canadian agent (in such capacity, the “Canadian Agent”) for its own benefit and the benefit of the other Canadian Lenders;
     in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H :
     A. Reference is made to that certain Credit Agreement dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, including, without limitation, the Canadian Borrowers party thereto (collectively, the “Existing Canadian Borrowers”) (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent, and (viii) the Canadian Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.
     B. Reference is also made to that certain Facility Guaranty, dated as of July 31, 2009, executed by that certain Guarantor that is a Canadian Loan Party and party thereto (the “Existing Canadian Guarantor”) in favor of the Canadian Agent and the other Canadian Credit Parties pursuant to which the Existing Canadian Guarantor thereunder guarantees the payment and performance of the Canadian Liabilities.

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     C. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement in the same capacity and to the same extent as the Existing Canadian [Borrowers/Guarantor] thereunder.
     D. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement as provided herein, the New [Borrower/Guarantor] and the Existing Canadian Borrowers and Existing Canadian Guarantor are required to execute this Joinder.
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.	Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement, and hereby:
(a)	joins in the execution of, and becomes a party to, the Credit Agreement as a [Canadian Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)	covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Canadian Borrower/Guarantor] under the Credit Agreement as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Canadian Borrower/Guarantor] therein;

(c)	makes all representations, warranties, and other statements of a [Canadian Borrower/Guarantor] under the Credit Agreement as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement and was expressly named as a [Canadian Borrower/Guarantor] therein; and

(d)	assumes and agrees to perform all applicable duties and obligations of the Existing Canadian [Borrowers/Guarantor] or under the Credit Agreement.
2.	Supplemental Schedules. To the extent that any representations, warranties, and covenants of the New [Borrower/Guarantor] require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

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3.	Ratification of Loan Documents. Except as specifically amended by this Joinder and the other documents executed and delivered in connection herewith, all of the terms and conditions of the Credit Agreement and of the other Loan Documents shall remain in full force and effect as in effect prior to the date hereof, without releasing any Loan Party thereunder or Collateral therefor.

4.	Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Canadian Agent and the Agents:
(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto.

(b)	The New [Borrower/Guarantor] shall have delivered the following to the Canadian Agent, in form and substance reasonably satisfactory to the Canadian Agent and the Agents:
(i)	Copies of the New [Borrower’s/Guarantor’s] Organization Documents.

(ii)	Certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New [Borrower/Guarantor] evidencing (A) the authority of the New [Borrower/Guarantor] to enter into this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party.

(iii)	Certificate of good standing (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from the New [Borrower/Guarantor]’s jurisdiction of organization.

(iv)	Certificates of good standing (where applicable or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction) from each jurisdiction where the New [Borrower’s/Guarantor’s] ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not be reasonably expected to have a Material Adverse Effect.

(v)	A Perfection Certificate.

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(vi)	Execution and delivery by the New [Borrower/Guarantor] of the following Loan Documents:
a)	[In the case of a New Borrower, Joinders to the Canadian Note and the Canadian Swing Line Note, as applicable];

b)	[A General Security Agreement, Deed of Hypothec (if applicable) and each of the other Canadian Security Documents];

c)	[If the New [Borrower/Guarantor] maintains Blocked Account(s), Blocked Account Agreement(s) with ];

d)	[In the case of a New Guarantor, a Facility Guaranty]; and

e)	To the extent required by the Loan Documents, such other documents and agreements as the Canadian Agent or any of the Agents may reasonably require.
(c)	Upon the request of the Canadian Agent, the Canadian Agent shall have received a customary written legal opinion of the New [Borrower/Guarantor]’s Canadian counsel, addressed to the Canadian Agent and each Canadian Lender, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Canadian Agent may reasonably request.

(d)	To the extent required by the Loan Documents, the Canadian Agent shall have received all documents and instruments, including PPSA financing statements and other like filings and Blocked Account Agreements, required by applicable Laws or reasonably requested by the Canadian Agent or any Agent to create or perfect the Liens intended to be created under any Canadian Security Document and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Canadian Agent and the Agents.

(e)	The New [Borrower/Guarantor] shall have paid in full all reasonable fees and documented out-of-pocket expenses incurred by the Canadian Agent and the Agents (including, without limitation, the reasonable and documented fees and expenses of counsel to the Canadian Agent and the Agents) in connection with the preparation, negotiation, execution and delivery of this Joinder and related documents.
5.	Miscellaneous.

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(a)	This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)	This Joinder and the other Loan Documents and instruments referred to herein express the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)	Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)	The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of any Agent or the other Credit Parties or their counsel in entering into this Joinder.

(e)	THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/GUARANTOR]: [ ]
By:
Name:
Title:

CANADIAN AGENT: BANK OF AMERICA, N.A. (acting through its Canada branch)
By:
Name:
Title:

Signature Page to Joinder Agreement

Acknowledged and Agreed:
EXISTING CANADIAN BORROWER:

QUIKSILVER CANADA CORP., a Nova Scotia unlimited liability company
By:
Name:
Title:

Signature Page to Joinder Agreement

EXISTING CANADIAN GUARANTOR:
QS CANADA RETAIL CORP., a Nova Scotia
unlimited liability company

By:
Name:
Title:

Signature Page to Joinder Agreement

Supplemental Schedules to Loan Documents
[see attached]
Joinder Agreement

Exhibit G
Borrowing Base Certificate(s)

Quiksilver Americas, Inc.	Certificate No.

U.S. Borrowing Base Certificate	Certificate Date

A/R as of:	Quiksilver	DC Shoes	QS Retail		Total US
lnventory as of:	US	US	US	Mervin	Company
Trade accounts receivable per aging					—
Less ineligibles:
Accounts > 60 days past due date					—
Accounts > 90 days past invoice date					—
Addback: extended terms 90-120 days past invoice					—
Credit balances > 60 days past due date					—
Credit balances > 90 days past invoice date					—
Cross-age (50%)					—
Foreign accounts					—
Government accounts					—
Intercompany accounts					—
Employee accounts/Promo					—
Accounts due from bankrupt customers					—
Chargebacks					—
Finance charges / interest charges					—
Unapplied cash					—
Contra accounts					—
Credit memo lag reserve					—
Excess concentration (15%)					—

Total ineligibles	—	—	—	—	—

Eligible trade accounts receivable	—	—	—	—	—
Advance rate

Trade Accounts Receivable Availability	—	—	—	—	—

Third party credit card receivables					—
Less ineligibles
Amounts outstanding > 5 business days.					—
DC Shoes credit card receivables					—

Total ineligibles					—

Eligible credit card receivables					—
Advance Rate

Credit Card Receivable Availability	—	—	—	—	—

Finished goods inventory per perpetual at cost					—
Raw materials					—
Less ineligibles
Irregulars / seconds (season “W”)					—
Off-price styles (season “O”)					—
Displays / brochures (product code “PP” / POP warehouse)					—
Drop ship — QDS warehouse					—
Virtual warehouse inventory (Hawaii and other)					—
Inventory in foreign location (Hong Kong warehouse)					—
Raw materials — fabric & trim					—
Raw materials — specialty (season “Y”)					—
Raw materials — Mervin					—
Work in process inventory					—
Goods at outside processors (including blank t-shirts)					—
In-transit between stores & from warehouse to stores					—
Supplies and packaging					—
Samples					—
Unreconciled variance (if perpetual is greater than G/L)					—	Retail Sales Since Last Physical Adj.

Shrink					—

Test count variance reserve					—

Total ineligibles	—	—	—	—	—

Eligible inventory	—	—	—	—	—
Appraised NOLV
Advance Rate (85% x NOLV)

lnventory Availability	—	—	—	—	—

Eligible import in-transit inventory					—
Eligible import LIC inventory					—
Appraised NOLV
Advance Rate (85% x NOLV)

In-transit and L/C Inventory Availability	—	—	—	—	—

Total Available Collateral Before Reserves	—	—	—	—	—
Less availability reserves:
Dilution reserve	—	—	—	—	—
Gift certificates and merchandise credits (50%)					—
Customer deposits (100%)					—
Rent reserve (2 months rent in PA, VA and WA)					—
Self funded insurance (avg monthly claims paid)					—
Accrued royalties
In-transit short shipment reserve (5%)					—
Landing costs (26% of eligible imports in-transit)					—

Total availability reserves	—	—	—	—	—

Total Domestic Borrowing Base (capped at $185MM)	—	—	—	—	—

Quiksilver Americas, Inc.
U.S. Borrowing Base Certificate

Availability Calculation	As of:
Total Domestic Borrowing Base	—

Beginning Principal Balance	—

Add: Prior Day Advance
Add: Fees Charged Today
Less: Prior Day Pay Down

Ending Principal Balance	—

Add: Standby Letters of Credit
Add: Documentary Letter of Credit

Total Obligations Prior to Today’s Advance Request	—

Total Availability Prior to Advance Request

Pay Down Amount
Advance Request

Excess Availability	—

The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Credit Agreement between the Borrower and Bank of America, N.A.; (b) no “Default” (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing under the Loan Agreement.

Authorized Signer:

Name:

Title:

Lead Borrower:

Quiksilver Americas, Inc.	Exchange Rate as of Certificate Date	Certificate No.
Canadian Borrowing Base Certificate		Certificate Date

A/R as of: 6/30/09	Quiksilver	DC Shoes	QS Retail	Total Canadian	US Dollar
Inventory as of: 6/30/09	Canada (CAD)	Canada (CAD)	Canada (CAD)	Company (CAD)	Equivalent
Trade accounts receivable per aging				—
Less ineligibles:
Accounts > 60 days past due date				—
Accounts > 90 days past invoice date				—
Addback: extended terms 90-120 days past invoice				—
Credit balances > 60 days past due date
Credit balances > 90 days past invoice date
Cross-age (50%)
Foreign accounts
Government accounts
Intercompany accounts
Employee accounts/Promo
Accounts due from bankrupt customers
Chargebacks
Finance charges / interest charges
Unapplied cash
Contra accounts
Excess concentration (15%)

Total ineligibles	—	—	—	—

Eligible trade accounts receivable	—	—	—	—
Advance rate

Trade Accounts Receivable Availability	—	—	—	—

Third party credit card receivables				—
Less ineligibles:
Amounts outstanding >5 days				—
DC Shoes credit card receivables				—

Total ineligibles	—	—	—	—

Eligible credit card receivables	—	—	—	—
Advance Rate

Credit Card Receivable Availability	—	—	—	—

Finished goods inventory per perpetual at cost				—
Raw materials				—
Less ineligibles:
Irregulars / seconds (season “W”)
Off-price styles (season “O”)				—
Displays/brochures (product code “PP” / POP warehouse)				—
Drop ship — QDS warehouse				—
Virtual warehouse inventory (Hawaii and other)				—
Inventory in foreign location (Hong Kong warehouse)				—
Raw materials — fabric & trim				—
Raw materials — specialty (season“Y”)				—
Raw materials — Mervin				—
Work in process inventory				—
Goods at outside processors (including blank t-shirts)				—
In-transit between stores & from warehouse to stores				—
Supplies and packaging				—
Samples				—
Unreconciled variance (if perpetual is greater than G/L)				—		Retail Sales Since Last Physical Adj.
Shrink				—
Test count variance reserve				—

Total ineligibles	—	—	—	—

Eligible inventory	—	—	—	—
Appraised NOLV
Advance Rate (85% x NOLV)

Inventory Availability

Eligible import in-transit inventory				—
Eligible import L/C inventory				—
Appraised NOLV
Advance Rate (85% x NOLV)

In-Transit and L/C Inventory Availability

Total Available Collateral Before Reserves	—	—	—	—
Less availability reserves:
Dilution reserve	—	—	—	—
Gift certificates and merchandise credits (50%)
Customer deposits (100%)				—
GST tax reserve				—
PST/QST tax reserve				—
Payroll-related taxes and income taxes — Canada				—
In-transit short shipment reserve (5%)				—
Landing costs (26% of eligible imports in-transit)				—

Total availability reserves	—	—	—	—

Total Canadian Borrowing Base	—	—	—	—

Total Canadian Line Limit				—	15,000,000

Amount Available to Borrow — Lesser of Borrowing Base and Line Limit				—

Quiksilver Americas, Inc.	Exchange Rate as of Certificate Date	Certificate No.
Canadian Borrowing Base Certificate		Certificate Date

A/R as of: 6/30/09	Quiksilver	DC Shoes	QS Retail	Total Canadian	US Dollar
Inventory as of: 6/30/09	Canada (CAD)	Canada (CAD)	Canada (CAD)	Company (CAD)	Equivalent
Trade accounts receivable per aging				—
Less Ineligibles:
Accounts > 60 days past due date				—
Accounts > 90 days past invoice date				—
Addback: extended terms 90-120 days past invoice				—
Credit balances > 60 days past due date
Credit balances > 90 days past invoice date
Cross-age (50%)
Foreign accounts
Government accounts
Intercompany accounts
Employee accounts/Promo
Accounts due from bankrupt customers
Chargebacks
Finance charges / interest charges
Unapplied cash
Contra accounts
Excess concentration (15%)

Total ineligibles	—	—	—	—

Eligible trade accounts receivable	—	—	—	—
Advance rate

Trade Accounts Receivable Availability	—	—	—	—

Third party credit card receivables				—
Less ineligibles:
Amounts outstanding > 5 days				—
DC Shoes credit card receivables				—

Total ineligibles	—	—	—	—

Eligible credit card receivables	—	—	—	—
Advance Rate

Credit Card Receivable Availability	—	—	—	—

Finished goods inventory per perpetual at cost				—
Raw materials				—
Less ineligibles:				—
Irregulars / seconds (season “W”)				—
Off-price styles (season “O”)				—
Displays / brochures (product code “ PP” / POP warehouse)				—
Drop ship — QDS warehouse				—
Virtual warehouse inventory (Hawaii and other)				—
Inventory in foreign location (Hong Kong warehouse)				—
Raw materials — fabric & trim				—
Raw materials — specialty (season “Y”)				—
Raw materials — Mervin				—
Work in process inventory				—
Goods at outside processors (including blank t-shirts)				—
In-transit between stores & from warehouse to stores				—
Supplies and packaging				—
Samples				—
Unreconciled variance (if perpetual is greater than G/L)				—		Retail Sales Since Last Physical Adj.
Shrink				—
Test count variance reserve				—

Total ineligibles	—	—	—	—

Eligible inventory	—	—	—	—
Appraised NOLV
Advance Rate (85% x NOLV)

Inventory Availability

Eligible import in-transit inventory				—
Eligible import L/C inventory				—
Appraised NOLV
Advance Rate (85% x NOLV)

In-Transit and L/C Inventory Availability

Total Available Collateral Before Reserves	—	—	—	—

Less availablity reserves:
Dilution reserve	—	—	—	—
Gift certificates and merchandise credits (50%)				—
Customer deposits (100%)				—
GST tax reserve				—
PST/QST tax reserve				—
Payroll-related taxes and income taxes — Canada				—
In-transit short shipment reserve (5%)				—
Landing costs (26% of eligible imports in-transit)				—

Total availability reserves	—	—	—	—

Total Canadian Borrowing Base	—	—	—	—

Total Canadian Line Limit				—	15,000,000

Amount Available to Borrow-Lesser of Borrowing Base and Line Limit				—

Quiksilver Americas, Inc.
Canadian Borrowing Base Certificate	Exchange Rate as of Certificate Date

As of:
Availability Calculation	CAD	USD
Total Canadian Borrowing Base	—

Beginning Principal Balance

Add: Prior Day Advance
Add: Fees Charged Today
Less: Prior Day Pay Down

Ending Principal Balance	—

Add: Standby Letters of Credit
Add: Documentary Letter of Credit

Total Obligations Prior to Today’s Advance Request	—

Total Availability Prior to Advance Request	—

Pay Down Amount
Advance Request

Excess Availability	—

The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Credit Agreement between the Borrower and Bank of America, N.A.; (b) no “Default” (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing under the Loan Agreement

Authorized Signer:

Name:

Title:

Lead Borrower:

Exhibit H
FORM OF CREDIT CARD PROCESSOR NOTIFICATION
CREDIT CARD PROCESSOR NOTIFICATION
PREPARE ON BORROWER/LOAN PARTY LETTERHEAD — ONE FOR EACH PROCESSOR
July __, 2009
To:	[First Data Corporation] [6200 South Quebec St. Greenwood Village, CO 80111] (the “Processor”)[1]
Re:	[QS Retail, Inc.] Merchant Account Number:
Dear Sir/Madam:
     [QS RETAIL, INC., a California corporation] (the “Borrower”),2 has entered into various financing agreements with BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Administrative Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Borrower. The Borrower’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Borrower to the Processor for processing and the amounts which the Processor owes to the Borrower on account thereof (the “Credit Card Proceeds”).
     The Processor is hereby instructed that (a) unless and until the Processor receives written notification from the Administrative Agent directing the Processor not to act on the Borrower’s instructions (a “Notice of Control”), and (b) so long as no Control Period (defined below) is in effect all amounts as may become due from time to time from the Processor to the Borrower may be transferred in accordance with the Borrower’s instructions.
     As used herein, the term “Control Period” shall mean such period of time beginning with the day that the Processor shall receive a Notice of Control from the Administrative Agent and ending upon the day the Processor shall receive a notice (a “Control Cancellation Notice”) from the Administrative Agent that the previously issued Notice of Control is no longer in effect.

[1]	The identity of the Processor should be changed to the appropriate Processor as necessary.

[2]	The identity of the Borrower should be changed to the appropriate Borrower as necessary.

1

     From and after receipt of a Notice of Control, and for the duration of the related Control Period, all amounts as may become due from time to time from the Processor to the Borrower (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:
(a)	By ACH, Depository Transfer Check, or Electronic Depository Transfer to:
Bank of America, N.A.
ABA #[                                        ]
Account Name: [                    ]
Account No.
or
(b)	As the Processor may be otherwise instructed from time to time in writing by an officer of the Administrative Agent.
     Upon the written request of the Administrative Agent, a copy of each periodic statement issued by the Processor to the Borrower should be provided to the Administrative Agent at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Administrative Agent):
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Stephen J. Garvin, Managing Director
Re: Quiksilver
     The Processor shall be fully protected in acting on any order or direction by the Administrative Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Administrative Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Administrative Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Administrative Agent.
     This Credit Card Notification may be amended only by the written agreement of the Processor, the Borrower and the Administrative Agent and may be terminated solely by written notice signed by an officer of the Administrative Agent. The Borrower shall not have any right to terminate this Credit Card Notification or, except as provided in this Credit Card Notification, amend it.

2

Very truly yours, [QS RETAIL, INC.]
By:
Name:
Title:

cc: Bank of America, N.A., as Administrative Agent

3

Exhibit I-1
Form of Collateral Access Agreement
LANDLORD’S WAIVER
July          , 2009
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                           , a                                             (the “Landlord”), executes this waiver in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Tenant (as defined below).
WITNESSETH:
     WHEREAS, the Landlord owns real property located at ___________________ (collectively, the “Leased Premises”), which real property the Landlord leases to [Quiksilver, Inc.], a corporation organized and existing under the laws of the State of [Delaware] (the “Tenant”)1.
     WHEREAS, the Tenant has entered into certain loan arrangements with the Administrative Agent and the Credit Parties, pursuant to which the Administrative Agent and the Credit Parties have agreed to make loans or furnish other financial accommodations to the Tenant.
     WHEREAS, loans and financial accommodations under the loan arrangement will be secured by, among other things, all of the Tenant’s present and after acquired assets (the “Collateral”), including, without limitation, the Tenant’s inventory and equipment located, and to be located, upon the Leased Premises.
     WHEREAS, in order to induce the Administrative Agent and the Credit Parties to make loans or furnish other financial accommodations to the Tenant, the Landlord hereby represents, warrants, covenants and agrees as follows:
1.	To the best of the Landlord’s knowledge, the Tenant is not in default under the terms of its lease of the Leased Premises.

[1]	The identity of the Tenant should be changed to the appropriate Loan Party as necessary.

1

2.	The Landlord hereby waives and releases in favor of the Administrative Agent and the Credit Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Administrative Agent that the Tenant’s obligations to the Administrative Agent and the Credit Parties have been paid in full, and that the commitment of the Administrative Agent and the Credit Parties to make loans or furnish other financial accommodations to the Tenant has been terminated. The foregoing waiver is for the benefit of the Administrative Agent and the Credit Parties only and does not affect the obligations of the Tenant to the Landlord.

3.	In the event of the exercise by the Administrative Agent of its rights upon default with respect to the Collateral, the Administrative Agent shall have a reasonable time in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Administrative Agent has been stayed from taking action to remove the Collateral in any bankruptcy, insolvency or similar proceeding, and the Administrative Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Administrative Agent, (a) cooperate with the Administrative Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Administrative Agent, permit the Administrative Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. The Administrative Agent shall promptly repair, at the Administrative Agent’s expense, any physical damage to the Leased Premises actually caused by removal of the Collateral, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.	To the extent not paid or prepaid by the Tenant, the Administrative Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the lease between the Landlord and the Tenant from the date on which the Administrative Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Administrative Agent vacates the Leased Premises, it being understood, however, that the Administrative Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

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5.	Prior to the Landlord’s terminating its lease with the Tenant or evicting the Tenant from the Leased Premises for breach of the lease, the Landlord shall give the Administrative Agent not less than sixty (60) days written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Administrative Agent so elects, to cure such breach of the lease. Notwithstanding the provisions of this paragraph, the Administrative Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Administrative Agent on any one occasion shall not obligate the Administrative Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices under this waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:
If to the Administrative Agent:
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Stephen J. Garvin, Managing Director
Re: Quiksilver
If to the Landlord:

Attention:
7.	This waiver shall inure to the benefit of the Administrative Agent and each of the Credit Parties, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

8.	This waiver may not be amended or waived except by an instrument in writing signed by the Administrative Agent, the Landlord, and the Tenant. This waiver shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of an executed signature page of this waiver by facsimile transmission shall be binding on the Landlord as if the original of such facsimile had been delivered to the Administrative Agent.
[signature page follows]

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Dated as of the date above first written.

LANDLORD:

By:
Name:
Title:

Signature Page to Landlord Waiver

Exhibit I-2
Form of Collateral Access Agreement (Canadian Loan Parties)
LANDLORD’S WAIVER
July ____, 2009
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________, a _____________ (the “Landlord”), executes this waiver in favor of BANK OF AMERICA, N.A. (acting through its Canada Branch), as Canadian agent (in such capacity, the “Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Tenant (as defined below).
WITNESSETH:
     WHEREAS, the Landlord owns real property located at ___________________ (collectively, the “Leased Premises”), which real property the Landlord leases to [Quiksilver, Canada Corp.][QS Retail Canada Corp.], a corporation organized and existing under the laws of the Province of Nova Scotia (the “Tenant”)1.
     WHEREAS, the Tenant has entered into certain loan arrangements with the Agent and the Credit Parties, pursuant to which the Agent and the Credit Parties have agreed to make loans or furnish other financial accommodations to the Tenant.
     WHEREAS, loans and financial accommodations under the loan arrangement will be secured by, among other things, all of the Tenant’s present and after acquired assets (the “Collateral”), including, without limitation, the Tenant’s inventory and equipment located, and to be located, upon the Leased Premises.
     WHEREAS, in order to induce the Agent and the Credit Parties to make loans or furnish other financial accommodations to the Tenant, the Landlord hereby represents, warrants, covenants and agrees as follows:
1.	To the best of the Landlord’s knowledge, the Tenant is not in default under the terms of its lease of the Leased Premises.

2.	The Landlord hereby waives and releases in favor of the Agent and the Credit Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or

[1]	The identity of the Tenant should be changed to the appropriate Loan Party as necessary.

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other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Agent that the Tenant’s obligations to the Agent and the Credit Parties have been paid in full, and that the commitment of the Agent and the Credit Parties to make loans or furnish other financial accommodations to the Tenant has been terminated. The foregoing waiver is for the benefit of the Agent and the Credit Parties only and does not affect the obligations of the Tenant to the Landlord.

3.	In the event of the exercise by the Agent of its rights upon default with respect to the Collateral, the Agent shall have a reasonable time in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Agent has been stayed from taking action to remove the Collateral in any bankruptcy, insolvency or similar proceeding, and the Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Agent, (a) cooperate with the Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Agent, permit the Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. The Agent shall promptly repair, at the Agent’s expense, any physical damage to the Leased Premises actually caused by removal of the Collateral, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.	To the extent not paid or prepaid by the Tenant, the Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the lease between the Landlord and the Tenant from the date on which the Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Agent vacates the Leased Premises, it being understood, however, that the Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

5.	Prior to the Landlord’s terminating its lease with the Tenant or evicting the Tenant from the Leased Premises for breach of the lease, the Landlord shall give the Agent not less than sixty (60) days written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Agent so elects, to cure such breach of the lease.

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Notwithstanding the provisions of this paragraph, the Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Agent on any one occasion shall not obligate the Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices under this waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:
If to the Agent:
Bank of America, N.A. (acting through its Canada Branch)
200 Front Street West
Toronto, Ontario, Canada M5V 3L2
Attention: ___________________
Re: Quiksilver
If to the Landlord:
____________________________
_____________________________
_____________________________
Attention: ____________________
7.	This waiver shall inure to the benefit of the Agent and each of the Credit Parties, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

8.	This waiver may not be amended or waived except by an instrument in writing signed by the Agent, the Landlord, and the Tenant. This waiver shall be governed by, and construed in accordance with, the laws of the Province of Ontario, without giving effect to the conflict of laws principles thereof. Delivery of an executed signature page of this waiver by facsimile transmission shall be binding on the Landlord as if the original of such facsimile had been delivered to the Agent.
[signature page follows]

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Dated as of the date above first written.

LANDLORD:

By:
Name:
Title:

Signature Page to Landlord Waiver

Exhibit J-1
Form of Customs Broker Agency Agreement
(Domestic Loan Parties)
Name and Address of Customs Broker:

Attention:

Dear Sir/Madam:
     [                                                            ], a corporation organized and existing under the laws of [                                        ] (the “Company”), among others, has entered into financing agreements with, among others, Bank of America, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity herein, the “Administrative Agent”) for its own benefit and the benefit of a syndicate of revolving lenders and certain other credit parties (collectively, the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Company or its subsidiaries or affiliates, pursuant to which agreements the Company has granted to the Administrative Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to, substantially all of the Company’s assets (the “Collateral”), including, among other things, all of the Company’s inventory, goods, documents, bills of lading and other documents of title.
     The Administrative Agent has requested that you (the “Customs Broker”) act as its agent for the limited purpose of more fully perfecting and protecting the interest of the Administrative Agent and the other Credit Parties in such bills of lading, documents and other documents of title, and in the goods and inventory for which such bills of lading, documents, or other documents of title have been issued, and, by acknowledging and executing this letter agreement (this “Agreement”), the Customs Broker has agreed to do so. This Agreement shall set forth the terms of the Customs Broker’s engagement.
     1. Acknowledgment of Security Interest: The Customs Broker acknowledges, consents, and agrees that the Company has assigned to the Administrative Agent, for its own benefit and the benefit of the other Credit Parties, all of the Company’s right, title, and interest in, to and under all goods or documents constituting, evidencing, or relating to such inventory and any contracts or agreements with carriers, customs brokers, and/or freight forwarders for shipment or delivery of such goods.
     2. Appointment of Customs Broker as Agent of Administrative Agent: The Customs Broker is hereby appointed as agent for the Administrative Agent to receive and retain possession of all bills of lading, waybills, documents, and any other documents of title or carriage constituting, evidencing, or relating to the Company’s goods, inventory or other property (collectively, the “Title Documents”) heretofore or at any time hereafter issued for any goods, inventory, or other property of the Company which are received by the Customs Broker for processing (collectively, the “Property”), such receipt and retention of possession being for the purpose of more fully perfecting and preserving the Administrative Agent’s security interests in the Title Documents and the Property. The Customs Broker will maintain possession of the Title Documents and the Property, subject to the security interest of the Administrative Agent, and will note the security interests of the Administrative Agent on the Customs Broker’s books and records. In the event that the Administrative Agent is designated as the consignor, co-consignor, consignee or co-consignee on any such Title Documents, subject to the terms and conditions hereof, the Administrative Agent hereby appoints the Customs Broker as its attorney-in-fact solely to execute and deliver any such Title Documents for and on behalf of the Administrative Agent pursuant to the terms of this Agreement.
     3. Delivery of Title Documents; Release of Goods: Until the Customs Broker receives written notification from the Administrative Agent to the contrary (in accordance with Section 4 below), the Customs Broker is authorized by the Administrative Agent to, and the Customs Broker may, deliver:
     (a) the Title Documents to the issuing carrier or to its agent (who shall act on the Customs Broker’s behalf as the Customs Broker’s sub-agent hereunder) for the purpose of permitting the Company, as consignee, to obtain possession or control of the Property subject to such Title Documents; and
     (b) the Property, in each instance as directed by the Company.
     4. Notice To Follow Administrative Agent’s Instructions: Upon the Customs Broker’s receipt of written notification from the Administrative Agent, the Customs Broker shall thereafter follow solely the instructions of the Administrative Agent concerning the disposition of the Title Documents and the Property and will not follow any instructions of the Company or any other person concerning the same.
     5. Limited Authority: The Customs Broker’s sole authority as the agent of the Administrative Agent is to receive and maintain possession of the Title Documents on behalf of the Administrative Agent and to follow the instructions of the Administrative Agent to the extent provided herein. Except as may be specifically authorized and instructed by the Administrative Agent, the Customs Broker shall have no authority as the agent of the Administrative Agent to undertake any other action or to enter into any other commitments on behalf of the Administrative Agent.
     6. Expenses: The Administrative Agent shall not be obligated to compensate the Customs Broker for serving as agent hereunder, nor shall the Administrative Agent be responsible for any fees, expenses, customs, duties, taxes, or other charges relating to the Title Documents or the Property. The Customs Broker acknowledges that the Company is solely responsible for payment of any compensation and charges which are to the Company’s account. The Company is further responsible for paying any fees, expenses, customs duties, taxes, or other charges which are, or may, accrue, to the account of the Title Documents or the Property.

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The Administrative Agent may, in its discretion, authorize the Customs Broker to perform specified services on behalf of the Administrative Agent at mutually agreed rates of compensation, which shall be charged to the Administrative Agent’s account, and payable to the Customs Broker by the Administrative Agent (provided, however, such payment shall not affect any obligation of the Company to reimburse the Administrative Agent for any such compensation or other costs or expenses incurred by the Administrative Agent pursuant to the terms of the financing agreements referred to above).
     7. Term of Agreement; Notices; Amendments:
     (a) In the event that the Customs Broker desires to terminate this Agreement, the Customs Broker shall furnish the Administrative Agent with sixty (60) days prior written notice of the Customs Broker’s intention to do so. During such sixty (60) day period (which may be shortened by notice to the Customs Broker from the Administrative Agent), the Customs Broker shall continue to serve as agent hereunder. The Customs Broker shall also cooperate with the Administrative Agent and execute all such documentation and undertake all such action as may be reasonably required by the Administrative Agent in connection with such termination.
     (b) Except as provided in Section 7(a), above, this Agreement shall remain in full force and effect until the Customs Broker receives written notification from the Administrative Agent of the termination of the Customs Broker’s responsibilities hereunder.
     (c) Any written notice provided to any party hereto shall be delivered to such party at the following address (or to such other address, written notice of which is given by such party to the other parties hereto in writing with at least seven (7) days’ prior written notice):
If to the Administrative Agent:
Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Stephen J. Garvin, Managing Director
Re: Quiksilver
If to Customs Broker:

Attention:
     (d) This Agreement may be amended only by notice in writing signed by the Company and an officer of the Administrative Agent and may be terminated solely by written notice signed by the Company and an officer of the Administrative Agent.

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     8. Custom Broker’s Lien: The Customs Broker shall have a lien, to the extent provided by law, on any Property then in the possession of the Customs Broker, which lien shall be to the extent of any out-of-pocket costs, fees, freight charges, storage charges, or other charges or out-of-pocket expenses incurred or paid by the Customs Broker with respect only to that Property then in the possession of the Customs Broker, for which the Customs Broker has not received payment, but not for any amount owed on account of any other Property, item, or matter.
     9. Counterparts; Integration: This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire agreement between the Customs Broker and the Administrative Agent relating to the subject matter hereof. In the event that the terms of any agreement between the Company and Customs Broker (a) are in conflict or are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern, or (b) provide rights in favor of the Customs Broker in the Title Documents or the Property which are greater than those provided herein, such rights shall be limited to the extent provided for herein. This Agreement shall become effective when it shall have been executed by the parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     10. Governing Law: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES).
[SIGNATURE PAGE FOLLOWS]

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     If the foregoing correctly sets forth our understanding, please indicate the Customs Broker’s assent below, following which this letter will take effect.

Very truly yours, COMPANY: [ ]
By:
Name:
Title:

Agreed:
CUSTOMS BROKER:
[                                                            ]

By:
Name:
Title:

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page to Customs Broker Agency Agreement

Exhibit J-2
Form of Customs Broker Agency Agreement
(Canadian Loan Parties)
Name and Address of Customs Broker:

Attention:
Dear Sir/Madam:
      [                                                               ], a corporation organized and existing under the laws of [                                         ] (the “Company”), among others, has entered into financing agreements with, among others, Bank of America, N.A. (acting through its Canada branch), a banking corporation carrying on business under the Bank Act (Canada), having a place of business at 200 Front Street West, Toronto, Ontario, Canada M5V 3L2, as Canadian Agent (in such capacity herein, the “Canadian Agent”) for its own benefit and the benefit of a syndicate of revolving lenders and certain other credit parties (collectively, the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Company or its subsidiaries or affiliates, pursuant to which agreements the Company has granted to the Canadian Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to, substantially all of the Company’s assets (the “Collateral”), including, among other things, all of the Company’s inventory, goods, documents, bills of lading and other documents of title.
     The Canadian Agent has requested that you (the “Customs Broker”) act as its agent for the limited purpose of more fully perfecting and protecting the interest of the Canadian Agent and the other Credit Parties in such bills of lading, documents and other documents of title, and in the goods and inventory for which such bills of lading, documents, or other documents of title have been issued, and, by acknowledging and executing this letter agreement (this “Agreement”), the Customs Broker has agreed to do so. This Agreement shall set forth the terms of the Customs Broker’s engagement.
     1. Acknowledgment of Security Interest: The Customs Broker acknowledges, consents, and agrees that the Company has assigned to the Canadian Agent, for its own benefit and the benefit of the other Credit Parties, all of the Company’s right, title, and interest in, to and under all goods or documents constituting, evidencing, or relating to such inventory and any contracts or agreements with carriers, customs brokers, and/or freight forwarders for shipment or delivery of such goods.
     2. Appointment of Customs Broker as Agent of Canadian Agent: The Customs Broker is hereby appointed as agent for the Canadian Agent to receive and retain possession of all bills of lading, waybills, documents, and any other documents of title or carriage constituting, evidencing, or relating to the Company’s goods, inventory or other property (collectively, the “Title Documents”) heretofore or at any time hereafter issued for any goods, inventory, or other property of the Company which are received by the Customs Broker for processing (collectively, the “Property”), such receipt and retention of possession being for the purpose of more fully perfecting and preserving the Canadian Agent’s security interests in the Title Documents and the Property. The Customs Broker will maintain possession of the Title Documents and the Property, subject to the security interest of the Canadian Agent, and will note the security interests of the Canadian Agent on the Customs Broker’s books and records. In the event that the Canadian Agent is designated as the consignor, co-consignor, consignee or co-consignee on any such Title Documents, subject to the terms and conditions hereof, the Canadian Agent hereby appoints the Customs Broker as its attorney-in-fact solely to execute and deliver any such Title Documents for and on behalf of the Canadian Agent pursuant to the terms of this Agreement.
     3. Delivery of Title Documents; Release of Goods: Until the Customs Broker receives written notification from the Canadian Agent to the contrary (in accordance with Section 4 below), the Customs Broker is authorized by the Canadian Agent to, and the Customs Broker may, deliver:
     (a) the Title Documents to the issuing carrier or to its agent (who shall act on the Customs Broker’s behalf as the Customs Broker’s sub-agent hereunder) for the purpose of permitting the Company, as consignee, to obtain possession or control of the Property subject to such Title Documents; and
     (b) the Property, in each instance as directed by the Company.
     4. Notice To Follow Canadian Agent’s Instructions: Upon the Customs Broker’s receipt of written notification from the Canadian Agent, the Customs Broker shall thereafter follow solely the instructions of the Canadian Agent concerning the disposition of the Title Documents and the Property and will not follow any instructions of the Company or any other person concerning the same.
     5. Limited Authority: The Customs Broker’s sole authority as the agent of the Canadian Agent is to receive and maintain possession of the Title Documents on behalf of the Canadian Agent and to follow the instructions of the Canadian Agent to the extent provided herein. Except as may be specifically authorized and instructed by the Canadian Agent, the Customs Broker shall have no authority as the agent of the Canadian Agent to undertake any other action or to enter into any other commitments on behalf of the Canadian Agent.
     6. Expenses: The Canadian Agent shall not be obligated to compensate the Customs Broker for serving as agent hereunder, nor shall the Canadian Agent be responsible for any fees, expenses, customs, duties, taxes, or other charges relating to the Title Documents or the Property. The Customs Broker acknowledges that the Company is solely responsible for payment of any compensation and charges which are to the Company’s account. The Company is further responsible for paying any fees, expenses, customs duties, taxes, or other charges which are, or may, accrue, to the account of the Title Documents or the Property. The Canadian Agent may, in its discretion, authorize the Customs Broker to perform specified services on

2

behalf of the Canadian Agent at mutually agreed rates of compensation, which shall be charged to the Canadian Agent’s account, and payable to the Customs Broker by the Canadian Agent (provided, however, such payment shall not affect any obligation of the Company to reimburse the Canadian Agent for any such compensation or other costs or expenses incurred by the Canadian Agent pursuant to the terms of the financing agreements referred to above).
     7. Term of Agreement; Notices; Amendments:
     (a) In the event that the Customs Broker desires to terminate this Agreement, the Customs Broker shall furnish the Canadian Agent with sixty (60) days prior written notice of the Customs Broker’s intention to do so. During such sixty (60) day period (which may be shortened by notice to the Customs Broker from the Canadian Agent), the Customs Broker shall continue to serve as agent hereunder. The Customs Broker shall also cooperate with the Canadian Agent and execute all such documentation and undertake all such action as may be reasonably required by the Canadian Agent in connection with such termination.
     (b) Except as provided in Section 7(a), above, this Agreement shall remain in full force and effect until the Customs Broker receives written notification from the Canadian Agent of the termination of the Customs Broker’s responsibilities hereunder.
     (c) Any written notice provided to any party hereto shall be delivered to such party at the following address (or to such other address, written notice of which is given by such party to the other parties hereto in writing with at least seven (7) days’ prior written notice):
If to the Canadian Agent:
Bank of America, N.A. (acting through its Canada branch)
200 Front Street West
Toronto, Ontario, Canada M5V 3L2
Attention:
Re: Quiksilver

If to Customs Broker:

Attention:
     (d) This Agreement may be amended only by notice in writing signed by the Company and an officer of the Canadian Agent and may be terminated solely by written notice signed by the Company and an officer of the Canadian Agent.

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     8. Custom Broker’s Lien: The Customs Broker shall have a lien, to the extent provided by law, on any Property then in the possession of the Customs Broker, which lien shall be to the extent of any out-of-pocket costs, fees, freight charges, storage charges, or other charges or out-of-pocket expenses incurred or paid by the Customs Broker with respect only to that Property then in the possession of the Customs Broker, for which the Customs Broker has not received payment, but not for any amount owed on account of any other Property, item, or matter.
     9. Counterparts; Integration: This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire agreement between the Customs Broker and the Canadian Agent relating to the subject matter hereof. In the event that the terms of any agreement between the Company and Customs Broker (a) are in conflict or are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern, or (b) provide rights in favor of the Customs Broker in the Title Documents or the Property which are greater than those provided herein, such rights shall be limited to the extent provided for herein. This Agreement shall become effective when it shall have been executed by the parties and when the Canadian Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
     10. Governing Law: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES).
[SIGNATURE PAGE FOLLOWS]

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     The parties hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language.
     Les parties à cette convention reconnaissent qu’elles ont exigé que ce qui précède ainsi que tous avis, actions et procédures légales soient rédigés et exécutés en anglais et s’en déclarent satisfaites.
     If the foregoing correctly sets forth our understanding, please indicate the Customs Broker’s assent below, following which this letter will take effect.

Very truly yours, COMPANY: [ ]
By:
Name:
Title:

Agreed:
CUSTOMS BROKER:
[                                         ]

By:
Name:
Title:

CANADIAN AGENT:
BANK OF AMERICA, N.A.
(acting through its Canada branch)

By:
Name:
Title:

Signature Page to Customs Broker Agency Agreement

Exhibit K-1
GUARANTY
     GUARANTY (this “Guaranty”), dated as of July [___], 2009, by the undersigned (each such Person, individually, a “Guarantor” and, collectively with any other Person now or hereafter party hereto as a Guarantor, the “Guarantors”) executed in favor of (a) Bank of America, N.A. as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), and (b) the other Credit Parties.
W I T N E S S E T H
     WHEREAS, reference is made to that certain Credit Agreement, dated as of July [___], 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, inter alia (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as the Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent, pursuant to which the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     WHEREAS, the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.
     WHEREAS, each Guarantor acknowledges that it is an integral part of a consolidated enterprise and that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer.
     WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Guarantors of a guaranty in the form hereof. As consideration therefor, and in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit, the Guarantors are willing to execute this Guaranty.
     Accordingly, the parties hereto agree as follows:
     1. Guaranty. Each Guarantor irrevocably and unconditionally guaranties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by

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acceleration or otherwise) and performance by each of the Borrowers of all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which shall become due but for the operation of the Bankruptcy Code. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.
     2. Guaranteed Obligations Not Affected. To the fullest extent permitted by applicable Law, each Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, with respect to any Loan Party or with respect to the Guaranteed Obligations (except as expressly set forth in such recission, waiver, amendment, modification or release), (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Credit Party, or (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.
     3. Security. Each of the Guarantors hereby acknowledges and agrees that the Administrative Agent, on behalf of itself and the other Credit Parties, may (a) take and hold security in the manner set forth in the Loan Documents for the payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as provided in the Credit Agreement, and (c) release or substitute any one or more endorsees, Borrowers, other Loan Parties or other obligors, in each case without affecting or impairing in any way the liability of any Guarantor hereunder.
     4. Guaranty of Payment. Each of the Guarantors further agrees that this Guaranty constitutes a guaranty of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations. Any payment required to be made by any Guarantor hereunder may be required by the Administrative Agent or any other Credit Party on any number of occasions and shall be payable to the Administrative Agent, for its own benefit and the benefit of the other Credit Parties, in the manner provided in the Credit Agreement.

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     5. No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than, following the termination of the Aggregate Total Commitments, the indefeasible payment in full in cash of the Guaranteed Obligations or as otherwise provided in Section 10 of this Guaranty), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof (except as expressly set forth in any such waiver or modification), by any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than, following the termination of the Aggregate Total Commitments, the indefeasible payment in full in cash of the Guaranteed Obligations or as otherwise provided in Section 10 of this Guaranty).
     6. Defenses of Loan Parties Waived. To the fullest extent permitted by applicable Law, each of the Guarantors waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, following the termination of the Aggregate Total Commitments, the indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor hereby acknowledges that the Administrative Agent and the other Credit Parties may, at their election in accordance with the provisions of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of each such Guarantor hereunder except to the extent that, following the termination of the Aggregate Total Commitments, the Guaranteed Obligations have been indefeasibly paid in full in cash. Pursuant to, and to the extent permitted by, applicable Law, each of the Guarantors waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement, indemnity, contribution or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security. Each Guarantor agrees that it shall not assert any claim in competition with the Administrative Agent or any other Credit Party in respect of any payment made hereunder in connection with any proceedings under any Debtor Relief Laws.

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     7. Limitation on Guaranty of Guaranteed Obligations. In any action or proceeding with respect to any Guarantor involving any state corporate law, the Bankruptcy Code of the United States or any other Debtor Relief Law, if the obligations of such Guarantor under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
     8. Subordination. Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations and the termination of the Aggregate Total Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all of the Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, any Loan Party may make payments to any Guarantor on account of any such indebtedness. After the occurrence and during the continuance of an Event of Default, no Guarantor will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Subject to the foregoing, to the extent that any Guarantor shall, repay any of the Guaranteed Obligations constituting Loans made to another Loan Party under the Credit Agreement or other Guaranteed Obligations incurred directly and primarily by any other Loan Party (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Domestic Loan Parties in an amount, for each of such other Domestic Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Domestic Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Domestic Loan Parties. As of any date of determination, the “Allocable Amount” of any Guarantor and each other Domestic Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor or Domestic Loan Party hereunder without (a) rendering such Person “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Person with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Person unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

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     9. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Credit Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
     10. Termination; Release.
     (a) This Guaranty (a) shall terminate when (i) the Aggregate Total Commitments have expired or been terminated, (ii) all of the Guaranteed Obligations (other than contingent indemnification obligations for which claims have not yet been asserted) have been paid in full in cash or otherwise satisfied, (iii) all L/C Obligations have been reduced to zero (or fully Cash Collateralized), and (iv) the L/C Issuer has no further obligation to issue Letters of Credit under the Credit Agreement, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Credit Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.
     (b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that each Credit Party that is required to consent to such transaction (if any) pursuant to the Credit Agreement has consented to such transaction. The Administrative Agent will, at such Guarantor’s expense, execute and deliver to such Guarantor such documents as such Guarantor may reasonably request to release such Guarantor from its obligations under this Guaranty and each other applicable Loan Documents, in each case in accordance with the terms of the Loan Documents and Section 9.10 of the Credit Agreement.
     11. Binding Effect; Several Agreement; Assignments. This Guaranty, and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Guaranty, shall be binding upon each of the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the other Credit Parties, and their respective successors and permitted assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guaranty or the Credit Agreement. This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
     12. Waivers; Amendment.
     (a) The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder and under applicable Law (herein, the “Administrative

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Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement (except as expressly set forth in such waiver). No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations. No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     (b) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into in accordance with Section 10.01 of the Credit Agreement, and, if given, such waiver, amendment or modification shall be effective only in the specific instance and for the purpose for which given.
     13. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     14. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement, provided that communications and notices to the Guarantors may be delivered to the Lead Borrower on behalf of each of the Guarantors.
     15. Survival of Agreement; Severability.
     (a) All covenants, agreements, indemnities, representations and warranties made by the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty, the Credit Agreement or any other Loan Document (i) shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties, (ii) shall survive the execution and delivery of this Guaranty, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lenders and the issuance of any Letters of Credit by the L/C Issuer, regardless of any investigation made by the Administrative Agent or any other Credit Party or on their behalf and notwithstanding that the Administrative Agent or other Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, (iii) shall continue in full force and effect

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until such time as this Guaranty has been terminated or, with respect to any Guarantor that has been released from its obligations hereunder in accordance with the terms of this Guaranty and the Credit Agreement, such time as such Guarantor has been so released, in each case in accordance with Section 10 hereof, and (iv) shall be reinstated to the extent required by Section 10 hereof. The provisions of Section 10 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations, the expiration or termination of the Letters of Credit and the Aggregate Total Commitments or the termination of this Guaranty or any provision hereof.
     (b) Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     16. Counterparts. This Guaranty may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.
     17. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.07 of the Credit Agreement shall be applicable to this Guaranty.
     18. Jurisdiction; Waiver of Venue; Consent to Service of Process.
     (a) EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT

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PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (b) EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION 18. EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (c) EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY GUARANTOR OR ANY CREDIT PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (d) EACH OF THE GUARANTORS AGREES THAT IT WILL BRING ANY ACTION ASSERTING ANY CLAIM OR COUNTERCLAIM AGAINST ANY CREDIT PARTY ARISING UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION; PROVIDED HOWEVER, THAT, IN THE EVENT THAT ANY CREDIT PARTY BRINGS AN ACTION ASSERTING A CLAIM AGAINST ANY GUARANTOR ARISING UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN A COURT OF COMPETENT JURISDICTION OTHER THAN ONE OF THOSE REFERENCED HEREIN, SUCH GUARANTOR SHALL BE ENTITLED TO ASSERT ANY COMPULSORY COUNTERCLAIM RELATED THERETO IN THE SAME COURT.
     19. Waiver of Jury Trial. EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTORS AND EACH CREDIT PARTY, BY ITS ACCEPTANCE HEREOF, (A)

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CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the undersigned Guarantors has duly executed this Guaranty as of the day and year first above written.

GUARANTOR:	QUIKSILVER, INC., a Delaware corporation
By:
Name:
Title:

Signature Page to Guaranty

Exhibit K-2
GUARANTEE
TO:	BANK OF AMERICA, N.A., a national banking association organized under the federal laws of the United States of America and carrying on business in Canada through its Canada branch, having an office at 200 Front Street West, Suite 2700, Toronto, Ontario, M5V 3L2, as Canadian Agent (in such capacity, the “Agent”) for its own benefit and the benefit of the other Canadian Credit Parties (as defined in the Credit Agreement (as hereinafter defined)), in consideration of the mutual covenants contained herein and benefits derived herefrom.

GRANTED BY:	QS RETAIL CANADA CORP., a Nova Scotia unlimited company, having its principal offices at 140-890 Harbourside Drive, North Vancouver, British Columbia, V7P 3T7, Canada.
WITNESSETH
Reference is made to that certain Credit Agreement, dated as of July 31, 2009 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, inter alia, (i) Quiksilver Americas, Inc., as the Lead Borrower, (ii) Quiksilver Canada Corp., as Canadian Borrower, (iii) the other Borrowers from time to time party thereto, (iv) the Guarantors from time to time party thereto, (v) the Lenders from time to time party thereto, (vi) Bank of America, N.A., as Administrative Agent, Co-Collateral Agent, Swing Line Lender, L/C Issuer, and Syndication Agent, (vii) General Electric Capital Corporation, as Co-Collateral Agent and (viii) Bank of America, N.A. (acting through its Canada branch), as Canadian Agent (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement).
The Canadian Credit Parties have agreed to make Canadian Loans and otherwise extend credit support to the Canadian Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.
The obligations of the Canadian Lenders to make Canadian Loans and of the L/C Issuer to issue Canadian Letters of Credit from time to time are each conditioned upon, among other things, the execution and delivery by the undersigned of a guarantee in the form hereof.
As consideration therefor and in order to induce the Canadian Lenders to make Loans and the L/C Issuer to issue Canadian Letters of Credit from time to time, the undersigned is willing to execute this Guarantee and agrees as follows:
1.	For valuable consideration, the undersigned hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Canadian Borrower of, and promises to pay, all Canadian Liabilities (collectively, the “Guaranteed Indebtedness”) to the Agent, for its own benefit and the benefit of the other Canadian Credit Parties.
2.	The liability of the undersigned under this Guarantee shall be unlimited. Regardless of whether or not any proposed guarantor or any other Person has executed or shall execute this Guarantee or is or are or shall become in any other way responsible to the Agent and/or the other Canadian Credit Parties for the Guaranteed Indebtedness or any part thereof whether under this Guarantee or otherwise shall cease to be so liable, this shall be a continuing Guarantee relating to any Guaranteed Indebtedness, including that arising under successive transactions which shall either continue the Guaranteed Indebtedness or from time to time renew it after it has been satisfied and shall secure the ultimate repayment of all monies owing from the Canadian Borrower to the Agent and the other Canadian Credit Parties and shall be binding as a continuing security on the undersigned. Any payment by the undersigned shall not reduce the maximum obligation of the undersigned hereunder.

3.	The obligations hereunder are independent of the obligations of the Canadian Borrower and a separate action or actions may be brought and prosecuted against the undersigned whether action is brought against the Canadian Borrower or whether the Canadian Borrower be joined in any such action or actions; and the undersigned waives, to the extent permitted by applicable Law, the benefit of any statute of limitations affecting its liability.

4.	The undersigned authorizes the Agent, without notice or demand and without affecting its liability hereunder, from time to time, either before or after revocation hereof, to:
(a)	renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Guaranteed Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon;

(b)	receive and hold security for the payment of this Guarantee or the Guaranteed Indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

(c)	apply such security and direct the order or manner of sale thereof in accordance with Section 8.03 of the Credit Agreement; and

(d)	release or substitute any guarantors.
5.	The undersigned waives any right to require the Agent or the other Canadian Credit Parties to:
(a)	proceed against the Canadian Borrower;

(b)	proceed against or exhaust any security held from the Canadian Borrower or any other Person; or

(c)	pursue any other remedy in the Agent’s or the other Canadian Credit Parties’ power whatsoever.

The undersigned waives any defense arising by reason of any disability or other defense of the Canadian Borrower, or the cessation from any cause whatsoever of the liability of the Canadian Borrower, or any claim that the undersigned’s obligations exceed or are more burdensome than those of the Canadian Borrower, the undersigned waives (until such time as the Aggregate Canadian Commitments have been terminated and the Guaranteed Indebtedness has been indefeasibly paid in full in cash) any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), arising from the existence or performance of this Guarantee and the undersigned waives any right to enforce any remedy which the Agent and/or the other Canadian Credit Parties now have or may hereafter have against the Canadian Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agent or the other Canadian Credit Parties. The Agent may foreclose, either by judicial foreclosure or by exercise of power of sale, or realize any deed of trust or other security securing the Guaranteed Indebtedness, and, even though the foreclosure or other realization may destroy or diminish the undersigned’s rights against the Canadian Borrower or may result in security being sold at an under value, the undersigned shall be liable to the Agent and the other Canadian Credit Parties for any part of the Guaranteed Indebtedness remaining unpaid after the foreclosure or other realization. The undersigned waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation, or incurring of new or additional Guaranteed Indebtedness.
6.	The undersigned acknowledges and agrees that it shall have the sole responsibility for obtaining from the Canadian Borrower such information concerning the Canadian Borrower’s financial conditions or business operations as the undersigned may require, and that neither the Agent nor the other Canadian Credit Parties have any duty at any time to disclose to the undersigned any information relating to the business operations or financial condition of the Canadian Borrower.

7.	To secure all of the undersigned’s obligations hereunder, the undersigned assigns and grants to the Agent for itself and on behalf of the other Canadian Credit Parties a security interest in all now owned or hereafter acquired moneys, securities and other property of the undersigned (other than Excluded Assets (as defined in the Security Agreement made by the undersigned in favour of the Agent)), and all deposit accounts of the undersigned maintained with the Agent and the other Canadian Credit Parties (or otherwise), and all proceeds thereof. Upon default or breach of any of the undersigned’s obligations to the Agent and the other Canadian Credit Parties, the Agent may apply any monies in any deposit account to reduce the Guaranteed Indebtedness, and may realize upon any collateral as provided by law and in any security agreements between the Agent and/or the other Canadian Credit Parties and the undersigned.

8.	Any obligations of the Canadian Borrower to the undersigned, now or hereafter existing, including but not limited to any obligations to the undersigned as subrogee of the Agent or the other Canadian Credit Parties or resulting from the undersigned’s performance under this Guarantee, are hereby assigned to the Agent and postponed and subordinated to the Guaranteed Indebtedness. Subject to the Credit Agreement and unless otherwise provided therein, any such obligations of the Canadian Borrower to the undersigned received by the undersigned after the occurrence of an Event of Default that is continuing shall be received in trust for the Agent and the other Canadian Credit Parties and the proceeds thereof shall forthwith be paid over to the Agent on account of the Guaranteed Indebtedness of the Canadian Borrower to the Agent and the other Canadian Credit Parties, but without reducing or affecting in any manner the liability of the undersigned under the provisions of this Guarantee. This assignment and postponement is independent of and severable from this Guarantee and shall remain in full force and effect whether or not the undersigned is liable for any amount under this Guarantee.
9.	Where the Canadian Borrower becomes bankrupt or makes an assignment for the benefit of creditors or if any circumstances arise necessitating the Agent and/or the other Canadian Credit Parties to file a claim against the Canadian Borrower and/or to value its securities, the Agent shall be entitled to place such valuation on its securities as the Agent may in its absolute discretion see fit and the filing of such claim and the valuing of securities shall not in any way prejudice or restrict the claim of the Agent and the other Canadian Credit Parties against the undersigned and in no way discharges the undersigned from its liability hereunder to the Agent and the other Canadian Credit Parties, either in whole or in part and until all Guaranteed Indebtedness of the Canadian Borrower to the Agent and the other Canadian Credit Parties has been fully paid, the Agent shall have the right to include in its claim the amount of all sums paid by the undersigned to the Agent under this Guarantee and to prove and rank for and receive dividends in respect of such claim, any and all rights to prove and rank for such sums paid for by the undersigned and receive the full amount of all dividends in respect thereto are hereby assigned and transferred to the Agent by the undersigned.

10.	Any account settled or stated by or between the Agent and/or the other Canadian Credit Parties and the Canadian Borrower, or, if any such account has not been so settled or stated immediately before demand for payment under this Guarantee, any account stated by the Agent, shall be accepted by the undersigned as conclusive evidence (absent manifest error) of the amount which at the date of the account so settled or stated is due by the Canadian Borrower to the Agent or remains unpaid by the Canadian Borrower to the Agent and/or the other Canadian Credit Parties.

11.	The undersigned shall make payment to the Agent of the amount of its liability to the Agent forthwith after demand therefor is made, in accordance with Section 10.02 of the Credit Agreement, in writing at its address or telecopier number last known to the Agent. All payments hereunder shall be made to the Agent pursuant to the terms of the Credit Agreement.

12.	Any and all payments by the undersigned to the Agent and/or the other Canadian Credit Parties under this Guarantee or the Credit Agreement shall be made free and clear of, and without deduction or withholding for any Indemnified Taxes unless the undersigned is required to withhold or deduct taxes in which case paragraph 13 shall apply.

13.
(a)	Any and all payments by or on account of any obligation of the undersigned under this Guarantee shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the undersigned shall be required by applicable Law to deduct or withhold, or the Agent or any other Canadian Credit Party shall be required to remit, any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions, withholdings or remittances (including deductions, withholdings or remittances applicable to additional sums payable under this paragraph 13), the applicable Canadian Credit Party receives an amount equal to the sum it would have received had no such deductions, withholdings or remittances been made, (ii) the undersigned shall make such deductions or withholdings and (iii) the undersigned shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.
(b)	The undersigned shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)	The undersigned shall indemnify the Agent and each other Canadian Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this paragraph 13) paid by such Canadian Credit Party and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and a certificate as to the amount of such payment or liability delivered to the undersigned by the Agent or any other Canadian Credit Party (with a copy to Agent), or by the Agent on its own behalf or on behalf of a Canadian Credit Party, shall be conclusive absent manifest error.

(d)	As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the undersigned to a Governmental Authority, the undersigned shall deliver to the Agent, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent;
14.	If any provision of this Guarantee is determined in any proceeding in a court of competent jurisdiction to be void or to be wholly or partly unenforceable, that provision shall for the purposes of such proceeding, be severed from this Guarantee at the Agent’s option and shall be treated as not forming a part hereof and all the remaining provisions of this Guarantee shall remain in full force and be unaffected thereby.

15.	This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the undersigned except as expressly set forth herein and no statement, representation, agreement or promise on the part of the Agent or any officer, employee or agent thereof, unless contained herein, forms any part of this contract or has induced the making thereof or shall be deemed in any way to affect the liability of the undersigned hereunder.

16.	This Guarantee shall extend to and enure to the benefit of the Agent and the other Canadian Credit Parties and its and their successors and assigns, and shall extend to and be binding upon the undersigned and its successors and permitted assigns.

17.	It is not necessary for the Agent or the other Canadian Credit Parties to inquire into the powers of the Canadian Borrower or the undersigned or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Guaranteed Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

18.	The Agent may, without notice to the undersigned and without affecting the undersigned’s obligations hereunder, assign the Guaranteed Indebtedness and this Guarantee, in whole or in part. The undersigned agrees that the Agent and the other Canadian Credit Parties may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Guaranteed Indebtedness any and all information in the Agent’s or any other Canadian Lender’s possession concerning the undersigned, this Guarantee, and any security for this Guarantee.

19.	If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guarantee, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Guarantee in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, the Agent will, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent, on such date, is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of receipt by the Agent, is the amount then due under this Guarantee in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the undersigned shall indemnify and save the Agent and the other Canadian Credit Parties harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent, from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Guarantee or under any judgment or order.

20.	If the undersigned is a partnership, this Guarantee shall extend to each Person for the time being, and from time to time, carrying on the business now being carried on by the undersigned notwithstanding any change or changes in the name or membership of the partnership or the incorporation of a company for the purpose of acquiring the business of the partnership and where the undersigned is a corporation, this Guarantee shall extend to any amalgamated or new company formed to take over the business of the undersigned and any reorganization thereof, whether the new company is the same or different in its objects, character and constitution.

21.	The undersigned will pay on demand, and will indemnify and save the Agent and the Canadian Credit Parties harmless from, any and all Credit Party Expenses incurred by or on behalf of the Agent and the Canadian Credit Parties in connection with or relating to this Guarantee.

22.	All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require.

23.	This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

24.	The undersigned acknowledges receipt of an executed copy of this Guarantee.
The parties acknowledge that they have required that this Guarantee and all related documents be prepared in English.
Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.
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Executed as of this ___ day of                                         , 2009.

QS RETAIL CANADA CORP.
Per:
Name:
Title:

Per:
Name:
Title:

Signature Page to Canadian Guarantee